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As filed with the Securities and Exchange Commission on July 21, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Protective Life Insurance Company
(As sponsor and as the depositor of the Protective Life Secured
Trusts described herein and as issuer of the funding agreements described herein) (Exact name of registrant as specified in its charter)
 Tennessee
(State or other jurisdiction of incorporation
or organization of registrant)
 63-0169720
(I.R.S. Employer Identification Number)
 2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Please address a copy of all communications to:
c/o Deborah J. Long, Esq.
Senior Vice President, Secretary and General Counsel
Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Slutzky Matthew E. Kaplan Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Perry J. Shwachman Anthony J. Ribaudo Sidley Austin Brown & Wood LLP 10 South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)

Secured Notes	$4,000,000,000	100%	$4,000,000,000	$470,800

Funding Agreements issued by Protective Life Insurance Company(5)

1.
Each issuance of Secured Notes will be made by a newly formed separate and distinct trust.

2.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

3.
If any securities are (a) denominated or payable in a foreign currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $4,000,000,000 or (b) issued at an original issue discount, such principal amount as shall result in an aggregate initial offering price of $4,000,000,000.

4.
The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.

5.
One or more Funding Agreements of Protective Life Insurance Company will be purchased by each newly formed separate and distinct trust with the proceeds of the sale of such trust's Secured Notes. Pursuant to Rule 457(o) of the Securities Act of 1933, no separate fee is payable in respect of the Protective Life Insurance Company Funding Agreements.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains:

  •
  two prospectus supplements relating to notes (one for an offering of secured medium-term notes and the other for an offering of InterNotes®) with each new series of notes to be issued and sold to the public by either a newly established separate and distinct Delaware statutory trust or a newly established separate and distinct Delaware common law trust, acting by and through Wilmington Trust Company, as trustee, with payment of principal and interest on the notes to be secured by funding agreements sold to, and deposited into, the issuing trust by Protective Life Insurance Company; and

  •
  a base prospectus relating to one or more series of secured notes, each of which will be issued and sold to the public by either a newly established separate and distinct Delaware statutory trust or a newly established separate and distinct Delaware common law trust, acting by and through Wilmington Trust Company, as trustee, with payment of principal and interest on the notes to be secured by funding agreements sold to, and deposited into, the issuing trust by Protective Life Insurance Company.

Each offering of notes made under this Registration Statement will be made pursuant to:

  •
  one of the prospectus supplements included in this registration statement, with the specifications of the notes offered thereby set forth in a pricing supplement; or

  •
  a newly filed prospectus supplement to the base prospectus, with the specification of the notes offered thereby set forth in such newly filed prospectus supplement or a pricing supplement.

*
InterNotes® is a registered servicemark of Incapital Holdings LLC

The information in this prospectus supplement is not complete and may be changed. Neither Protective Life Insurance Company nor the trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION DATED JULY 21, 2005

PROSPECTUS SUPPLEMENT
(To prospectus dated                           , 2005)

Protective Life Insurance Company
Sponsor and Depositor
$4,000,000,000

Secured Medium-Term Notes

Issued Through

Protective Life Secured Trusts

        Each series of notes will be issued by a separate and distinct trust which:

  •
  will be either a newly established Delaware statutory trust or a newly established Delaware common law trust;

  •
  will issue one series of notes to the public;

  •
  will use the net proceeds from the offering of its series of notes to purchase one or more funding agreements sold to, and deposited into, that trust by Protective Life Insurance Company, a life insurance company incorporated and licensed under the laws of the state of Tennessee; and

  •
  will pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its series of notes to The Bank of New York, as indenture trustee, on behalf of the holders of that trust's series of notes.

        The notes:

  •
  may by offered with an initial public offering price or purchase price of up to $4,000,000,000 or the equivalent amount in one or more foreign currencies, less any amount of notes previously issued under this program, the related InterNotes® program or otherwise under the accompanying prospectus;

  •
  will represent non-recourse obligations of the issuing trust and will be paid only from the assets of that trust;

  •
  will be the issuing trust's obligations only and will not be obligations of, or guaranteed by, Protective Life Insurance Company or any of its affiliates;

  •
  will be issued in only one class;

  •
  will pay interest on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement); and

  •
  will bear interest at fixed or floating rates, or bear no interest at all.

        The funding agreements to be issued by Protective Life Insurance Company to the trusts will represent obligations of Protective Life Insurance Company only.

        Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

        The specific terms of each series of notes will be as set forth in a separate pricing supplement.

        See "Risk Factors" beginning on page 8 of the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

        Neither the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

BANC OF AMERICA SECURITIES LLC CITIGROUP GOLDMAN, SACHS & CO. MERRILL LYNCH & CO. UBS INVESTMENT BANK	BEAR, STEARNS & CO. INC. DEUTSCHE BANK SECURITIES JPMORGAN MORGAN STANLEY WACHOVIA SECURITIES

The date of this prospectus supplement is                   , 2005.

        You should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Neither Protective Life Insurance Company nor any agent or dealer has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither Protective Life Insurance Company nor any trust's agents or dealers is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate only as of the date on the front cover of those documents. The business, financial condition, results of operations and prospects of Protective Life Insurance Company may have changed since that date. Capitalized terms which are not defined in this prospectus supplement will have the meanings set forth in the accompanying prospectus.

        References in this prospectus supplement to "United States dollars," "U.S. dollars" or "$" are to lawful currency of the United States of America, and references to "Euro" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended. In this prospectus supplement each series of Secured Medium-Term Notes is referred to as a "series of notes" and Secured Medium-Term Notes are referred to generally as "notes."

FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Protective Life Insurance Company's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," "should," "would," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and neither Protective Life Insurance Company nor any trust's agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective Life Insurance Company, and each trust's agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time. The safe harbors contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 do not apply to the trusts.

SUMMARY

        This section summarizes certain of the legal and financial terms of the notes that are described in more detail in "Description of the Notes" beginning on page S-14. Final terms of any particular series of notes will be set at the time of sale and will be contained in a pricing supplement relating to that series of notes. That pricing supplement may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement. References in this prospectus supplement to "Protective Life" are to Protective Life Insurance Company. References in this prospectus supplement to the "trusts" are to the Protective Life Secured Trusts. References in this prospectus supplement to an "issuing trust" are to a trust with respect to the series of notes issued and sold to the public by that trust. References in this prospectus supplement to "Wilmington" are to Wilmington Trust Company solely in its capacity as trustee of the trusts and not in its individual capacity.

The Trusts	Each series of notes will be issued by a separate newly created Delaware statutory trust or a separate newly created Delaware common law trust (each a "trust"). Each statutory trust will be established by AMACAR Pacific Corp., as administrator and trust beneficial owner, and Wilmington Trust Company, as Delaware trustee, pursuant to a certificate of trust and a statutory trust agreement. Each common law trust will be established by AMACAR Pacific Corp., as administrator and trust beneficial owner, and Wilmington Trust Company, as common law trustee, pursuant to a common law trust agreement. Each statutory trust agreement and common law trust agreement is referred to in this prospectus supplement as a "trust agreement."
Sponsor and Depositor	Protective Life Insurance Company ("Protective Life") is the sponsor of the program and the sole registrant as the depositor and issuer of the funding agreements under the program.
Purpose of Trusts; Depositor
The sole purpose of each trust is to facilitate a program for the issuance, from time to time, of a series of notes to the public, which is secured by one or more funding agreements sold to, and deposited into, the issuing trust by Protective Life. The principal amount of each funding agreement sold to an issuing trust may not be increased. Each trust may issue only one series of notes. Each trust will use the net proceeds received from issuing its series of notes to acquire one or more funding agreements. Each trust will hold the collateral described below pertaining to its series of notes to fund its obligations under that series of notes. Each trust will pledge and collaterally assign the funding agreements held in that trust to the indenture trustee for the benefit of the holders of that trust's series of notes. Holders of notes of a series of notes may look only to the funding agreement(s) and any other collateral held in, or pledged and collaterally assigned to the indenture trustee by, the issuing trust for payment on their notes and not to the assets held in any other trust.
No trust will be affiliated with Protective Life.

Below is a diagram showing the parties involved in the issuance of notes by each trust.

Protective Life Can Issue Medium-Term Notes and Funding Agreements Directly to Investors
Protective Life is able to issue its own medium-term notes directly to investors and does issue funding agreements directly to investors. However, by securing each trust's notes with Protective Life's funding agreements, such trust's notes are secured by an asset that would have a higher priority in insolvency than unsecured medium-term notes of Protective Life and may be entitled to receive a higher investment rating from Moody's Investors Service, Inc. than unsecured medium-term notes of Protective Life. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust's notes with Protective Life's funding agreements, investors may be able to avail themselves of many of the benefits of Protective Life's funding agreements while benefiting from the liquidity afforded by each trust's medium-term notes.
Dealers
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
Secured Medium-Term Notes Program	This prospectus supplement relates to notes that each trust may issue and sell to investors under this secured medium-term notes program.
InterNotes® Program
Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to retail investors by either a newly established Delaware statutory trust or a newly established Delaware common law trust under the related InterNotes® program. The terms of the InterNotes® are identical in all material respects to the terms of the notes to be sold to retail investors under this program, as described in this prospectus supplement. The terms of the InterNotes® are also identical in all material respects to the terms of the notes to be sold to institutional investors under this program, as described in this prospectus supplement, except that the InterNotes®:

	•	will be denominated in U.S. dollars only;
•
will not contain a provision providing for the redemption of the notes in connection with the payment of additional amounts in respect of taxes as no such additional amounts will be paid with respect to InterNotes®; and
	•	may contain a provision permitting optional repayment of the notes prior to maturity, subject to certain limitations, if requested, following the death of the beneficial owner of the notes.
Amount
A maximum of $4,000,000,000 of notes, or the equivalent in one or more foreign currencies, may be issued in connection with this prospectus supplement, less any amount of notes previously issued under this program, the related InterNotes® program or otherwise under the accompanying prospectus.
Flow of Funds	Other than during an event of default under notes of a series, amounts received by or on behalf of the issuing trust will be paid:
	•	first, to amounts due upon its notes; and
	•	second, with respect to any remaining funds, in accordance with its trust agreement.
During an event of default under notes of a series, amounts received by or on behalf of the issuing trust will be paid:
	•	first, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee by the issuing trust, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts under any Protective Life secured notes program, to the extent not paid pursuant to the expense and indemnity agreements;
	•	second, to amounts due upon its notes; and
	•	third, with respect to any remaining funds, in accordance with its trust agreement. See "Description of the Indentures—Application of Money Collected Under the Indenture" in the accompanying prospectus.
Terms of the Notes	•	Each series of notes will be the issuing trust's unconditional, direct, non-recourse secured and unsubordinated obligations.
	•	Each series of notes will be secured by the collateral held in the issuing trust.
	•	Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below) on behalf of the holders of notes may proceed only against the collateral held in the issuing trust.

	•	The notes of each series are not, and will not be, insurance contracts, insurance policies or funding agreements.
	•	The notes of each series are not, and will not be, obligations of, or guaranteed by, Protective Life or any other insurance company or any affiliate of Protective Life. The notes will not benefit from any insurance guaranty fund coverage or any similar protection.
Payment of Principal and Interest	•	Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of one or more funding agreements purchased with respect to such series of notes by the issuing trust and any other collateral held in that trust.
	•	Each series of notes may be interest bearing or non-interest bearing. Each series of notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement.
	•	The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date, repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent or any other place the issuing trust designates.
	•	Interest, if any, will be payable on the dates specified in the applicable pricing supplement.
	•	A trust may issue amortizing notes that pay a level amount in respect of both interest and principal amortized over the life of the note, if specified in the applicable pricing supplement.
Interest Rate	Each fixed rate note will bear interest from its date of issue at the annual rate stated in the applicable pricing supplement until the principal is paid.
Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes"). The pricing supplement will designate one or more of the following base rates, along with the index maturity for that base rate:
	•	the CD rate,
	•	the Commercial Paper Rate,
	•	the Federal Funds Rate,
	•	LIBOR,
	•	the Treasury Rate,
	•	the Constant Maturity Treasury Rate,

• the Prime Rate,
• a rate based on one or more indexes that measure inflation or other indicators of economic performance, or
• such other base rate or interest rate formula as set forth in such pricing supplement.
Redemption and Repayment	A trust will redeem its series of notes if Protective Life redeems each funding agreement securing such series of notes. Except as otherwise specified in the prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement(s) securing a series of notes will not be redeemable by Protective Life and a series of notes will not be repayable at the option of the holder prior to its stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.
Maturities	Unless otherwise specified in the applicable pricing supplement, each series of notes will mature nine months or more from its date of original issuance, as specified in the applicable pricing supplement. Each series of notes will mature on or prior to 30 years from its date of original issuance.
Survivor's Option	A series of notes may contain a provision (which is referred to as the "survivor's option") permitting optional repayment of notes of that series of notes prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes, so long as the notes were held by the beneficial owner or the estate of the beneficial owner for a period beginning at least six months immediately prior to the request. Your notes may not be repaid in this manner unless the pricing supplement for your series of notes provides for the survivor's option. If the pricing supplement for your series of notes provides for the survivor's option, the funding agreement securing your series of notes will contain a provision which will allow the issuing trust to tender the funding agreement in whole or in part to Protective Life. An issuing trust's ability to tender funding agreements related to its series of notes that contains a survivor's option will be subject to certain limitations set by Protective Life. As a result, your right to exercise the survivor's option is subject to limits set by Protective Life with respect to the relevant funding agreement on (1) the permitted dollar amount of total exercises by all issuing trusts in any calendar year, (2) the permitted dollar amount of particular exercises by all issuing trusts in any calendar year and (3) the permitted dollar amount of total exercises by an issuing trust with respect to a series of notes in any calendar year. Additional details on the survivor's option are described in the section titled "Description of the Notes—Survivor's Option" on page S-30.
Currencies and Denominations	Unless otherwise specified in the applicable pricing supplement, notes will be denominated in U.S. dollars.
Unless otherwise specified in the applicable pricing supplement, the notes will be issued and sold in denominations of $1,000 and multiples of $1,000.

Listing	Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.
Forms of Notes	Unless otherwise specified in the applicable pricing supplement, each series of notes will be issued in fully registered form and will be initially represented by one or more book-entry notes registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary, for the accounts of its participants, including Euroclear Bank S.A./N.V. ("Euroclear"), as operator of the Euroclear System (the "Euroclear Operator"), and Clearstream Banking, societé anonyme ("Clearstream, Luxembourg"). Each book-entry note will be held by the indenture trustee as custodian for the depositary.
Clearing Systems	The Depository Trust Company and/or, in relation to any series of notes, any other clearing system as may be specified in the applicable pricing supplement.
Collateral	The notes of any series will be secured by the right, title and interest of the issuing trust in and to (1) the funding agreement(s) held in that trust, (2) all proceeds of the funding agreement(s) and all amounts and instruments on deposit from time to time in the issuing trust's collection account, (3) all books and records pertaining to the issuing trust's funding agreement(s), and (4) all rights of that trust pertaining to the foregoing.
The issuing trust will pledge and collaterally assign the related funding agreement(s) to the indenture trustee for the benefit of the holders of such series of notes.
Funding Agreements	Each trust will use the net proceeds received from the offering of its series of notes to purchase one or more funding agreements issued by Protective Life the terms of which will be set forth in the applicable pricing supplement. The funding agreement(s) will have a principal amount equal to the sum of the principal amount of the related series of notes and the principal amount of the beneficial ownership interest in the issuing trust. The rate at which the funding agreement(s) bear interest will be equal to the rate of interest on the related series of notes. The funding agreement(s) will otherwise have substantially similar payment terms to the related series of notes.
The obligations of Protective Life under any funding agreement will not be guaranteed by its parent company or any of its subsidiaries or affiliates.
Funding agreements are unsecured obligations of Protective Life. The funding agreements will carry the financial strength rating of Protective Life as set forth in the applicable pricing supplement.
Under Section 56-9-330, Tennessee Code Annotated, in the event of an insolvency of a Tennessee domestic insurance company, the loss claims of holders of funding agreements rank equally with the loss claims of other policyholders of the insurer, and in a superior position to general unsecured creditors. Therefore, in the event of an insolvency of Protective Life, loss claims of a trust under each of the funding agreements held by it would rank equally with the loss claims of other policyholders of Protective Life and in a position superior to general unsecured creditors of Protective Life. See "Description of the Funding Agreements" in the accompanying prospectus.

Rating	Unless otherwise indicated in the applicable pricing supplement, the notes and the funding agreements will have a rating of AA from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Protective Life anticipates that the notes and the funding agreements will be rated Aa3 by Moody's Investors Service, Inc. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement(s) securing such series of notes.
Withholding Tax	All amounts due in respect of the notes will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, a trust will not pay any additional amounts to holders of its series of notes in respect of any such withholding or deduction.
All amounts due in respect of the funding agreements will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, Protective Life will not pay any additional amounts to the relevant trust in respect of any such withholding or deduction.
Indenture and Indenture Trustee	Each series of notes will be issued to the public pursuant to an indenture to be entered into between the issuing trust and The Bank of New York, a New York banking corporation, in its capacity as indenture trustee. Each indenture will be subject to the Trust Indenture Act of 1939. The indenture trustee is not affiliated with Protective Life.
Administration of the Trusts	Wilmington Trust Company, a Delaware banking corporation, will be the sole trustee for each trust. Wilmington will not be obligated in any way to make payments under or in respect of the notes. Wilmington is not affiliated with Protective Life.
AMACAR Pacific Corp. will be the sole administrator for each trust (the "administrator"). The administrator will not be obligated in any way to make any payments under or in respect of the notes. The administrator is not affiliated with Protective Life.
Protective Life will enter into an expense and indemnity agreement with each of the indenture trustee, Wilmington, the administrator, each trust to be formed in connection with the issuance of a series of notes and each service provider that may become a party to the agreement from time to time. Under the agreement, Protective Life will pay certain costs and expenses relating to the offering, sale and issuance of any series of notes and certain costs, expenses and taxes incurred by each issuing trust, and Protective Life will indemnify the indenture trustee, Wilmington, the administrator, each issuing trust and each service provider that may become a party to the agreement from time to time with respect to certain matters. See "Description of Standard Expense and Indemnity Agreement Terms" in the accompanying prospectus. Protective Life anticipates that the indenture trustee fees for this program will be approximately $2,500 per year for each series of notes.

Trust Beneficial Owner	AMACAR Pacific Corp. will be the sole beneficial owner of each trust (the "trust beneficial owner"). The beneficial interest in each trust:
• will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes),
• will be issued in book-entry form only,
• will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series of notes, and
• will be subordinated to the notes of the related series of notes.
The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series of notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related series of notes, the issuing trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.
The trust beneficial owner is not affiliated with Protective Life.
Governing Law	Each series of notes and each indenture will be governed by, and construed in accordance with, the laws of the State of New York. Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. The funding agreements will be governed by the laws of the State of Delaware.
Material U.S. Federal Income Tax Considerations	Each trust and, by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the relevant trust as disregarded and (ii) such note as representing debt of Protective Life. Prospective purchasers of the notes must carefully consider the tax consequences of the purchase, ownership and disposition of the notes set forth under "Material U.S. Federal Income Tax Considerations."

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

        This document is a prospectus supplement and supplements a prospectus which is part of a registration statement that Protective Life has filed with the Securities and Exchange Commission (the "SEC"). This prospectus supplement provides you with a general description of the notes each trust may offer in connection with the secured medium-term notes program and supplements the description of the notes contained in the accompanying prospectus. Secured medium-term notes with a total initial public offering price or purchase price of up to $4,000,000,000 or the equivalent amount in one or more foreign currencies may be sold, less any amount of notes previously issued under this program, the related InterNotes® program or otherwise under the accompanying prospectus.

        The specific terms and conditions of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading "Where You Can Find More Information" beginning on page 2 of the accompanying prospectus.

SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE

        The following selected financial data as of and for the years ended December 31, 2004, 2003, and 2002, has been derived from previously published audited consolidated financial statements of Protective Life in accordance with accounting principles generally accepted in the United States of America. The selected financial data as of and for the three month periods ending March 31, 2005, and 2004, has been derived from previously published unaudited consolidated condensed financial statements of Protective Life, prepared in accordance with accounting principles generally accepted in the United States of America. The selected financial data for Protective Life should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and notes thereto incorporated by reference and the related Management's Discussion and Analysis of Financial Condition and Results of Operations associated therewith and incorporated by reference herein.

SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE
(in thousands)

	3 months ended March 31		Year Ended December 31
	2005	2004	2004	2003	2002
	(unaudited)	(unaudited)
INCOME STATEMENT DATA
Premiums and policy fees	$466,705	$439,229	$1,822,825	$1,653,609	$1,548,201
Reinsurance ceded	(279,534)	(244,867)	(1,124,651)	(917,935)	(738,158)

Net of reinsurance ceded	187,171	194,362	698,174	735,674	810,043
Net investment income	275,695	251,023	1,029,206	980,743	971,808
Realized investment gains (losses):
Derivative financial instruments	(5,847)	(1,626)	2,726	8,249	(4,708)
All other investments	27,877	16,627	30,771	66,764	12,314
Other income	14,211	13,939	55,783	46,825	41,483

Total revenues	499,107	474,325	1,816,660	1,838,255	1,830,940

Benefits and expenses	407,987	376,553	1,445,497	1,488,283	1,589,317
Income tax expense	31,409	33,937	133,226	117,932	84,229
Change in accounting principle(1)	0	(15,801)	(15,801)	0	0

Net income	$59,711	$48,034	$222,136	$232,040	$157,394

(1)
Cumulative effect of change in accounting principle, net of income tax—amount in 2004 relates to SOP 03-1.
	March 31		December 31
	2005	2004	2004	2003	2002
	(unaudited)	(unaudited)
BALANCE SHEET DATA
Total assets	$27,214,685	$24,787,280	$26,571,210	$23,914,836	$21,727,967
Total debt(2)	$2,193	$2,226	$2,202	$2,234	$4,264
Total stable value product and annuity account balances(3)	$5,827,043	$5,089,512	$5,725,172	$4,847,518	$4,198,070
Share-owner's equity	$2,848,123	$2,838,894	$2,885,064	$2,629,798	$2,285,284

(2)
Includes indebtedness to related parties. Such indebtedness totaled $0.0 million, $0.0 million, $0.0 million, $0.0 million, and $2.0 million at March 31, 2005 and 2004, and December 31, 2004, 2003, and 2002, respectively.

(3)
Includes stable value product account balances and annuity account balances which do not pose significant mortality risk.

Note: Certain reclassifications have been made in the previously reported financial information to make the prior period amounts comparable to those of the current period. Such reclassifications had no effect on previously reported net income or share-owners' equity.

DESCRIPTION OF THE NOTES

        The following description of the material terms of the secured medium-term notes supplements the description of the general terms and provisions of the notes set forth in the accompanying prospectus. You should therefore review the accompanying prospectus carefully.

        You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The pricing supplement may also add, update, supplement or clarify information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

        Some technical concepts are described in this section and some capitalized terms are used in this section that are not defined in this prospectus supplement. You should refer to the standard indenture terms and the form of note filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of those terms.

General

  Introduction

        Each trust will issue one series of notes pursuant to a separate indenture to be entered into between the issuing trust and the indenture trustee. Each series of notes will be the subject of a pricing supplement. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

        At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $4 billion, or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the previous issuance under this program, the related InterNotes® program or otherwise under the accompanying prospectus.

  Pricing Options

        Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. A trust may also issue discount notes and amortizing notes, as specified in the applicable pricing supplement.

        Interest rates that are offered on the notes by separate trusts may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction as well as market conditions. Notes with different variable terms other than interest rates may also be offered concurrently by separate trusts to different investors. Interest rates or formulas and other terms of notes may change from time to time, but no change of terms will affect any note previously issued by a trust or as to which a trust has accepted an offer to purchase.

  Collateral

        Under each indenture, each funding agreement purchased by a trust from Protective Life with the proceeds from the offering of that trust's series of notes will be collaterally assigned by the trust to the indenture trustee on behalf of the holders of that trust's series of notes. Each series of notes will be secured by a first priority perfected security interest in the "collateral," consisting of:

  •
  the relevant funding agreement(s);

  •
  all proceeds of the relevant funding agreement(s) and all amounts and instruments on deposit from time to time in the related collection account;

  •
  all books and records pertaining to the relevant funding agreement(s); and

  •
  all of the issuing trust's rights pertaining to the foregoing.

        The indenture trustee will hold each funding agreement purchased by a trust from Protective Life in an account for the benefit of holders of notes issued by that trust, which account will be segregated from all other accounts maintained by the indenture trustee.

  Ranking

        The notes of a series will be the issuing trust's unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally among themselves.

  Currency

        Unless otherwise specified in the applicable pricing supplement, the notes of a series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. Each series of notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, a single foreign currency. The currency in which a particular series of notes is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the "specified currency" with respect to such series of notes.

        You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The dealer from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that dealer on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that dealer. Each conversion will be made by a dealer on the terms and subject to the conditions, limitations and charges as that dealer may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

  Forms of Notes

        Each series of notes will be issued in fully registered form only, without coupons and will be initially represented by one or more book-entry notes, which will be a global security registered in the name of a nominee for The Depository Trust Company. See "—Book-Entry Notes" below. Alternatively, if specified in the applicable pricing supplement, each note of a series of notes will be issued initially as a certificated note, which will be a certificate issued in definitive form.

  Denominations

        Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

  Maturity

        Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day nine months or more from its date of issue (the "stated maturity date"), as specified in the applicable pricing supplement, unless its principal (or, any installment of its principal) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by a trust, notice of the registered holder's option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the principal amount of the particular series of notes becomes due and payable, as the case may be, is referred to in this prospectus supplement as the "maturity date"). Each Series of notes will mature on or prior to 30 years from its date of issue.

  Transfers and Exchanges

        Book-entry notes may be transferred or exchanged only through the depositary (defined below). See "—Book-Entry Notes" below. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by a trust for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the indenture trustee. No service charge will be imposed for any such registration of transfer or exchange of notes, but a trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

  Listing

        Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

  Additional Information

        The pricing supplement relating to each offering of notes will describe the specific terms of the notes, including:

  •
  whether the issuing trust is a Delaware statutory trust or a Delaware common law trust;

  •
  the principal amount and specified currency for the notes;

  •
  whether the note:

  (1)
  is a fixed rate note,

  (2)
  is a floating rate note,

  (3)
  is an amortizing note, meaning that a portion or all of the principal amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula, and/or

  (4)
  is a discount note that does not bear any interest currently or bears interest at a rate that is below market rates at the time of issuance;

  •
  the price at which the note will be issued to the public, which will be expressed as a percentage of the aggregate principal amount or face amount;

  •
  the original issue date on which the note will be issued;

  •
  the stated maturity date;

  •
  if the note is a fixed rate note, the rate per annum at which the note will bear any interest;

  •
  if the note is a floating rate note, relevant terms such as:

  (1)
  the base rate,

  (2)
  the initial interest rate,

  (3)
  the interest reset period or the interest reset dates,

  (4)
  the interest payment dates,

  (5)
  the index maturity,

  (6)
  any maximum interest rate,

  (7)
  any minimum interest rate,

  (8)
  the spread or spread multiplier, and

  (9)
  any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity,

  •
  if the note is an amortizing note, the terms for repayment prior to the stated maturity;

  •
  whether the note may be redeemed by the issuing trust, or repaid at the option of the holder, prior to the stated maturity and the terms of its redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

  •
  whether the authorized representative of the beneficial owner of a beneficial interest in the note will have the right to seek repayment upon the death of the beneficial owner as described under "Survivor's Option" on page S-30;

  •
  any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes;

  •
  the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

  •
  any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

As used in this prospectus supplement, "business day" means:

  •
  for any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York,

  •
  for purposes of LIBOR determination dates for LIBOR notes only, any day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market,

  •
  for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close, and

  •
  for notes denominated in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

        As used above, a "principal financial center" means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

Payment of Principal and Interest

        Principal of, and any premium and interest on, each note will be made by the issuing trust solely from payments received under one or more funding agreements purchased by the issuing trust and any other collateral held in that trust in the specified currency for the note.

        Unless otherwise specified in the applicable pricing supplement, payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by wire transfer or by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, the payments of interest on notes will be made in accordance with existing arrangements between the indenture trustee and the depositary.

        A holder of $10 million, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of certificated notes of an issuing trust will be entitled to receive payments of interest by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the indenture trustee receives written appropriate wire transfer instructions not later than five business days prior to the applicable interest payment date.

        Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the maturity date of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City. In the case of global securities representing book-entry notes, principal and any premium and interest payable at stated maturity will be paid by wire transfer in immediately available funds to an account specified by the depositary.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, if any interest payment date or the maturity date of a note falls on a day that is not a business day (or in the case of a LIBOR Note, a day that is not also a London business day), the required payment of principal, premium, if any, and/or interest will be made on the next succeeding business day (or in the case of a LIBOR note, the next succeeding business day that is also a London Business Day) and no additional interest will accrue in respect of the payment made on that next succeeding business day (except in the case of a floating rate note with respect to an Interest Payment Date that does not fall on a Maturity Date, additional interest will accrue in respect of the payment made on the next succeeding business day or in the case of a LIBOR note, additional interest will accrue in respect of the payment made on that next succeeding business day that is also a London business day). However, with respect to interest payment dates, other than the maturity date, in the case of a LIBOR Note, if the next business day that is also a London business day falls in the next calendar month, the interest payment date will be the preceding business day that is a London business day. A payment may be made on the next business day or, in the case of a LIBOR Note, the next business day which is also a London business day, as the case may be, with the same force and effect as if made on such date.

        Unless otherwise specified in the applicable pricing supplement, if the principal of any discount note is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal and interest due and payable shall be determined in the manner set forth under "—Discount Notes" below.

        Unless otherwise specified in the applicable pricing supplement, the record date for any interest payment date for a floating rate note or fixed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding the interest payment date.

Withholding Tax, Payment of Additional Amounts and Tax Redemption

        All amounts due in respect of the notes will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, a trust will not pay any additional amounts to holders of its series of notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the notes of such series. If a trust is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that it will be required, to pay additional amounts pursuant to the applicable pricing supplement in respect of such withholding or deduction, Protective Life will have the right to redeem the related funding agreement and, if Protective Life redeems the related funding agreement, the trust will redeem its notes as provided in the relevant indenture.

        On June 3, 2003 the Economic and Financial Affairs Council of the European Union, or the ECOFIN Council, adopted a directive on the taxation of savings income, or the Savings Directive, which has been implemented in the EU member states with effect from July 1, 2005. Under the Savings Directive, each EU member state, with the exception of Austria, Belgium and Luxembourg, is required to provide the tax authorities of another member state with details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state. Austria, Belgium and Luxembourg are required by the Savings Directive to operate a withholding tax system for a transition period. The withholding tax is set at a rate of 15% during the first three years of the transition period. Subsequently, the rate will increase to 20% for the years 2008 to 2010 and 35% later on. A number of countries outside the EU, including Switzerland, have adopted similar withholding tax measures with effect from July 1, 2005. For the avoidance of doubt, should any deduction or withholding on account of tax be required to be made, or be made, pursuant to the Savings Directive, no additional amounts shall be payable or paid by or on behalf of a trust.

        If a "tax event" as to the relevant funding agreement(s) occurs, Protective Life will have the right to redeem the funding agreement(s) and, upon such redemption, the relevant trust will redeem its series of notes. For further discussion of "tax event" redemption, see "Description of Funding Agreements—Early Redemption for Tax Event" in the accompanying prospectus.

Fixed Rate Notes

        Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, as the case may be, at the rate per annum stated in the applicable pricing supplement until, but excluding the date on which its principal amount is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, the rate of interest payable on fixed rate notes will not be adjusted.

        Unless otherwise specified in the applicable pricing supplement, the interest payment dates for a fixed rate note will be as follows:

  •
  In the case of a fixed rate note that provides for monthly interest payments, interest will be payable on the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued.

  •
  In the case of a fixed rate note that provides for quarterly interest payments, interest will be payable on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued.

  •
  In the case of a fixed rate note that provides for semi-annual interest payments, interest will be payable on the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued.

  •
  In the case of a fixed rate note that provides for annual interest payments, interest will be payable on the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the note was issued.

        Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

Floating Rate Notes

        The initial interest period is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest during the initial interest period at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period and any interest reset period is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, multiplied by any spread multiplier and/or plus or minus any spread. A basis point or "bp" equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as an adjustment to the interest rate applicable to the note. As may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

        The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note, along with the index maturity for that base rate:

  •
  the CD Rate,

  •
  the Commercial Paper Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Treasury Rate,

  •
  the Constant Maturity Treasury Rate,

  •
  the Prime Rate, or

  •
  such other base rate or interest rate formula as set forth in the applicable pricing supplement and in the note.

        The following terms are used in describing the various base rates.

        The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published weekly by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

        "Calculation date" means the date by which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of (1) the fifth business day after the related rate determination date, or if any such day is not a business day, the next business day and (2) the business day preceding the applicable interest payment date or the stated maturity.

        As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

  •
  maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and/or

  •
  minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. The maximum rate of interest only applies to obligations that are less than $2,500,000.

        Unless otherwise specified in the applicable pricing supplement, The Bank of New York will be the calculation agent for each note that is a floating rate note. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes and neither the indenture trustee nor the calculation agent shall have any liability to the holders of any notes in respect of any determination, calculation, quote or rate made or provided by the calculation agent. Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date with respect to such floating rate note. The calculation agent will notify the indenture trustee, paying agent, registrar, the relevant trust, and if the notes are listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, interest period, and interest amount payable applicable to any floating rate note promptly after such determination is made.

        If the calculation agent is incapable or unwilling to act as such or if the calculation agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amounts or any other requirements, the issuing trust will appoint the paying agent or another leading commercial bank to act as such in its place. The calculation agent may not resign its duties without a successor having been appointed as aforesaid.

        The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

  •
  in the case of floating rate notes that reset daily, each business day,

  •
  in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week,

  •
  in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week,

  •
  in the case of floating rate notes that reset monthly, the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued,

  •
  in the case of floating rate notes that reset quarterly, the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued,

  •
  in the case of floating rate notes that reset semiannually, the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued, and

  •
  in the case of floating rate notes that reset annually, the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Note was issued.

provided, however, that (i) the interest rate in effect from the issue date to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement) and (ii) the interest rate in effect for the ten days immediately prior to maturity will be that in effect on the tenth day preceding maturity.

        If an interest reset date for any floating rate note (other than a LIBOR note) would fall on a day that is not a business day, the interest reset date will be postponed to the next business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next business day that is a London business day. In the case of a LIBOR note, if postponement to the next business day that is a London business day would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding business day that is a London business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

        Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding the interest reset date, as further described below.

        Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the interest period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes and Constant-Maturity Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

        For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes and Constant-Maturity Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

        Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

        Unless otherwise specified in the applicable pricing supplement and except as provided below, interest will be payable as follows:

  •
  In the case of floating rate notes that reset daily, weekly or monthly, interest will be payable on the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset quarterly, interest will be payable on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset semiannually, interest will be payable on the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset annually, interest will be payable on the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the note was issued.

In each of these cases, interest will also be payable at maturity.

  CD Rate Notes

        Each CD Rate note will bear interest for each interest reset period at an interest rate based on the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

        The calculation agent will determine the CD Rate for each CD Rate determination date by the calculation date pertaining to such CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the CD Rate will be the rate for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update under the heading "CDs (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent after consultation with the relevant trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

  •
  If the dealers selected by the calculation agent, however, are not quoting offered rates as described in the preceding sentence, the CD Rate for the interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate based on the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Commercial Paper Rate for each Commercial Paper Rate determination date by the calculation date pertaining to such Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as the rate will be published in H.15 (519) under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying this rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15 (519), H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent after consultation with the relevant trust for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

  •
  If the dealers selected by the calculation agent, however, are not quoting offered rates as described in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

        Money market yield will be calculated as follows:

D × 360
Money market yield=	360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate based on the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Federal Funds Rate for each Federal Funds Rate determination date by the calculation date pertaining to such Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for the interest reset period. Unless otherwise specified in the applicable pricing supplement, the Federal Funds Rate will be the rate for

Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page ("Telerate Page 120").

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 120 or is not yet published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Federal Funds (Effective)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on that date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the calculation agent after consultation with the relevant trust.

  •
  If the dealers selected by the calculation agent, however, are not quoting rates as described in the preceding sentence, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

        In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next business day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

  LIBOR Notes

        Each LIBOR note will bear interest for each interest reset period at an interest rate based on LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

        The calculation agent will determine LIBOR for each LIBOR determination date by the calculation date pertaining to such LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period. A "London business day" means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Unless otherwise specified in the applicable pricing supplement on a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows:

  •
  The calculation agent will determine the offered rates for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on the "designated LIBOR page" as of 11:00 a.m., London time, on that LIBOR determination date.

  •
  If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

  •
  If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Monitor Money Rates Service on page "LIBO," or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

        If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows:

  •
  The calculation agent for the LIBOR note will select four major banks in the London interbank market after consultation with the issuing trust.

  •
  The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations will be for deposits in U.S. dollars for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

  (1)
  If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of the quotations.

  (2)
  If fewer than two quotations are provided, the calculation agent will select three major banks in New York City after consultation with the relevant trust and follow the steps in the two bullet points below.

  •
  The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in U.S. dollars, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

  •
  If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest for each interest reset period at an interest rate based on the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Treasury Rate for each Treasury Rate determination date by the calculation date pertaining to such Treasury Rate determination date.

  Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

        Unless "Constant Maturity" is specified in the applicable pricing supplement, and unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of U.S. treasury securities having the index maturity specified in the pricing supplement as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading "Investment Rate."

        If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below:

    (1)
    If the Treasury Rate is not published prior to 3:00 p.m., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

    (2)
    If the results of such auction are not published or reported as provided in (1) above by 3:00 p.m., New York City time, on the calculation date, or if no such auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the rate having the index maturity specified in the pricing supplement as published in H.15 (519) under the heading "U.S. Government Securities—Treasury Bills (Secondary Market)" or, if not yet published by 3:00 p.m., New York City time on the calculation date, the rate on the Treasury Rate determination date of treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities—Treasury Bills (Secondary Market)."

    (3)
    If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

    (4)
    If the dealers selected by the calculation agent are not quoting bid rates as described in (3) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

        The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for the interest reset period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

  Constant Maturity Treasury Rate Notes

        If "Constant Maturity" is specified in the applicable pricing supplement, unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the "designated Constant Maturity Treasury page" under the caption "Treasury Constant Maturities" under the column for the Designated CMT Maturity Index for:

  •
  that Constant Maturity Treasury Rate determination date, if the designated Constant Maturity Treasury page is 7051 (or any other page that may replace this page on that service); or

  •
  the week, or the month, as set forth in the applicable pricing supplement, ended immediately preceding the week in which the calculation date pertaining to the Constant Maturity Treasury Rate determination date occurs, if the designated Constant Maturity Treasury page is 7052 (or any other page that may replace this page on that service).

        If the rate cannot be set as described above, the calculation agent will use the following methods in succession:

  •
  If the rate is no longer displayed on the designated Constant Maturity Treasury page, or if not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519) for the Constant Maturity Treasury Rate determination date.

  •
  If the rate is no longer published, or if not published in H.15 (519) by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate determination date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate determination date with respect to the interest reset date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines is comparable to the rate formerly displayed on the designated Constant Maturity Treasury page and published in the relevant H.15 (519).

  •
  If that information is not available by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the calculation agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the calculation agent. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

  •
  If the calculation agent cannot obtain three Treasury Note quotations as described above, the Constant Maturity Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three Reference Dealers in the City of New York. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  •
  If fewer than five but more than two Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated,

  •
  If fewer than three Reference Dealers are quoting as described above, then the rate will be the same as that in effect on that Constant Maturity Treasury Rate determination date.

        The "Constant Maturity Treasury Rate determination date" will be the tenth business day prior to the interest reset date for the applicable interest reset period.

        "Designated Constant Maturity Treasury page" means the display on Moneyline Telerate, Inc. on the page designated in the pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified in the pricing supplement, the designated Constant Maturity Treasury page shall be 7052, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the pricing supplement with respect to which the Constant Maturity Treasury Rate will be calculated. If no such maturity is specified in the pricing supplement, the Designated CMT Maturity Index shall be 2 years.

  Prime Rate Notes

        Each Prime Rate note will bear interest for each interest reset period at an interest rate based on the Prime Rate and any spread or spread multiplier, subject to the minimum interest rate and maximum interest rate, if any, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Prime Rate for each interest reset period for each Prime Rate determination date by the calculation date pertaining to such Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, in either H.15(519) or the H.15 Daily Update, then the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (as defined below) as each such bank's prime rate or base lending rate for the Prime Rate determination date.

  •
  If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select three major banks in New York City after consultation with the issuing trust. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

  •
  If fewer than three New York City banks are quoting rates as mentioned in the preceding sentence, the Prime Rate for the interest reset period will be the same as the Prime Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Prime Rate will be the initial interest rate.

        "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

  Inflation Protected Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inflation protected note. In such event, the interest rate on the floating rate note will be determined in accordance with:

  •
  a formula that is linked to one or more indexes that measure inflation or to such other measure of economic performance as specified in the applicable pricing supplement, or

  •
  such other means specified in the applicable pricing supplement.

The procedure for determining the interest rate, including any such formula, and any other information concerning any additional terms of an inflation protected note, will be specified in the applicable pricing supplement.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

  •
  in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by the issuing trust as described in the applicable pricing supplement; and

  •
  in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date of maturity.

  Floating/Fixed Rate Notes

        The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in the applicable pricing supplement.

Amortizing Notes

        A trust may offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule or

  •
  by application of a formula.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment, will be set forth in the applicable pricing supplement.

Discount Notes

        A trust may offer notes, which are referred to as discount notes, that have an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and par is referred to as the "discount." In the event of redemption, repayment or acceleration of maturity of discount notes, the amount payable to the holders of such discount notes will be equal to the sum of:

  •
  the issue price (increased by any accruals of discount) and, in the event of any redemption of such discount notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

  •
  any unpaid interest accrued on such discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of discount notes, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable series of discount notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of discount notes and an assumption that the maturity of such series of discount notes will not be accelerated. If the period from the date of issue to the first interest payment date for a series of discount notes (the "initial period") is shorter than the compounding period for such series of discount notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for federal income tax purposes, certain series of discount notes may not be treated as having original issue discount for federal income tax purposes, and certain series of notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."

        In the case of discount notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as "callable" in the relevant pricing supplement.

Survivor's Option

        The "survivor's option" is a provision in a note pursuant to which the issuing trust agrees to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was held by that beneficial owner or the estate of that beneficial owner for a period beginning at least 6 months immediately prior to the request. The pricing supplement relating to any note will state whether the survivor's option applies to your note.

        If the survivor's option applies to a note, upon the valid exercise of the survivor's option, the proper tender of that note for repayment and the tender and acceptance of that portion of the funding agreement related to such note, the issuing trust will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in the note, plus accrued and unpaid interest to the date of repayment.

        If a survivor's option applies to a series of notes, the funding agreement securing such series of notes will contain a provision which will allow the issuing trust to tender the funding agreement in whole or in part to Protective Life upon a valid exercise of the survivor's option at a price equal to the principal amount of the funding agreement so tendered plus accrued and unpaid interest thereon to the date of repayment.

        To be valid, the survivor's option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the appropriate jurisdiction. A beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

        The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner's spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by the issuing trust upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's ownership interest in the note.

        The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the indenture trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

        Protective Life has the discretionary right to limit (i) the aggregate principal amount of all funding agreements securing all outstanding series of notes as to which exercises of any put option by all issuing trusts shall be accepted by Protective Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued to retail investors under any Protective Life secured notes program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements, (ii) the aggregate principal amount of funding agreements securing notes as to which exercises of any put option by the issuing trust attributable to notes issued under any Protective Life secured notes program as to which the survivor's option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements and (iii) the aggregate principal amount of funding agreements securing a series of notes as to which exercises of any put option by the issuing trust shall be accepted as set forth in the applicable funding agreement and the applicable pricing supplement. In any such event, the relevant trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by the issuing trust from authorized representatives of deceased beneficial owners. In addition, the exercise of the survivor's option will not be permitted for a principal amount less than $1,000, or such other minimum authorized denomination applicable to such series of notes, or if such exercise will result in a note with a principal amount of less than $1,000, or such other minimum authorized denomination applicable to such series of notes, to remain outstanding. All other questions, other than with respect to the right to limit the aggregate principal amount of notes subject to the survivor's option that will be accepted as to any series of notes or in any calendar year, regarding the eligibility or validity of any exercise of the survivor's option will be determined by the indenture trustee, in its sole discretion, which determination will be final and binding on all parties.

        An otherwise valid election to exercise the survivor's option may not be withdrawn. Each election to exercise the survivor's option will be accepted in the order that elections are received by the indenture trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the survivor's option will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor's option is April 1, 2005 and the interest on that note is paid monthly, the issuing trust would normally, at its option, repay that note on the interest payment date occurring on May 15, 2005 because the April 15, 2005 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in clause (i) and (ii) of the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the survivor's option is not accepted, the indenture trustee will deliver a notice by first-class mail to The Depository Trust Company that states the reason that note has not been accepted for repayment.

        With respect to the notes represented by a global security, The Depository Trust Company, as depositary, or its nominee is treated as the owner of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment through exercise of the survivor's option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

  •
  a written instruction to such broker or other entity to notify the depositary of the authorized representative's desire to obtain repayment through the exercise of the survivor's option;

  •
  appropriate evidence satisfactory to the indenture trustee (1) that the deceased was the beneficial owner of the note at the time of death and that the interest in the note was owned by the deceased beneficial owner or his or her estate for a period beginning at least 6 months immediately prior to the request for repayment, (2) that the death of the beneficial owner has occurred and the date of death, and (3) that the representative has authority to act on behalf of the beneficial owner;

  •
  if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the indenture trustee from the nominee attesting to the deceased's beneficial ownership of such note;

  •
  a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

  •
  if applicable, a properly executed assignment or endorsement;

  •
  tax waivers and any other instruments or documents that the indenture trustee reasonably requires in order to establish the validity of the beneficial ownership of the notes and the claimant's entitlement to payment; and

  •
  any additional information the indenture trustee requires to evidence satisfaction of any conditions to the exercise of the survivor's option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

        In turn, the broker or other entity will deliver each of these items to the Direct Participant (defined below) holding the beneficial interest on behalf of the deceased beneficial owner, together with the evidence satisfactory to the indenture trustee from the broker or other entity stating that it represents the deceased beneficial owner. Such Direct Participant shall deliver such items to the indenture trustee.

        Such Direct Participant will be responsible for disbursing payments received from the depositary to the representative. See "—Book-Entry Notes" below.

        Forms for the exercise of the survivor's option may be obtained from the indenture trustee at The Bank of New York, 101 Barclay Street, 8th Floor East, Dealing and Trading, New York, NY 10286 (telephone (212) 815-2866, facsimile (212) 815-5704).

Book-Entry Notes

        It is expected that the notes of each series, unless otherwise specified in the applicable pricing supplement, will be issued in global book-entry form, and will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (the "depositary"). The terms of the depositary arrangements with the depositary are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes of a particular series will be described in the applicable pricing supplement.

        Upon issuance, all book-entry notes of a series will be represented by one or more global securities. Each global security representing book-entry notes will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC, which may include Euroclear and Clearstream, Luxembourg. No global security may be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or another nominee of the depositary to a successor of the depositary or a nominee of a successor to the depositary.

        So long as the depositary or its nominee is the registered holder of a global security, the depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the Beneficial Owners (defined below) of the global security representing book-entry notes of a series will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the depositary and, if that Beneficial Owner is not a Participant (defined below), on the procedures of the Participant through which that Beneficial Owner owns its interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

        Investors can hold interests in the notes through Clearstream, Luxembourg or through Euroclear, only if they are participants in these systems or indirectly through organizations that are participants in these systems. Because DTC will be the only registered holder of the global securities certificates, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as U.S. depositary for Euroclear.

        Each global security representing book-entry notes of a series will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the depositary notifies the issuing trust that it is unwilling or unable to continue as depositary for the global securities or the issuing trust becomes aware that the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case the issuing trust fails to appoint a successor to the depositary within 90 calendar days, (ii) the issuing trust, in its sole discretion, determines that the global securities shall be exchangeable for certificated notes or (iii) an event of default has occurred and is continuing with respect to the notes under the indenture.

        Upon any such exchange, such certificated notes shall be registered in the names of the Beneficial Owners of the global security representing book-entry notes of such series, which names shall be provided by the depositary's relevant Participants (as identified by the depositary) to the indenture trustee.

About the Depositary

        The following is based on information furnished by the depositary:

        The depositary will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the depositary's nominee) or such other name as may be requested by the depositary. One fully registered global note will be issued for all of the book-entry notes of a series, in the aggregate principal amount of such issue, and will be deposited with the depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such issue.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants ("Participants") deposit with the depositary. The depositary also facilitates the settlement among Direct Participants (as defined below) of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the depositary ("Direct Participants") include securities brokers and dealers (including the agents and dealers retained by a trust in connection with the distribution of the notes), banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the depositary and its Participants are on file with the Securities and Exchange Commission.

        Purchases of book-entry notes under the depositary's system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the depositary's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued as described above.

        To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the depositary are registered in the name of the depositary's nominee, Cede & Co. or such other name as may be requested by the depositary. The deposit of global securities with, or on behalf of, the depositary and their registration in the name of Cede & Co., or such other nominee, effect no change in beneficial ownership. The depositary has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; the depositary's records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

        Neither the depositary nor Cede & Co. (or such other nominee of the depositary) will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the depositary mails an Omnibus Proxy to a company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes of a series will be made in immediately available funds to the depositary. The depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the depositary, the indenture trustee or the relevant trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depositary is the responsibility of the relevant trust and the indenture trustee, disbursement of such payments to Direct Participants shall be the responsibility of the depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by the issuing trust, through its Participant, to the indenture trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant's interest in the global security or securities representing such book-entry notes, on the depositary's records, to the indenture trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security representing such book-entry notes are transferred by Direct Participants on the depositary's records. See also "—Survivor's Option" above.

        The depositary may discontinue providing its services as securities depositary with respect to the book-entry notes at any time by giving reasonable notice to the relevant trust or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

        An issuing trust may decide to discontinue use of the system of book-entry transfers through the depositary (or a successor securities depositary). In that event, certificated notes will be printed and delivered.

About Clearstream, Luxembourg

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks. Clearstream, Luxembourg customers may include the Dealer(s) or their affiliates. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

        Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

About the Euroclear System

        The Euroclear System was created to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

        The Euroclear System is operated by Euroclear under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Dealer(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within the Euroclear System;

  •
  withdrawal of securities and cash from the Euroclear System; and

  •
  receipts of payments with respect to securities in the Euroclear System.

        All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC's rules, and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediate available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected through DTC, in accordance with DTC's rules, on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

        Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. None of the trusts, Protective Life, the indenture trustee, the trustee, the paying agent or any of the Dealer(s) will have any responsibility for the performance by DTC, Clearstream, Luxembourg or Euroclear or their respective participants of their respective obligations under the rules and procedures governing their operations.

Security; Limited Recourse

        Each series of notes will solely be the obligations of the issuing trust, and will not be guaranteed by any person, including but not limited to Protective Life, any agent, any of their affiliates or any other trust. A trust's obligations under its series of notes will be secured by all of its rights and title in one or more funding agreements issued to, and deposited into, that trust by Protective Life and other rights and assets included in the applicable collateral held in that trust.

        Since Protective Life will be the sole obligor under the funding agreements, an issuing trust's ability to meet its obligations, and your ability to receive payments from that trust, with respect to a particular series of notes, will be principally dependent upon Protective Life's ability to perform its obligations under each applicable funding agreement held in the relevant trust. However, you will have no direct contractual rights against Protective Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Protective Life will belong to the relevant trust, its successors and its permitted assignees. In connection with the offering and sale of a series of notes, the issuing trust will pledge, collaterally assign and grant a first priority perfected security interest in the collateral for such series of notes to the indenture trustee on behalf of the holders of such series of notes. Accordingly, recourse to Protective Life under each such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such series of notes. See also "Description of the Indentures—Nonrecourse Enforcement" in the accompanying prospectus.

Optional Redemption; Optional Repayment; No Sinking Fund

        If an optional redemption right is specified in the pricing supplement relating to a series of notes, and Protective Life has redeemed the related funding agreement(s) in full or part, as applicable, the relevant trust will redeem the series of notes secured by such funding agreement(s), in full or in part as applicable, prior to the stated maturity date of such series of notes in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. A trust must give written notice to the holders of its series of notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. "Redemption price", with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. For a discussion of the redemption of discount notes, see "—Discount Notes."

        If fewer than all of the notes are to be redeemed, the indenture trustee will select the notes to be redeemed by lot or, if the notes are not in book-entry form, in its discretion, on a pro rata basis. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

        If an optional repayment right is specified in the pricing supplement relating to a series of notes, such notes may be subject to repayment at the option of the holders of such series of notes on any repayment date specified in the applicable pricing supplement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the notes shall be repayable in whole or in part in increments of $1,000, or such other minimum authorized denomination applicable to such series of notes, at the option of the holders thereof at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. A holder of a series of notes exercising its repayment right must submit to the indenture trustee at its corporate trust office, or at such other place or places of which the relevant trust has notified such holder, the notes to be repaid together with the "option to elect repayment" form attached to the notes not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment right by a holder shall be irrevocable. If a holder requests repayment in part only, a new note in principal amount equal to the principal portion of the notes not repaid will be issued. For additional information on repayment procedures relating to book-entry notes see "—About the Depositary."

        No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

Purchase of Notes by Protective Life

        Protective Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Protective Life may, at Protective Life's discretion, be held, resold or surrendered to the indenture trustee for cancellation.

Other Provisions

        The terms in the applicable pricing supplement may clarify or supplement any provisions relating to:

  •
  the determination of an interest rate basis,

  •
  the specification of an interest rate basis,

  •
  calculation of the interest rate applicable to, or the principal payable at maturity on, any note,

  •
  interest payment dates, or

  •
  any other related matters.

DESCRIPTION OF THE FUNDING AGREEMENTS

        Each trust will use the net proceeds from the issuance of a series of notes to purchase one or more funding agreements. The applicable funding agreement(s) will have substantially similar payment terms to the related series of notes. The applicable funding agreement(s) may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under "Description of the Notes." The deposit amount of each funding agreement (other than amortizing funding agreements) will be payable on its stated maturity date, as specified in the applicable pricing supplement. Protective Life may issue amortizing funding agreements that pay a level amount in respect of both interest and deposit amount amortized over the life of the funding agreements, if specified in the pricing supplement.

        The pricing supplement relating to a series of notes will describe the following pricing terms of the related funding agreement(s):

  •
  the deposit amount and the specified currency for the funding agreement;

  •
  whether the funding agreement:

  (1)
  is a fixed rate funding agreement,

  (2)
  is a floating rate funding agreement,

  (3)
  is an amortizing funding agreement, meaning that a portion or all of the deposit amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula, and/or

  (4)
  is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

  •
  the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount or face amount;

  •
  the effective date on which the funding agreement will be issued;

  •
  the stated maturity date;

  •
  if the funding agreement is a fixed funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment date frequency;

  •
  if the funding agreement is a floating rate funding agreement, relevant terms such as:

  (1)
  the base rate,

  (2)
  the initial interest rate,

  (3)
  the interest reset period or the interest reset dates,

  (4)
  the interest payment dates,

  (5)
  the index maturity,

  (6)
  any maximum interest rate,

  (7)
  any minimum interest rate,

  (8)
  the spread or spread multiplier, and

    (9)
    any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread or spread multiplier may be changed prior to stated maturity;

  •
  if the funding agreement is an amortizing funding agreement, the terms for repayment prior to the stated maturity;

  •
  whether the funding agreement may be redeemed by Protective Life, or repaid at the option of the issuing trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant series of notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related series of notes; and

  •
  any other terms of the funding agreement.

        For a more detailed discussion of the Funding Agreements, see "Description of the Funding Agreements" in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, (the "Code"). This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the United States, persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. The statements of law or legal conclusions in this discussion represent the opinion of Debevoise & Plimpton LLP, special U.S. tax counsel to Protective Life ("U.S. Tax Counsel"), based on such current law. No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of securities similar to the notes. No rulings will be sought from the U.S. Internal Revenue Service (the "IRS"), and the opinion of U.S. Tax Counsel is not binding on the IRS or the courts.

        PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of the Trusts and the Notes

        In the opinion of U.S. Tax Counsel, under current law and assuming full compliance with the terms of each trust's certificate of trust (in the case of a Delaware statutory trust), trust agreement and indenture, no trust will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The relevant trust and the trust beneficial owner will agree, and by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the relevant trust as disregarded and (ii) such note as representing debt of Protective Life. The remainder of this discussion assumes that the relevant trust is disregarded and the notes represent debt of Protective Life.

        In the opinion of U.S. Tax Counsel a note will be treated, for U.S. federal income tax purposes, as (i) an ownership interest in a grantor trust holding the related funding agreement(s) and other assets, if any, (as described above), (ii) representing debt of Protective Life (resulting from the related trust being disregarded altogether for U.S. federal income tax purposes) or (iii) debt of the related trust. Although it is unclear which of the three alternatives the IRS or the courts would adopt, subject to the following sentence, the U.S. federal income tax consequences to a beneficial owner would be substantially the same under any of these alternatives. If a note is treated as an ownership interest in a grantor trust, it is possible that certain costs and expenses that are paid by Protective Life pursuant to the applicable expense and indemnity agreement could be treated as constructively received by the trust, in which event, a U.S. Holder would include in income and deduct its pro rata share of these costs and expenses subject, in the case of a U.S. Holder that is an individual, estate or trust, to limitations applicable to such deductions.

U.S. Holders

        For purposes of the following discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

  Interest and Original Issue Discount

        Each U.S. Holder of a note will generally include payments of "qualified stated interest" (as described below) in respect of such note in income in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such note by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such note with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a U.S. Holder acquires a note with OID, then regardless of such U.S. Holder's method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder has received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received on such note in the proportion that each such payment bears to the original principal amount of such note. Special rules apply to notes with a fixed maturity of one year or less. See below under "—Short-Term Notes."

        "Stated redemption price at maturity" means the sum of all payments to be made on a note other than payments of "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable at least annually at a single fixed rate.

        In the case of a variable rate debt instrument (as described below), the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more "qualified floating rates," (B) a single fixed rate and one or more qualified floating rates, (C) a single "objective rate" or (D) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) does not provide for any principal payments that are contingent. A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

        If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a "contingent payment debt instrument." Interest payable on a contingent payment debt instrument is not treated as qualified stated interest.

        A note that is a contingent payment debt instrument is generally taxable as follows:

        First, Protective Life is required to determine, as of the issue date, the comparable yield for the note. The comparable yield is generally the yield at which Protective Life would issue a fixed rate debt instrument with terms and conditions similar to those of the note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where a floating rate note is marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. federal tax liability, the comparable yield for such floating rate note, without proper evidence to the contrary, is presumed to be the AFR.

        Second, Protective Life is required to construct a projected schedule of payments (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the note. The Schedule includes each noncontingent payment and a projected payment for each contingent payment. The Schedule must produce the comparable yield determined as set forth above.

        Third, under the usual rules applicable to OID and based on the comparable yield, each U.S. Holder will be required to accrue its pro rata share of OID on a constant yield basis and include such accrual in gross income.

        Fourth, appropriate adjustments are made to the OID determined under the foregoing rules to account for any differences between actual contingent payments and the projected payments on the Schedule. Differences between the actual contingent payments made to a U.S. Holder in such U.S. Holder's taxable year and the projected payments for such taxable year are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in OID for such year and thereafter, subject to certain limitations, as ordinary loss.

        Protective Life is required to provide to a trust that holds a funding agreement that is a contingent payment debt instrument, and such trust will provide to each holder of its notes, a copy of the Schedule described above. Protective Life's determination of the Schedule must be used by a U.S. Holder unless the Schedule is unreasonable and such U.S. Holder discloses to the IRS that it is using a different schedule.

        In general, any gain realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note that is a contingent payment debt instrument, prior to the time no contingent payments remain, is treated as interest income. In general, any loss on such a note is treated as ordinary loss to the extent it does not exceed such U.S. Holder's prior interest inclusions on such note (net of negative adjustments).

  Premium

        If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of such note, such U.S. Holder generally will be considered to have purchased such note at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming Protective Life and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  Short-Term Notes

        Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID on a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

  Sale, Exchange, Retirement or Other Disposition of Notes

        In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest received on such note. Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder's tax basis in such note. Subject to the rules described below under "Foreign Currency Notes," such gain or loss will be long-term capital gain or loss if the U.S. Holder held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

        Special rules apply in the case of a note that is a contingent payment debt instrument that may affect the amount and character of any gain or loss realized on the sale, exchange, retirement or other disposition of such note. See above under "—Interest and Original Issue Discount."

  Foreign Currency Notes

        The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency other than the United States dollar ("Foreign Currency Notes"). This discussion does not, however, describe the tax considerations relating to the purchase, ownership or disposition of a Foreign Currency Note that is a contingent payment debt instrument. A general summary of certain federal income tax considerations relating thereto will be included in the relevant pricing supplement.

        The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest paid to a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID is determined by translating such income at the average rate of exchange for the accrual period or, at the U.S. Holder's election, at the spot rate of exchange on the last day of the accrual period. The U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

        The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such note (using the spot rate on such date). Treasury Regulations provide a special rule for Foreign Currency Notes traded on an "established securities market," whereby a U.S. Holder that uses the cash method of accounting would, and a U.S. Holder that uses the accrual method of accounting may elect to, determine the amount realized using the spot rate on the settlement date of the sale, exchange, retirement or other disposition. Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain or loss.

  Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchased notes from more than one Series of notes.

Non-U.S. Holders

        For purposes of the following discussion, the term "Non-U.S. Holder" means a beneficial owner of a note other than a U.S. Holder. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

        (a)   payments of principal and interest (including OID) with respect to a note held by or for a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered in the ordinary course of its trade or business, (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Protective Life or the trust beneficial owner entitled to vote, (iii) such Non-U.S. Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to Protective Life or the trust beneficial owner through stock ownership, (iv) such interest is not contingent interest described in section 871(h)(4)(A) of the Code and (v) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-U.S. Holder; and

        (b)   a Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct, by such Non-U.S. Holder, of a trade or business in the United States.

        Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either the Non-U.S. Holder or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the note on behalf of such Non-U.S. Holder, must file a statement with the withholding agent to the effect that the Non-U.S. Holder is not a United States person. Such requirement will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address, or any Financial Institution holding the note on behalf of the Non-U.S. Holder files a statement with the withholding agent to the effect that it has received such a statement from the Non-U.S. Holder (and furnishes the withholding agent with a copy thereof). Applicable Treasury Regulations provide alternative methods for satisfying these requirements. Under these Treasury Regulations, in the case of notes held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the foreign intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each foreign beneficial owner or U.S. payee.

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if amounts treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, retirement or other disposition of a note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such Non-U.S. Holder will be required to provide an IRS Form W-8ECI to the withholding agent in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

        Backup withholding at applicable rates and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing an IRS Form W-9.

        A Non-U.S. Holder may also be subject to backup withholding and information reporting requirements unless such Non-U.S. Holder complies with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establishes an exemption. However, backup withholding does not apply to payments on a note made outside the U.S. to certain offshore accounts. Additional backup withholding and information reporting requirements with respect to the payment of proceeds from the disposition of a note by a Non-U.S. Holder are as follows:

  •
  If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is not a United States person and is not a foreign person with certain specified U.S. connections (a "U.S. related person"), they will not be subject to backup withholding or information reporting.

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is a United States person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

        In addition, the amount of interest (including OID) paid with respect to a note to or on behalf of a Non-U.S. Holder and the amount of tax, if any, withheld from such payments must generally be reported annually to such Non-U.S. Holder and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which a Non-U.S. Holder is a resident.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

        Non-U.S. Holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available.

Disclosure Requirements for Certain Holders Recognizing Significant Losses or Experiencing Significant Book-Tax Differences

        A U.S. Holder or Non-U.S. Holder that claims significant losses in respect of a note for U.S. federal income tax purposes (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) or reports any item or items of income, gain, expense, or loss in respect of a note for U.S. federal income tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective purchasers should consult their own tax advisers concerning any possible disclosure obligation with respect to the notes.

PLAN OF DISTRIBUTION

        The notes will be offered by an issuing trust through one or more of Lehman Brothers Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, each as agent or principal (the "Dealers") in accordance with a distribution agreement to be entered into among Protective Life, the issuing trust, and the applicable Dealer(s) (the "distribution agreement"). Each Dealer may sell notes it purchases from each issuing trust at a discount as principal for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the applicable pricing supplement, any note purchased by a Dealer as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, each Dealer may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the applicable Dealer.

        Each Dealer may also agree to use its reasonable efforts, on an agency basis, to solicit orders to purchase notes. An issuing trust will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Each Dealer, as agent, will have the right to reject any proposed purchase in whole or in part. Each trust reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice. Unless otherwise specified in the applicable pricing supplement, the issuing trust will pay the applicable Dealer(s) a commission of not less than 0.125% to not more than 0.875% of the principal amount of notes sold through it, depending upon the stated maturity.

        In connection with an offering of notes purchased by one or more Dealers as principal on a fixed offering price basis, such Dealer(s) will be permitted to engage in transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the Dealer creates or the Dealers create, as the case may be, a short position in notes, that is, if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, such Dealer(s) may reduce that short position by purchasing notes in the open market. In general, purchase of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of such purchases.

        None of Protective Life, any trust or any of the Dealers makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of Protective Life, any trust or any of the Dealers makes any representation that the Dealers will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

        A trust may appoint agents (either as agent or principal), other than or in addition to the Dealer(s), with respect to the notes. Any other agents will be named in the applicable pricing supplement and those agents will enter into the relevant distribution agreement.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The Dealer(s) or other agents may make a market in the notes, but they are not obligated to do so. The Dealer(s) or other agents may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

        The Dealer(s) and other agents, whether acting as agent or principal, are underwriters within the meaning of the Securities Act of 1933 with respect to the notes being distributed and the funding agreement purchased by the issuing trust. Each trust and Protective Life will agree to indemnify the Dealer(s) and other agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Dealer(s) or other agents may be required to make relating to these liabilities. Each trust and Protective Life will reimburse the Dealer(s) or other agents for customary legal and other expenses, incurred by them in connection with the offer and sale of the notes.

        Protective Life is a statutory issuer of the notes under the Securities Act of 1933.

        Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

        Concurrently with the offering of notes through the Dealer(s) and possibly other agents as described in this prospectus supplement, a separate trust may issue other notes under the accompanying prospectus and this or a different prospectus supplement.

        This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the Dealer(s) or other agents in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Dealer(s) or other agents may act as principal or agent in such transactions.

[Artwork]

$4,000,000,000

Protective Life Insurance Company
Sponsor and Depositor

Secured Medium-Term Notes
Issued Through

Protective Life Secured Trusts

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
CITIGROUP
DEUTSCHE BANK SECURITIES
GOLDMAN, SACHS & CO.
JPMORGAN
MERRILL LYNCH & CO.
MORGAN STANLEY
UBS INVESTMENT BANK
WACHOVIA SECURITIES

             , 2005

The information in this prospectus supplement is not complete and may be changed. Neither Protective Life Insurance Company nor the trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION DATED JULY 21, 2005

PROSPECTUS SUPPLEMENT
(To Prospectus dated                        , 2005)

Protective Life Insurance Company
Sponsor and Depositor

$4,000,000,000

InterNotes®

Issued Through
Protective Life Secured Trusts

Each series of notes will be issued by a separate and distinct trust which:

  •
  will be either a newly established Delaware statutory trust or a newly established Delaware common law trust;

  •
  may issue one series of notes to the public;

  •
  will use the net proceeds from the offering of its series of notes to purchase one or more funding agreements sold to, and deposited into, that trust by Protective Life Insurance Company, a life insurance company incorporated and licensed under the laws of the state of Tennessee;

  •
  will pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its series of notes to The Bank of New York, as indenture trustee, on behalf of the holders of that trust's series of notes; and

  •
  may offer notes through agents who may purchase the notes as principal and retain a selling concession or may offer notes directly to the public.

The notes:

  •
  may by offered with an initial public offering price or purchase price of up to $4,000,000,000, less any amount of notes previously issued under this program, the related secured medium-term notes program or otherwise under the accompanying prospectus;

  •
  will represent non-recourse obligations of the issuing trust and will be paid only from the assets of that trust;

  •
  will be the issuing trust's obligations only and will not be obligations of, or guaranteed by, Protective Life Insurance Company or any of its affiliates;

  •
  will be issued in only one class;

  •
  will pay interest on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement); and

  •
  will bear interest at fixed or floating rates, or bear no interest at all.

        The funding agreements to be issued by Protective Life Insurance Company to the trusts will repesent obligations of Protective Life Insurance Company only.

        Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

        The specific terms of each series of notes will be as set forth in a separate pricing supplement.

        See "Risk Factors" beginning on page 8 of the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

        None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Lead Agents
Banc of America Securities LLC	Incapital LLC
Agents
A.G. Edwards & Sons, Inc.	Bear, Stearns & Co. Inc.
Charles Schwab & Co., Inc.	Citigroup
Edward D. Jones & Co., L.P.	Fidelity Capital Markets, A Division
Merrill Lynch & Co.	of National Financial Services LLC
Morgan Stanley	Prudential Securities
Raymond James	RBC Dain Rauscher, Inc.
UBS Financial Services, Inc.	Wachovia Securities

The date of this prospectus supplement is                        , 2005.

InterNotes® is a registered servicemark of Incapital Holdings LLC

Prospectus Supplement
Forward-Looking Information	S-1
Summary	S-2
About this Prospectus Supplement and the Pricing Supplements	S-11
Selected Financial Information of Protective Life	S-12
Description of the Notes	S-14
Description of the Funding Agreements	S-36
Material U.S. Federal Income Tax Considerations	S-37
Plan of Distribution	S-42
Prospectus
Forward-Looking Information	1
About this Prospectus	1
Where You Can Find More Information	2
Incorporation of Certain Documents by Reference	2
Description of the Trusts	3
Risk Factors	8
Use of Proceeds	24
Consolidated Earnings Ratios	24
Description of Protective Life Insurance Company	25
Description of the Notes	26
Description of the Indentures	28
Description of the Funding Agreements	39
Description of Standard Expense and Indemnity Agreement Terms	44
Description of Standard Administrative Services Agreement Terms	45
ERISA Considerations	46
Plan of Distribution	49
Legal Matters	50
Experts	50

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Neither Protective Life Insurance Company nor any agent or dealer has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither Protective Life Insurance Company nor any trust's agents or dealers is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate only as of the date on the front cover of those documents. The business, financial condition, results of operations and prospects of Protective Life Insurance Company may have changed since that date. Capitalized terms which are not defined in this prospectus supplement will have the meanings set forth in the accompanying prospectus.

        References in this prospectus supplement to "United States dollars," "U.S. dollars" or "$" are to lawful currency of the United States of America.

        In this prospectus supplement, each series of InterNotes® is referred to as a "series of notes" and the InterNotes® are referred to generally as "notes."

FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Protective Life Insurance Company's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," "should," "would," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and neither Protective Life Insurance Company nor any trust's agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective Life Insurance Company and each trust's agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time. The safe harbors contained in Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934 do not apply to the trusts.

S-1

SUMMARY

        This section summarizes certain of the legal and financial terms of the notes that are described in more detail in "Description of the Notes" beginning on page S-14. Final terms of any particular series of notes will be set at the time of sale and will be contained in a pricing supplement relating to that series of notes. That pricing supplement may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement. References in this prospectus supplement to "Protective Life" are to Protective Life Insurance Company. References in this prospectus supplement to the "trusts" are to the Protective Life Secured Trusts. References in this prospectus supplement to an "issuing trust" are to a trust with respect to the series of notes issued and sold to the public by that trust. References in the prospectus supplement to "Wilmington" are to Wilmington Trust Company solely in its capacity as trustee of the trusts and not in its individual capacity.

The Trusts	Each series of notes will be issued by a separate newly created Delaware statutory trust or a separate newly created Delaware common law trust (each a "trust"). Each statutory trust will be established by AMACAR Pacific Corp., as administrator and trust beneficial owner, and Wilmington Trust Company, as Delaware trustee, pursuant to a certificate of trust and a statutory trust agreement. Each common law trust will be established by AMACAR Pacific Corp., as administrator and trust beneficial owner, and Wilmington Trust Company, as common law trustee, pursuant to a common law trust agreement. Each statutory trust agreement and common law trust agreement is referred to in this prospectus supplement as a "trust agreement."
Sponsor and Depositor	Protective Life Insurance Company ("Protective Life") is the sponsor of the program and the sole registrant as the depositor and issuer of the funding agreements under the program.
Purpose of Trusts; Depositor
The sole purpose of each trust is to facilitate a program for the issuance, from time to time, of a series of notes to the public, which is secured by one or more funding agreements sold to, and deposited into, the issuing trust by Protective Life. The principal amount of each funding agreement sold to an issuing trust may not be increased. Each trust may issue only one series of notes. Each trust will use the net proceeds received from issuing its series of notes to acquire one or more funding agreements. Each trust will hold the collateral described below pertaining to its series of notes to fund its obligations under that series of notes. Each trust will pledge and collaterally assign the funding agreements held in that trust to the indenture trustee for the benefit of the holders of that trust's series of notes. Holders of notes of a series of notes may look only to the funding agreement(s) and any other collateral held in, or pledged and collaterally assigned to the indenture trustee by, the issuing trust for payment on their notes and not to the assets held in any other trust.

S-2

No trust will be affiliated with Protective Life.
Below is a diagram showing the parties involved in the issuance of notes by each trust.

Protective Life Can Issue Medium-Term Notes and Funding Agreements Directly to Investors

Protective Life is able to issue its own medium-term notes directly to investors and does issue funding agreements directly to investors. However, by securing a trust's notes with Protective Life's funding agreements, such trust's notes are secured by an asset that would have a higher priority in insolvency than unsecured medium-term notes of Protective Life and may be entitled to receive a higher investment rating from Moody's Investors Service, Inc. than unsecured medium-term notes of Protective Life. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust's notes with Protective Life's funding agreements, investors may be able to avail themselves of many of the benefits of Protective Life's funding agreements while benefiting from the liquidity afforded by each trust's medium-term notes.
Purchasing Agent	Incapital LLC
Joint Lead Managers and Lead Agents	Banc of America Securities LLC and Incapital LLC
Agents
A.G. Edwards & Sons, Inc.
Bear, Stearns & Co. Inc.
Charles Schwab & Company, Incorporated
Citigroup Global Markets Inc.
Edward D. Jones & Co., L.P.
Fidelity Capital Markets, A Division of National Financial Services LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Prudential Securities
Raymond James & Associates, Inc.
RBC Dain Rauscher, Inc.
UBS Financial Services, Inc.
Wachovia Securities L.L.C.

S-3

Title of notes	Protective Life InterNotes®
InterNotes® Program	This prospectus supplement relates to notes that each trust may issue and sell to retail investors under this InterNotes® program.
Secured Medium-Term Notes Program
Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to investors by either a newly established Delaware statutory trust or a newly established Delaware common law trust under the related secured medium-term notes program. The terms of the secured medium-term notes are identical in all material respects to the terms of the notes to be sold under this program, as described in this prospectus supplement, except that secured medium-term notes to be sold to institutional investors:
	•	may be denominated in one or more foreign currencies;
•
may contain a provision providing for the redemption of the notes if Protective Life is required to pay additional amounts under the related funding agreements in respect of taxes pursuant to the applicable pricing supplement and Protective Life exercises its corresponding right to redeem the funding agreements; and
	•	will not contain a provision permitting optional repayment of the notes prior to maturity, subject to certain limitations, if requested, following the death of the beneficial owner of the notes.
Amount
A maximum of $4 billion of notes may be issued in connection with this prospectus supplement, less any amount of notes previously issued under this program, the related secured medium-term notes program or otherwise under the accompanying prospectus.
Flow of Funds	Other than during an event of default under notes of a series, amounts received by or on behalf of the issuing trust will be paid:
	•	first, to amounts due upon its notes; and
	•	second, with respect to any remaining funds, in accordance with its trust agreement.

S-4

During an event of default under notes of a series, amounts received by or on behalf of the issuing trust will be paid:
•
first, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee by the issuing trust, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts under any Protective Life secured notes program, to the extent not paid pursuant to the expense and indemnity agreements;
	•	second, to amounts due upon its notes; and
•
third, with respect to any remaining funds, in accordance with its trust agreement. See "Description of the Indentures—Application of Money Collected Under the Indenture" in the accompanying prospectus.
Terms of the notes:
Status	•
Each series of notes will be the issuing trust's unconditional, direct, non-recourse secured and unsubordinated obligations. Each series of notes will be secured by the collateral held in the issuing trust.
•
Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below), on behalf of the holders of notes, may proceed only against the collateral held in the issuing trust.
	•	The notes of each series are not, and will not be, insurance contracts, insurance policies or funding agreements.
•
The notes of each series are not and will not be obligations of, or guaranteed by, Protective Life or any other insurance company or any affiliate of Protective Life. The notes will not benefit from any insurance guaranty fund coverage or any similar protection.
Maturities
Unless otherwise specified in the applicable pricing supplement, each series of notes will mature nine months or more from its date of original issuance, as specified in the applicable pricing supplement. Each series of notes will mature on or prior to 30 years from its date of original issuance.
Payment of Principal and Interest	•
Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of one or more funding agreements purchased with respect to such series of notes by the issuing trust and any other collateral held in that trust.

S-5

•
Each series of notes may be interest bearing or non-interest bearing. Each series of notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement.
•
The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date, repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent or any other place the issuing trust designates.
	•	Interest, if any, will be payable on the dates specified in the applicable pricing supplement.
	•	A trust may issue amortizing notes that pay a level amount in respect of both interest and principal amortized over the life of the note, if specified in the applicable pricing supplement.
Interest	Each fixed rate note will bear interest from its date of issue at the annual rate stated in the applicable pricing supplement until the principal is paid.

Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes"). The pricing supplement will designate one or more of the following base rates, along with the index maturity for that base rate:
	•	the CD rate,
	•	the Commercial Paper Rate,
	•	the Federal Funds Rate,
	•	LIBOR,
	•	the Treasury Rate,
	•	the Constant Maturity Treasury Rate,
	•	the Prime Rate,
	•	a rate based on one or more indexes that measure inflation or other indicators of economic performance, or
	•	such other base rate or interest rate formula as set forth in such pricing supplement.
Redemption and Repayment
A trust will redeem its series of notes if Protective Life redeems each funding agreement securing such series of notes. Except as otherwise specified in the prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement(s) securing a series of notes will not be redeemable by Protective Life and no series of notes will be repayable at the option of the holder prior to its stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.

S-6

Survivor's Option
A series of notes may contain a provision (which is referred to as the "survivor's option") permitting optional repayment of notes of that series of notes prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes, so long as the notes were held by the beneficial owner or the estate of the beneficial owner for a period beginning at least six months immediately prior to the request. Your notes may not be repaid in this manner unless the pricing supplement for your series of notes provides for the survivor's option. If the pricing supplement for your series of notes provides for the survivor's option, the funding agreement securing your series of notes will contain a provision which will allow the issuing trust to tender the funding agreement in whole or in part to Protective Life. An issuing trust's ability to tender funding agreements related to its series of notes that contains a survivor's option will be subject to certain limitations set by Protective Life. As a result, your right to exercise the survivor's option is subject to limits set by Protective Life with respect to the relevant funding agreement on (1) the permitted dollar amount of total exercises by all issuing trusts in any calendar year, (2) the permitted dollar amount of particular exercises by all issuing trusts in any calendar year and (3) the permitted dollar amount of total exercises by an issuing trust with respect to a series of notes in any calendar year. Additional details on the survivor's option are described in the section titled "Description of the Notes — Survivor's Option" on page S-30.
Denominations
The notes will be issued and sold in denominations of $1,000 and multiples of $1,000, in denominations of $25 and multiples of $25 or in such other denomination and multiple of that denomination specified in the applicable pricing supplement.
Listing	Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.
Sale and Clearance
Each trust will sell notes in the United States only. Each series of notes will be issued in book-entry form only and cleared through The Depository Trust Company. Each book-entry note will be held by the indenture trustee as custodian for The Depository Trust Company or its nominee.

S-7

Collateral
The notes of any series will be secured by the right, title and interest of the issuing trust in and to (1) the funding agreement(s) held in that trust, (2) all proceeds of the funding agreement(s) and all amounts and instruments on deposit from time to time in the issuing trust's collection account, (3) all books and records pertaining to the issuing trust's funding agreement(s), and (4) all rights of that trust pertaining to the foregoing.
The issuing trust will pledge and collaterally assign the related funding agreement(s) to the indenture trustee for the benefit of the holders of such series of notes.
Funding Agreements
Each trust will use the net proceeds received from the offering of its series of notes to purchase one or more funding agreements issued by Protective Life the terms of which will be set forth in the applicable pricing supplement. The funding agreement(s) will have a principal amount equal to the sum of the principal amount of the related series of notes and the principal amount of the beneficial ownership interest in the issuing trust. The rate at which the funding agreement(s) bear interest will be equal to the rate of interest on the related series of notes. The funding agreement(s) will otherwise have substantially similar payment terms to the related series of notes.
The obligations of Protective Life under any funding agreement will not be guaranteed by its parent company or any of its subsidiaries or affiliates.
Funding agreements are unsecured obligations of Protective Life. The funding agreements will carry the financial strength rating of Protective Life as set forth in the applicable pricing supplement.

Under Section 56-9-330, Tennessee Code Annotated, in the event of an insolvency of a Tennessee domestic insurance company, the loss claims of holders of funding agreements rank equally with the loss claims of other policyholders of the insurer, and in a superior position to general unsecured creditors. Therefore, in the event of an insolvency of Protective Life, loss claims of a trust under each of the funding agreements held by it would rank equally with loss claims of other policyholders of Protective Life and in a position superior to general unsecured creditors of Protective Life. See "Description of the Funding Agreements" in the accompanying prospectus.
Rating
Unless otherwise indicated in the applicable pricing supplement, the notes and the funding agreements will have a rating of AA from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Protective Life anticipates that the notes and the funding agreements will be rated Aa3 by Moody's Investors Service, Inc. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement(s) securing such series of notes.

S-8

Indenture and Indenture Trustee
Each series of notes will be issued to the public pursuant to an indenture to be entered into between the issuing trust and The Bank of New York, a New York banking corporation, in its capacity as indenture trustee. Each indenture will be subject to the Trust Indenture Act of 1939. The indenture trustee is not affiliated with Protective Life.
Administration of the Trusts
Wilmington Trust Company, a Delaware banking corporation, will be the sole trustee for each trust. Wilmington will not be obligated in any way to make payments under or in respect of the notes. Wilmington is not affiliated with Protective Life.

AMACAR Pacific Corp. will be the sole administrator for each trust (the "administrator"). The administrator will not be obligated in any way to make any payments under or in respect of the notes. The administrator is not affiliated with Protective Life.

Protective Life will enter into an expense and indemnity agreement with each of the indenture trustee, Wilmington, the administrator, each trust to be formed in connection with the issuance of a series of notes and each service provider that may become a party to the agreement from time to time. Under the agreement, Protective Life will pay certain costs and expenses relating to the offering, sale and issuance of any series of notes and certain costs, expenses and taxes incurred by each issuing trust, and Protective Life will indemnify the indenture trustee, Wilmington, the administrator, each issuing trust and each service provider that may become a party to the agreement from time to time with respect to certain matters. See "Description of Standard Expense and Indemnity Agreement Terms" in the accompanying prospectus. Protective Life anticipates that the indenture trustee fees for this program will be approximately $2,500 per year for each series of notes.

S-9

Trust Beneficial Owner	AMACAR Pacific Corp. will be the sole beneficial owner of each trust (the "trust beneficial owner"). The beneficial interest in each trust:
• will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes),
• will be issued in book-entry form only,
• will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series of notes, and
• will be subordinated to the notes of the related series of notes.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series of notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related series of notes, the issuing trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.
The trust beneficial owner is not affiliated with Protective Life.
Selling Group
The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the purchasing agent, will enter into a selling agent agreement with each trust and Protective Life. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may call the purchasing agent at 1-877-284-2663 for a list of selling group members.
Material U.S. Federal Income Tax Considerations
Each trust and, by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the relevant trust as disregarded and (ii) such note as representing debt of Protective Life. Prospective purchasers of the notes must carefully consider the tax consequences of the purchase, ownership and disposition of the notes set forth under "Material U.S. Federal Income Tax Considerations."

S-10

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

        This document is a prospectus supplement and supplements a prospectus which is part of a registration statement that Protective Life has filed with the Securities and Exchange Commission (the "SEC"). This prospectus supplement provides you with a general description of the notes each trust may offer in connection with this InterNotes® program and supplements the description of the notes contained in the accompanying prospectus. InterNotes® with a total initial public offering price or purchase price of up to $4 billion may be sold, less any amount of notes previously issued under this program, the related secured medium-term notes program or otherwise under the accompanying prospectus.

        The specific terms and conditions of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement along with a copy of this prospectus supplement and the accompanying prospectus will be provided to you by a member of the selling group on the issuing trust's behalf. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in that pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading "Where You Can Find More Information" beginning on page 2 of the accompanying prospectus.

S-11

SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE

        The following selected financial data as of and for the years ended December 31, 2004, 2003, and 2002, has been derived from previously published audited consolidated financial statements of Protective Life in accordance with accounting principles generally accepted in the United States of America. The selected financial data as of and for the three month periods ending March 31, 2005, and 2004, has been derived from previously published unaudited consolidated condensed financial statements of Protective Life, prepared in accordance with accounting principles generally accepted in the United States of America. The selected financial data for Protective Life should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and notes thereto incorporated by reference and the related Management's Discussion and Analysis of Financial Condition and Results of Operations associated therewith and incorporated by reference herein.

S-12

SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE
(in thousands)

	3 months ended March 31		Year Ended December 31
	2005	2004	2004	2003	2002
	(unaudited)	(unaudited)
INCOME STATEMENT DATA
Premiums and policy fees	$466,705	$439,229	$1,822,825	$1,653,609	$1,548,201
Reinsurance ceded	(279,534)	(244,867)	(1,124,651)	(917,935)	(738,158)

Net of reinsurance ceded	187,171	194,362	698,174	735,674	810,043
Net investment income	275,695	251,023	1,029,206	980,743	971,808
Realized investment gains (losses):
Derivative financial instruments	(5,847)	(1,626)	2,726	8,249	(4,708)
All other investments	27,877	16,627	30,771	66,764	12,314
Other income	14,211	13,939	55,783	46,825	41,483

Total revenues	499,107	474,325	1,816,660	1,838,255	1,830,940

Benefits and expenses	407,987	376,553	1,445,497	1,488,283	1,589,317
Income tax expense	31,409	33,937	133,226	117,932	84,229
Change in accounting principle(1)	0	(15,801)	(15,801)	0	0

Net income	$59,711	$48,034	$222,136	$232,040	$157,394

(1)
Cumulative effect of change in accounting principle, net of income tax—amount in 2004 relates to SOP 03-1.

	March 31		December 31
	2005	2004	2004	2003	2002
	(unaudited)	(unaudited)
BALANCE SHEET DATA
Total assets	$27,214,685	$24,787,280	$26,571,210	$23,914,836	$21,727,967
Total debt(2)	$2,193	$2,226	$2,202	$2,234	$4,264
Total stable value product and annuity account balances(3)	$5,827,043	$5,089,512	$5,725,172	$4,847,518	$4,198,070
Share-owner's equity	$2,848,123	$2,838,894	$2,885,064	$2,629,798	$2,285,284

(2)
Includes indebtedness to related parties. Such indebtedness totaled $0.0 million, $0.0 million, $0.0 million, $0.0 million, and $2.0 million at March 31, 2005 and 2004, and December 31, 2004, 2003, and 2002, respectively.

(3)
Includes stable value product account balances and annuity account balances which do not pose significant mortality risk.

  Note:    Certain reclassifications have been made in the previously reported financial information to make the prior period amounts comparable to those of the current period. Such reclassifications had no effect on previously reported net income or share-owners' equity.

S-13

DESCRIPTION OF THE NOTES

        The following description of the material provisions of the InterNotes® supplements the general description of the general terms and provisions of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. As such, you should carefully review the information in the pricing supplement, including any description of the method of calculating interest on any note. The pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

        Some technical concepts are described in this section and some capitalized terms are used in this section that are not defined in this prospectus supplement. You should refer to the standard indenture terms and the form of note filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of those terms.

General

  Introduction

        Each trust will issue one series of notes pursuant to a separate indenture to be entered into between the issuing trust and the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

        At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $4 billion. This amount is subject to reduction as a result of the issuance of notes under this program, the related secured medium-term notes program or otherwise under the accompanying prospectus.

  Pricing Options

        Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. A trust may also issue discount notes and amortizing notes, as specified in the applicable pricing supplement.

        Interest rates that are offered on the notes by separate trusts may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction as well as market conditions. Notes with different variable terms other than interest rates may also be offered concurrently by separate trusts to different investors. Interest rates or formulas and other terms of notes may change from time to time, but no change of terms will affect any note previously issued by a trust or as to which a trust has accepted an offer to purchase.

  Collateral

        Under each indenture, each funding agreement purchased by a trust from Protective Life with proceeds from the offering of that trust's series of notes will be collaterally assigned by the trust to the indenture trustee on behalf of the holders of that trust's series of notes. Each series of notes will be secured by a first priority perfected security interest in the "collateral" which will consist of:

  •
  the relevant funding agreement(s);

  •
  all proceeds of the relevant funding agreement(s) and all amounts and instruments on deposit from time to time in the related collection account;

  •
  all books and records pertaining to the relevant funding agreement(s); and

  •
  all rights of the issuing trust's rights pertaining to the foregoing.

        The indenture trustee will hold each funding agreement purchased by a trust from Protective Life in an account for the benefit of holders of

S-14

notes issued by that trust, which account will be segregated from all other accounts maintained by the indenture trustee.

  Ranking

        The notes of a series will be the issuing trust's unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally among themselves.

  Maturities

        Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day nine months or more from its date of issue (the "stated maturity date"), as specified in the applicable pricing supplement, unless its principal (or, any installment of its principal) becomes due and payable prior to the stated maturity date, by the declaration of acceleration of maturity, notice of redemption at the issuing trust's direction, notice of a beneficial owner's exercise of his option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the principal amount of the particular series of notes becomes due and payable, as the case may be, is referred to in this prospectus supplement as the "maturity date"). Each series of notes will mature on or prior to 30 years from its date of issue.

  Currency

        The notes of each series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. dollars.

  Form of Notes; Denominations

        Each series of notes will be issued in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary. The minimum denominations of each note will be $1,000 and integral multiples of $1,000, $25 and integral multiples of $25 or such other denomination and multiple of that denomination specified in the applicable pricing supplement.

  Pricing Supplement

        The pricing supplement relating to each offering of notes will describe the specific terms of the notes, including:

  •
  whether the issuing trust is a Delaware statutory trust or a Delaware common law trust;

  •
  the principal amount of the notes;

  •
  whether the note:

  (1)
  is a fixed rate note,

  (2)
  is a floating rate note,

  (3)
  is an amortizing note, meaning that a portion or all of the principal amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula, and/or

  (4)
  is a discount note that does not bear any interest currently or bears interest at a rate that is below market rates at the time of issuance;

  •
  the price at which the note will be issued to the public which will be expressed as a percentage of the aggregate principal amount or face amount;

  •
  the original issue date on which the note will be issued;

  •
  the stated maturity date;

  •
  if the note is a fixed rate note, the rate per annum at which the note will bear any interest;

  •
  if the note is a floating rate note, relevant terms such as:

  (1)
  the base rate,

  (2)
  the initial interest rate,

  (3)
  the interest reset period or the interest reset dates,

  (4)
  the interest payment dates,

  (5)
  the index maturity,

  (6)
  any maximum interest rate,

  (7)
  any minimum interest rate,

S-15

    (8)
    the spread or spread multiplier, and

    (9)
    any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity,

  •
  if the note is an amortizing note, the terms for repayment prior to the stated maturity;

  •
  whether the note may be redeemed by the issuing trust, or repaid at the option of the holder, prior to the stated maturity and the terms of its redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

  •
  the purchasing agent's discount and net proceeds to the issuing trust;

  •
  whether the authorized representative of the beneficial owner of a beneficial interest in the note will have the right to seek repayment upon the death of the beneficial owner as described under "Survivor's Option" on page S-30;

  •
  any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes;

  •
  the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

  •
  any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

        As used in this prospectus supplement, "business day" means:

  •
  for any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York, and

  •
  for purposes of LIBOR determination dates for LIBOR notes only, any day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

  Payments

        Principal of and interest on the notes will be paid to owners of a beneficial interest in the notes in accordance with the arrangements then in place between the paying agent and The Depository Trust Company (referred to as the "depositary") and its participants as described under "—Book-Entry Notes" on page S-33. Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note's stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the record date before each interest payment date. Interest payable at the note's stated maturity, on a date of redemption or repayment or in connection with the exercise of a survivor's option is payable to the person to whom principal is payable.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, if any interest payment date or the maturity date of a note falls on a day that is not a business day (or in the case of a LIBOR Note, a day that is not also a London business day), the required payment of principal, premium, if any, and/or interest will be made on the next succeeding business day (or in the case of a LIBOR note, the next succeeding business day that is also a London Business Day) and no additional interest will accrue in respect of the payment made on that next succeeding business day (except in the case of a floating rate note with respect to an Interest Payment Date that does not fall on a Maturity Date, additional interest will accrue in respect of the payment made on the next succeeding business day or in the case of a LIBOR note, additional interest will accrue in respect of the payment made on that next

S-16

succeeding business day that is also a London business day). However, with respect to interest payment dates, other than the maturity date, in the case of a LIBOR Note, if the next business day that is also a London business day falls in the next calendar month, the interest payment date will be the preceding business day that is a London business day. A payment may be made on the next business day or, in the case of a LIBOR Note, the next business day which is also a London business day, as the case may be, with the same force and effect as if made on such date.

        Unless otherwise specified in the applicable pricing supplement, if the principal of any discount note is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal and interest due and payable shall be determined in the manner set forth under "—Discount Notes" below.

        Unless otherwise specified in the applicable pricing supplement, the record date for any interest payment date for a floating rate note or fixed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding the interest payment date.

        Protective Life will pay, pursuant to the expense and indemnity agreements, any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holder of a beneficial interest in such note in respect of which such payments are made.

  Transfers and Exchanges

        Book-entry notes may be transferred or exchanged only through the depositary. See "—Book-Entry Notes." No service charge will be imposed for any such registration of transfer or exchange of notes, but a trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

  Listing

        Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Security; Limited Recourse

        Each series of notes will solely be the obligations of the issuing trust, and will not be guaranteed by any person, including but not limited to Protective Life, any agent, any of their affiliates or any other trust. A trust's obligations under its series of notes will be secured by all of its rights and title in one or more funding agreements issued to, and deposited into, that trust by Protective Life and other rights and assets included in the applicable collateral held in that trust.

        Since Protective Life will be the sole obligor under the funding agreements, an issuing trust's ability to meet its obligations, and your ability to receive payments from that trust, with respect to a particular series of notes, will be principally dependent upon Protective Life's ability to perform its obligations under each applicable funding agreement held in the relevant trust. However, you will have no direct contractual rights against Protective Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Protective Life will belong to the relevant trust, its successors and its permitted assignees. In connection with the offering and sale of a series of notes, the issuing trust will pledge, collaterally assign and grant a first priority perfected security interest in the collateral for such series of notes to the indenture trustee on behalf of the holders of such series of notes. Accordingly, recourse to Protective Life under each such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such series of notes. See also "Description of the Indentures—Nonrecourse Enforcement" in the accompanying prospectus.

Fixed Rate Notes

        Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, as the case may be, at the rate per annum stated in the applicable pricing

S-17

supplement until, but excluding the date on which its principal amount is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, the rate of interest payable on fixed rate notes will not be adjusted.

        Unless otherwise specified in the applicable pricing supplement, the interest payment dates for a fixed rate note will be as follows:

  •
  In the case of a fixed rate note that provides for monthly interest payments, interest will be payable on the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued.

  •
  In the case of a fixed rate note that provides for quarterly interest payments, interest will be payable on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued.

  •
  In the case of a fixed rate note that provides for semi-annual interest payments, interest will be payable on the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued.

  •
  In the case of a fixed rate note that provides for annual interest payments, interest will be payable on the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the note was issued.

        Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

Floating Rate Notes

        The initial interest period is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest during the initial interest period at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period and any interest reset period is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, multiplied by any spread multiplier, and/or plus or minus any spread. A basis point or "bp" equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as an adjustment to the interest rate applicable to the note. As may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

        The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note, along with the index maturity for that base rate:

  •
  the CD Rate,

  •
  the Commercial Paper Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Treasury Rate,

  •
  the Constant Maturity Treasury Rate,

  •
  the Prime Rate, or

  •
  such other base rate or interest rate formula as set forth in the applicable pricing supplement and in the note.

        The following terms are used in describing the various base rates.

        The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published weekly by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of the Board of Governors of the Federal

S-18

Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

        "Calculation date" means the date by which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of (1) the fifth business day after the related rate determination date, or if any such day is not a business day, the next business day and (2) the business day preceding the applicable interest payment date or the stated maturity.

        As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

  •
  maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and/or

  •
  minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. The maximum rate of interest only applies to obligations that are less than $2,500,000.

        Unless otherwise specified in the applicable pricing supplement, The Bank of New York will be the calculation agent for each note that is a floating rate note. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes and neither the indenture trustee nor the calculation agent shall have any liability to the holders of any notes in respect of any determination, calculation, quote or rate made or provided by the calculation agent. Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date with respect to such floating rate note. The calculation agent will notify the indenture trustee, paying agent, registrar, the relevant trust, and if the notes are listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, interest period, and interest amount payable applicable to any floating rate note promptly after such determination is made.

        If the calculation agent is incapable or unwilling to act as such or if the calculation agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amounts or any other requirements, the issuing trust will appoint the paying agent or another leading commercial bank to act as such in its place. The calculation agent may not resign its duties without a successor having been appointed as aforesaid.

        The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

  •
  in the case of floating rate notes that reset daily, each business day,

  •
  in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week,

  •
  in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week,

  •
  in the case of floating rate notes that reset monthly, the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued,

S-19

  •
  in the case of floating rate notes that reset quarterly, the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued,

  •
  in the case of floating rate notes that reset semiannually, the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued, and

  •
  in the case of floating rate notes that reset annually, the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Note was issued.

provided, however, that (i) the interest rate in effect from the issue date to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement) and (ii) the interest rate in effect for the ten days immediately prior to maturity will be that in effect on the tenth day preceding maturity.

        If an interest reset date for any floating rate note (other than a LIBOR note) would fall on a day that is not a business day, the interest reset date will be postponed to the next business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next business day that is a London business day. In the case of a LIBOR note, if postponement to the next business day that is a London business day would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding business day that is a London business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

        Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding the interest reset date, as further described below.

        Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the interest period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes and Constant-Maturity Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

        For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes and Constant-Maturity Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

        Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate

S-20

notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

        Unless otherwise specified in the applicable pricing supplement and except as provided below, interest will be payable as follows:

  •
  In the case of floating rate notes that reset daily, weekly or monthly, interest will be payable on the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset quarterly, interest will be payable on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset semiannually, interest will be payable on the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset annually, interest will be payable on the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the note was issued.

In each of these cases, interest will also be payable at maturity.

  CD Rate Notes

        Each CD Rate note will bear interest for each interest reset period at an interest rate based on the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

        The calculation agent will determine the CD Rate for each CD Rate determination date by the calculation date pertaining to such CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the CD Rate will be the rate for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update under the heading "CDs (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent after consultation with the relevant trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

  •
  If the dealers selected by the calculation agent, however, are not quoting offered rates as described in the preceding sentence, the CD Rate for the interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest for each interest reset period at an

S-21

interest rate based on the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Commercial Paper Rate for each Commercial Paper Rate determination date by the calculation date pertaining to such Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as the rate will be published in H.15 (519) under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying this rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15 (519), H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent after consultation with the relevant trust for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

  •
  If the dealers selected by the calculation agent, however, are not quoting offered rates as described in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

        Money market yield will be calculated as follows:

D × 360
Money market yield=	360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate based on the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Federal Funds Rate for each Federal Funds Rate determination date by the calculation date pertaining to such Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for the interest reset period. Unless otherwise specified in the applicable pricing supplement, the Federal Funds Rate will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page ("Telerate Page 120").

S-22

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 120 or is not yet published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Federal Funds (Effective)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on that date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the calculation agent after consultation with the relevant trust.

  •
  If the dealers selected by the calculation agent, however, are not quoting rates as described in the preceding sentence, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

        In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next business day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

  LIBOR Notes

        Each LIBOR note will bear interest for each interest reset period at an interest rate based on LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

        The calculation agent will determine LIBOR for each LIBOR determination date by the calculation date pertaining to such LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period. A "London business day" means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Unless otherwise specified in the applicable pricing supplement on a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows:

  •
  The calculation agent will determine the offered rates for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on the "designated LIBOR page" as of 11:00 a.m., London time, on that LIBOR determination date.

  •
  If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

  •
  If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Monitor Money Rates Service on

S-23

    page "LIBO," or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

        If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows:

  •
  The calculation agent for the LIBOR note will select four major banks in the London interbank market after consultation with the issuing trust.

  •
  The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations will be for deposits in U.S. dollars for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

  (1)
  If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of the quotations.

  (2)
  If fewer than two quotations are provided, the calculation agent will select three major banks in New York City after consultation with the relevant trust and follow the steps in the two bullet points below.

  •
  The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in U.S. dollars, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

  •
  If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest for each interest reset period at an interest rate based on the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Treasury Rate for each Treasury Rate determination date by the calculation date pertaining to such Treasury Rate determination date.

  Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

        Unless "Constant Maturity" is specified in the applicable pricing supplement, and unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of U.S. treasury securities having the index maturity specified in the pricing supplement as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading "Investment Rate."

        If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below:

(1)
If the Treasury Rate is not published prior to 3:00 p.m., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury

S-24

  Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

(2)
If the results of such auction are not published or reported as provided in (1) above by 3:00 p.m., New York City time, on the calculation date, or if no such auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the rate having the index maturity specified in the pricing supplement as published in H.15 (519) under the heading "U.S. Government Securities—Treasury Bills (Secondary Market)" or, if not yet published by 3:00 p.m., New York City time on the calculation date, the rate on the Treasury Rate determination date of treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities—Treasury Bills (Secondary Market)."

(3)
If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

(4)
If the dealers selected by the calculation agent are not quoting bid rates as described in (3) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

        The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for the interest reset period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

  Constant Maturity Treasury Rate Notes

        If "Constant Maturity" is specified in the applicable pricing supplement, unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the "designated Constant Maturity Treasury page" under the caption "Treasury Constant Maturities" under the column for the Designated CMT Maturity Index for:

  •
  that Constant Maturity Treasury Rate determination date, if the designated Constant Maturity Treasury page is 7051 (or any other page that may replace this page on that service); or

  •
  the week, or the month, as set forth in the applicable pricing supplement, ended immediately preceding the week in which the calculation date pertaining to the Constant Maturity Treasury Rate determination date occurs, if the designated Constant Maturity Treasury page is 7052 (or any other page that may replace this page on that service).

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        If the rate cannot be set as described above, the calculation agent will use the following methods in succession:

  •
  If the rate is no longer displayed on the designated Constant Maturity Treasury page, or if not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519) for the Constant Maturity Treasury Rate determination date.

  •
  If the rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate determination date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate determination date with respect to the interest reset date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines is comparable to the rate formerly displayed on the designated Constant Maturity Treasury page and published in the relevant H.15(519).

  •
  If that information is not available by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the calculation agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the calculation agent. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

  •
  If the calculation agent cannot obtain three Treasury Note quotations as described above, the Constant Maturity Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three Reference Dealers in the City of New York. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  •
  If fewer than five but more than two Reference Dealers are quoting as

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    described above, then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated.

  •
  If fewer than three Reference Dealers are quoting as described above, then the rate will be the same as that in effect on that Constant Maturity Treasury Rate determination date.

        The "Constant Maturity Treasury Rate determination date" will be the tenth business day prior to the interest reset date for the applicable interest reset period.

        "Designated Constant Maturity Treasury page" means the display on Moneyline Telerate, Inc. on the page designated in the pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified in the pricing supplement, the designated Constant Maturity Treasury page shall be 7052, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the pricing supplement with respect to which the Constant Maturity Treasury Rate will be calculated. If no such maturity is specified in the pricing supplement, the Designated CMT Maturity Index shall be 2 years.

  Prime Rate Notes

        Each Prime Rate note will bear interest for each interest reset period at an interest rate based on the Prime Rate and any spread or spread multiplier, subject to the minimum interest rate and maximum interest rate, if any, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Prime Rate for each interest reset period for each Prime Rate determination date by the calculation date pertaining to such Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, in either H.15(519) or the H.15 Daily Update, then the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (as defined below) as each such bank's prime rate or base lending rate for the Prime Rate determination date.

  •
  If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select three major banks in New York City after consultation with the issuing trust. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

  •
  If fewer than three New York City banks are quoting rates as mentioned in the preceding sentence, the Prime Rate for the interest reset period will be the same as the Prime Rate in effect for the immediately preceding interest reset period. If there was no such interest reset

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    period, the Prime Rate will be the initial interest rate.

        "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

  Inflation Protected Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inflation protected note. In such event, the interest rate on the floating rate note will be determined in accordance with:

  •
  a formula that is linked to one or more indexes that measure inflation or to such other measure of economic performance as specified in the applicable pricing supplement, or

  •
  such other means specified in the applicable pricing supplement.

The procedure for determining the interest rate, including any such formula, and any other information concerning any additional terms of an inflation protected note, will be specified in the applicable pricing supplement.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

  •
  in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by the issuing trust as described in the applicable pricing supplement; and

  •
  in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date of maturity.

  Floating/Fixed Rate Notes

        The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in the applicable pricing supplement.

Amortizing Notes

        A trust may offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule or

  •
  by application of a formula.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment, will be set forth in the applicable pricing supplement.

Discount Notes

        A trust may offer notes, which are referred to as discount notes, that have an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and par is referred to as the "discount." In the event of redemption, repayment or acceleration of maturity of discount notes, the

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amount payable to the holders of such discount notes will be equal to the sum of:

  •
  the issue price (increased by any accruals of discount) and, in the event of any redemption of such discount notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

  •
  any unpaid interest accrued on such discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of discount notes, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable series of discount notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of discount notes and an assumption that the maturity of such series of discount notes will not be accelerated. If the period from the date of issue to the first interest payment date for a series of discount notes (the "initial period") is shorter than the compounding period for such series of discount notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for federal income tax purposes, certain series of discount notes may not be treated as having original issue discount for federal income tax purposes, and certain series of notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."

        In the case of discount notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as "callable" in the relevant pricing supplement.

Optional Redemption; Optional Repayment; No Sinking Fund

        If an optional redemption right is specified in the pricing supplement relating to a series of notes and Protective Life has redeemed the related funding agreement(s) in full or in part, as applicable, the relevant trust will redeem the series of notes secured by such funding agreement(s), in full or in part as applicable, prior to the stated maturity date of such series of notes in whole or from time to time in part in increments of $1,000 or $25, as applicable, or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount of a note of such series of notes shall be at least $1,000 in the case of notes issued in denominations of $1,000 or $25 in the case of notes issued in denominations of $25, or such other minimum authorized denomination applicable to such series of notes), at the applicable redemption price, together with unpaid interest accrued thereon to the date of redemption. A trust must give written notice to the holders of its series of notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. "Redemption price," with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the applicable pricing supplement, if applicable) multiplied by the unpaid principal amount of the series of notes to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount of the series of notes to be redeemed. Notes that may be redeemed at a time when 25% or more of the original principal amount of

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such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. For a discussion of the redemption of discount notes see "—Discount Notes."

        If fewer than all of the notes are to be redeemed, the indenture trustee will select the notes to be redeemed by lot or, if the notes are not in book-entry form, in its discretion, on a pro rata basis. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

        If an optional repayment right is specified in the pricing supplement relating to a series of notes, such notes may be subject to repayment at the option of the holders of such series of notes on any repayment date specified in the applicable pricing supplement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the notes shall be repayable in whole or in part in increments of $1,000 in the case of notes issued in denominations of $1,000 or $25 in the case of notes issued in denominations of $25, or such other minimum authorized denomination applicable to such series of notes, at the option of the holders thereof at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. A holder of a series of notes exercising its repayment right must submit to the indenture trustee at its corporate trust office, or at such other place or places of which the relevant trust has notified such holder, the notes to be repaid together with the "option to elect repayment" form attached to the notes not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment right by a holder shall be irrevocable. If a holder requests repayment in part only, a new note in principal amount equal to the principal portion of the notes not repaid will be issued. For additional information on repayment procedures relating to book-entry notes see "—Book-Entry Notes."

        No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

Tax Redemption

        If a "tax event" as to the relevant funding agreement(s) occurs, Protective Life will have the right to redeem the funding agreement(s) and, upon such redemption, the relevant trust will redeem its series of notes. For further discussion of "tax event" redemption, see "Description of Funding Agreements—Early Redemption for Tax Event" in the accompanying prospectus.

Purchase of Notes by Protective Life

        Protective Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Protective Life may, at Protective Life's discretion, be held, resold or surrendered to the indenture trustee for cancellation.

Survivor's Option

        The "survivor's option" is a provision in a note pursuant to which the issuing trust agrees to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was held by that beneficial owner or the estate of that beneficial owner for a period beginning at least 6 months immediately prior to the request. The pricing supplement relating to any note will state whether the survivor's option applies to your note.

        If the survivor's option applies to a note, upon the valid exercise of the survivor's option, the proper tender of that note for repayment and the tender and acceptance of that portion of the funding agreement related to such note, the issuing trust will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in the note, plus accrued and unpaid interest to the date of repayment.

        If a survivor's option applies to a series of notes, the funding agreement securing such series of notes will contain a provision which will allow the issuing trust to tender the funding agreement in whole or in part to Protective Life upon a valid exercise of the survivor's option at a price equal to the principal amount of the funding agreement so tendered plus accrued and

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unpaid interest thereon to the date of repayment.

        To be valid, the survivor's option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the appropriate jurisdiction. A beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

        The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner's spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by the issuing trust upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's ownership interest in the note.

        The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the indenture trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

        Protective Life has the discretionary right to limit (i) the aggregate principal amount of all funding agreements securing all outstanding series of notes as to which exercises of any put option by all issuing trusts shall be accepted by Protective Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued to retail investors under any Protective Life secured notes program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements, (ii) the aggregate principal amount of funding agreements securing notes as to which exercises of any put option by the issuing trust attributable to notes issued under any Protective Life secured notes program as to which the survivor's option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements and (iii) the aggregate principal amount of funding agreements securing a series of notes as to which exercises of any put option by the issuing trust shall be accepted as set forth in the applicable funding agreement and the applicable pricing supplement. In any such event, the relevant trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by the issuing trust from authorized representatives of deceased beneficial owners. In addition, the exercise of the survivor's option will not be permitted for a principal amount less than $1,000 in the case of notes issued in denominations of $1,000 or, $25 in the case of notes issued in denominations of $25, or such other minimum authorized denomination applicable to such series of notes, or if such exercise will result in a note with a principal amount of less than $1,000 in the case of notes issued in denominations of $1,000 or, $25 in the case of notes issued in denominations of $25, or such other minimum authorized denomination applicable to such series of notes, to remain outstanding. All other questions, other than with respect to the right to limit the aggregate

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principal amount of notes subject to the survivor's option that will be accepted as to any series of notes or in any calendar year, regarding the eligibility or validity of any exercise of the survivor's option will be determined by the indenture trustee, in its sole discretion, which determination will be final and binding on all parties.

        An otherwise valid election to exercise the survivor's option may not be withdrawn. Each election to exercise the survivor's option will be accepted in the order that elections are received by the indenture trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the survivor's option will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor's option is April 1, 2005 and the interest on that note is paid monthly, the issuing trust would normally, at its option, repay that note on the interest payment date occurring on May 15, 2005 because the April 15, 2005 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in clause (i) and (ii) of the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the survivor's option is not accepted, the indenture trustee will deliver a notice by first-class mail to The Depository Trust Company that states the reason that note has not been accepted for repayment.

        With respect to the notes represented by a global security, The Depository Trust Company, as depositary, or its nominee is treated as the owner of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment through exercise of the survivor's option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

  •
  a written instruction to such broker or other entity to notify the depositary of the authorized representative's desire to obtain repayment through the exercise of the survivor's option;

  •
  appropriate evidence satisfactory to the indenture trustee (1) that the deceased was the beneficial owner of the note at the time of death and that the interest in the note was owned by the deceased beneficial owner or his or her estate for a period beginning at least 6 months immediately prior to the request for repayment, (2) that the death of the beneficial owner has occurred and the date of death, and (3) that the representative has authority to act on behalf of the beneficial owner;

  •
  if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the indenture trustee from the nominee attesting to the deceased's beneficial ownership of such note;

  •
  a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

  •
  if applicable, a properly executed assignment or endorsement;

  •
  tax waivers and any other instruments or documents that the indenture trustee reasonably requires in order to establish the validity of the beneficial ownership of the notes and the claimant's entitlement to payment; and

  •
  any additional information the indenture trustee requires to evidence satisfaction of any conditions to the exercise of the survivor's option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

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        In turn, the broker or other entity will deliver each of these items to the Direct Participant (defined below) holding the beneficial interest on behalf of the deceased beneficial owner, together with the evidence satisfactory to the indenture trustee from the broker or other entity stating that it represents the deceased beneficial owner. Such Direct Participant shall deliver such items to the indenture trustee.

        Such Direct Participant will be responsible for disbursing payments received from the depositary to the representative. See "—Book-Entry Notes" below.

        Forms for the exercise of the survivor's option may be obtained from the indenture trustee at The Bank of New York, 101 Barclay Street, 8th Floor East, Dealing and Trading, New York, NY 10286 (telephone (212) 815-2866, facsimile (212) 815-5704).

Other Provisions

        The terms in the applicable pricing supplement may clarify or supplement any provisions relating to:

  •
  the determination of an interest rate basis,

  •
  the specification of an interest rate basis,

  •
  calculation of the interest rate applicable to, or the principal payable at maturity on, any note,

  •
  interest payment dates, or

  •
  any other related matters.

Book-Entry Notes

        It is expected that the notes of each series will be issued in book-entry form, and will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (the "depositary"). The terms of the depository arrangements with the depositary are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes of a particular trust will be described in the applicable pricing supplement.

        Upon issuance, all book-entry notes of a series will be represented by one or more global securities. Each global security representing book-entry notes will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. No global security may be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or another nominee of the depositary to a successor of the depositary or a nominee of a successor to the depositary.

        So long as the depositary or its nominee is the registered holder of a global security, the depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the Beneficial Owners (defined below) of the global security representing book-entry notes of a series will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the notes for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the depositary and, if that Beneficial Owner is not a Direct Participant, on the procedures of the Participant through which that Beneficial Owner owns his or her interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

        Each global security representing book-entry notes of a series will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) the depositary notifies the relevant trust that it is unwilling or unable to continue as depositary for the global securities or the relevant trust becomes aware that the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case the relevant trust fails to appoint a successor to the depositary within 90 calendar days, (2) the relevant trust, in its sole discretion, determines that the global securities shall be exchangeable for certificated notes or (3) an

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event of default has occurred and is continuing with respect to the notes under the indenture.

        Upon any such exchange, such certificated notes shall be registered in the names of the Beneficial Owners of the global security representing book-entry notes of such series, which names shall be provided by the depositary's relevant Participants (as identified by the depositary) to the indenture trustee.

        The following is based on information furnished by the depositary:

        The depositary will act as securities depositary for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the depositary's nominee) or such other name as may be required by the depositary. One fully registered global note will be issued for each issue of book-entry notes of a series, each in the aggregate principal amount of such issue, and will be deposited with the depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such issue.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants ("Participants") deposit with the depositary. The depositary also facilitates the settlement among Direct Participants (as defined below) of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the depositary and its Participants are on file with the Securities and Exchange Commission.

        Purchases of book-entry notes under the depositary's system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the Depositary's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests of such notes, except in the event that use of the book-entry system for such book-entry notes is discontinued as described above.

        To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the depositary are registered in the name of the depositary's nominee, Cede & Co. or such other name as may be requested by the depositary. The deposit of global securities with, or on behalf of, the depositary and their registration in the name of Cede & Co., or such other nominee, effect no change in beneficial ownership. The depositary has no knowledge of the actual Beneficial Owners of the global

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securities representing the book-entry notes; the depositary's records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners may wish to ascertain that the depositary or its nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

        Neither the depositary nor Cede & Co., or such other nominee of the depositary, will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the depositary mails an Omnibus Proxy to a company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes of a series will be made in immediately available funds to the depositary. The depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the depositary, the indenture trustee or the relevant trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depositary is the responsibility of the relevant trust and the indenture trustee, disbursement of such payments to Direct Participants shall be the responsibility of the depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by the issuing trust, through its Direct Participant, to the indenture trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant's interest in the global security or securities representing such book-entry notes, on the depositary's records, to the indenture trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security representing such book-entry notes are transferred by Direct Participants on the depositary's records. See also "—Survivor's Option" above.

        The depositary may discontinue providing its services as securities depositary with respect to the book-entry notes at any time by giving reasonable notice to the relevant trust or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

        An issuing trust may decide to discontinue use of the system of book-entry transfers through the depositary (or a successor securities depositary). In that event, certificated notes will be printed and delivered.

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DESCRIPTION OF THE FUNDING AGREEMENTS

        Each trust will use the net proceeds from the issuance of a series of notes to purchase one or more funding agreements. The applicable funding agreement(s) will have substantially similar payment terms to the related series of notes. The applicable funding agreement(s) may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under "Description of the Notes." The deposit amount of each funding agreement (other than amortizing funding agreements) will be payable on its stated maturity date, as specified in the applicable pricing supplement. Protective Life may issue amortizing funding agreements that pay a level amount in respect of both interest and deposit amount amortized over the life of the funding agreements, if specified in the pricing supplement.

        The pricing supplement relating to a series of notes will describe the following pricing terms of the related funding agreement(s):

  •
  the deposit amount for the funding agreement;

  •
  whether the funding agreement:

  (1)
  is a fixed rate funding agreement,

  (2)
  is a floating rate funding agreement,

  (3)
  is an amortizing funding agreement, meaning that a portion or all of the deposit amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula, and/or

  (4)
  is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

  •
  the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount or face amount;

  •
  the effective date on which the funding agreement will be issued;

  •
  the stated maturity date;

  •
  if the funding agreement is a fixed funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment date frequency;

  •
  if the funding agreement is a floating rate funding agreement, relevant terms such as:

  (1)
  the base rate,

  (2)
  the initial interest rate,

  (3)
  the interest reset period or the interest reset dates,

  (4)
  the interest payment dates,

  (5)
  the index maturity,

  (6)
  any maximum interest rate,

  (7)
  any minimum interest rate,

  (8)
  the spread or spread multiplier, and

  (9)
  any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread or spread multiplier may be changed prior to stated maturity;

  •
  if the funding agreement is an amortizing funding agreement, the terms for repayment prior to the stated maturity;

  •
  whether the funding agreement may be redeemed by Protective Life, or repaid at the option of the issuing trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant series of notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related series of notes; and

  •
  any other terms of the funding agreement.

        For a more detailed discussion of the Funding Agreements, see "Description of the Funding Agreements" in the accompanying prospectus.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are U.S. Holders (as defined below) and purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, (the "Code"). This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the United States, persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. The statements of law or legal conclusions in this discussion represent the opinion of Debevoise & Plimpton LLP, special U.S. tax counsel to Protective Life ("U.S. Tax Counsel"), based on such current law. No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of securities similar to the notes. No rulings will be sought from the U.S. Internal Revenue Service (the "IRS"), and the opinion of U.S. Tax Counsel is not binding on the IRS or the courts.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of the Trusts and the Notes

        In the opinion of U.S. Tax Counsel, under current law and assuming full compliance with the terms of each trust's certificate of trust (in the case of a Delaware statutory trust), trust agreement and indenture, no trust will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The relevant trust and the trust beneficial owner will agree, and by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the relevant trust as disregarded and (ii) such note as representing debt of Protective Life. The remainder of this discussion assumes that the relevant trust is disregarded and the notes represent debt of Protective Life.

        In the opinion of U.S. Tax Counsel a note will be treated, for U.S. federal income tax purposes, as (i) an ownership interest in a grantor trust holding the related funding agreement(s) and other assets, if any, (as

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described above), (ii) representing debt of Protective Life (resulting from the related trust being disregarded altogether for U.S. federal income tax purposes) or (iii) debt of the related trust. Although it is unclear which of the three alternatives the IRS or the courts would adopt, subject to the following sentence, the U.S. federal income tax consequences to a U.S. Holder would be substantially the same under any of these alternatives. If a note is treated as an ownership interest in a grantor trust, it is possible that certain costs and expenses that are paid by Protective Life pursuant to the applicable expense and indemnity agreement could be treated as constructively received by the trust, in which event, a U.S. Holder would include in income and deduct its pro rata share of these costs and expenses subject, in the case of a U.S. Holder that is an individual, estate or trust, to limitations applicable to such deductions.

Interest and Original Issue Discount

        Each U.S. Holder of a note will generally include payments of "qualified stated interest" (as described below) in respect of such note in income in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income. In general, if the issue price of a note determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such note by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such note with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a U.S. Holder acquires a note with OID, then regardless of such U.S. Holder's method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder has received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received on such note in the proportion that each such payment bears to the original principal amount of such note. Special rules apply to notes with a fixed maturity of one year or less. See below under "—Short-Term Notes."

        "Stated redemption price at maturity" means the sum of all payments to be made on a note other than payments of "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable at least annually at a single fixed rate.

        In the case of a variable rate debt instrument (as described below), the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity,

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multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more "qualified floating rates," (B) a single fixed rate and one or more qualified floating rates, (C) a single "objective rate" or (D) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) does not provide for any principal payments that are contingent. A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

        If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a "contingent payment debt instrument." Interest payable on a contingent payment debt instrument is not treated as qualified stated interest.

        A note that is a contingent payment debt instrument is generally taxable as follows:

        First, Protective Life is required to determine, as of the issue date, the comparable yield for the note. The comparable yield is generally the yield at which Protective Life would issue a fixed rate debt instrument with terms and conditions similar to those of the note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where a floating rate note is marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. federal tax liability, the comparable yield for such floating rate note, without proper evidence to the contrary, is presumed to be the AFR.

        Second, Protective Life is required to construct a projected schedule of payments (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the note. The Schedule includes each noncontingent payment and a projected payment for each contingent payment. The Schedule must produce the comparable yield determined as set forth above.

        Third, under the usual rules applicable to OID and based on the comparable yield, each U.S. Holder will be required to accrue its pro rata share of OID on a constant yield basis and include such accrual in gross income.

        Fourth, appropriate adjustments are made to the OID determined under the foregoing rules to account for any differences between actual contingent payments and the projected payments on the Schedule. Differences between the actual contingent payments made to a U.S. Holder in such U.S. Holder's taxable year and the projected payments for such taxable year are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in OID for such

S-39

year and thereafter, subject to certain limitations, as ordinary loss.

        Protective Life is required to provide to a trust that holds a funding agreement that is a contingent payment debt instrument, and such trust will provide to each holder of its notes, a copy of the Schedule described above. Protective Life's determination of the Schedule must be used by a U.S. Holder unless the Schedule is unreasonable and such U.S. Holder discloses to the IRS that it is using a different schedule.

        In general, any gain realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note that is a contingent payment debt instrument, prior to the time no contingent payments remain, is treated as interest income. In general, any loss on such a note is treated as ordinary loss to the extent it does not exceed such U.S. Holder's prior interest inclusions on such note (net of negative adjustments).

Premium

        If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of such note, such U.S. Holder generally will be considered to have purchased such note at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming Protective Life and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Notes

        Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID on a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Notes

        In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest received on such note. Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder's tax basis in such note. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the note for more than one year at the time of disposition. A U.S. Holder that is an

S-40

individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

        Special rules apply in the case of a note that is a contingent payment debt instrument that may affect the amount and character of any gain or loss realized on the sale, exchange, retirement or other disposition of such note. See above under "—Interest and Original Issue Discount."

Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchased notes from more than one Series of notes.

Backup Withholding and Information Reporting

        Backup withholding at applicable rates and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing an IRS Form W-9. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

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PLAN OF DISTRIBUTION

        Under the terms of a selling agent agreement, each series of notes will be offered by an issuing trust to the purchasing agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the purchasing agent, are parties to that agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. A trust also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. A trust will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount ranging from 0.2% to 3% of the non-discounted price for each note sold. However, a trust may also pay the purchasing agent a concession greater than or less than the range specified above. The gross selling concession that a trust will pay to the purchasing agent will be set forth in the applicable pricing supplement. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession received from a trust. In certain cases, the purchasing agent and the other agents and dealers may agree that the purchasing agent will retain the entire gross selling concession. It is anticipated that in these circumstances the other agents and dealers will be compensated based on a percentage of assets under management. A trust will disclose any particular arrangements in the applicable pricing supplement.

        Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the purchasing agent. Unless otherwise specified in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

        An issuing trust will have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. Each trust reserves the right to withdraw, cancel or modify any offer without notice. A trust may also change the terms, including the interest rate it will pay on its notes, at any time prior to its acceptance of an offer to purchase.

        Each agent, including the purchasing agent, is an "underwriter" within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the issuing trust. Each trust and Protective Life will agree to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the agents may be required to make in respect of such liabilities. Each trust and Protective Life will agree to reimburse the agents for certain expenses.

        Protective Life is a statutory issuer of the notes under the Securities Act of 1933.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. However, the agents have advised that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. There can be no assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds.

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        In connection with certain offerings of notes, the rules of the SEC permit the purchasing agent to engage in transactions that may stabilize the price of the notes. The purchasing agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the purchasing agent of a greater amount of notes than the amount the purchasing agent has agreed to purchase in connection with an offering of notes. Stabilizing transactions consist of certain bids or purchases made by the purchasing agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. No trust or the purchasing agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, no trust or the purchasing agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The purchasing agent is not required to engage in these activities and may end any of these activities at any time.

        The agents or dealers to or through which a trust may sell notes may engage in transactions with such trust and perform services for such trust in the ordinary course of business.

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The information in this prospectus is not complete and may be changed. Neither Protective Life Insurance Company nor the trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION DATED JULY 21, 2005

PROSPECTUS

Protective Life Insurance Company

Sponsor and Depositor
$4,000,000,000
Secured Notes
Issued Through

Protective Life Secured Trusts

        Each series of notes will be issued by a separate and distinct trust which:

  •
  will be either a newly established Delaware statutory trust or a newly established Delaware common law trust;

  •
  will use the net proceeds from the offering of its series of secured notes to purchase one or more funding agreements sold to, and deposited into, that trust by Protective Life Insurance Company, a life insurance company incorporated and licensed under the laws of the state of Tennessee; and

  •
  will pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its series of notes to The Bank of New York, as indenture trustee, on behalf of the holders of the related series of notes.

        The notes:

  •
  will be offered on terms to be determined at the time of sale. Specific terms of an offering of notes will be provided in an accompanying prospectus supplement and pricing supplement;

  •
  will represent non-recourse obligations of the issuing trust and will be paid only from the assets of that trust;

  •
  will rank equally with all notes of the issuing trust; and

  •
  will be the issuing trust's obligations only and will not be obligations of, or guaranteed by, Protective Life Insurance Company or any of its affiliates.

        The funding agreements issued by Protective Life Insurance Company to the trusts will represent obligations of Protective Life Insurance Company only.

        A trust may offer notes in any of the following ways:

  •
  directly;

  •
  through agents;

  •
  through dealers; or

  •
  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

        A description of how an issuing trust will offer its notes will be made in an accompanying prospectus supplement or pricing supplement for the offering.

        See "Risk Factors" beginning on page 8 of this prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

        None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2005

FORWARD-LOOKING INFORMATION

        This prospectus, the accompanying prospectus supplement and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Protective Life Insurance Company's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," "should," "would," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and neither Protective Life Insurance Company nor any of a trust's agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective Life Insurance Company and each trust's agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time. The safe harbors contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 do not apply to the trusts.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Protective Life Insurance Company filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, up to a total amount of $4 billion in aggregate principal amount of the notes or the equivalent amount in one or more foreign currencies described in this prospectus may be sold by the trusts. This prospectus provides a general description of the notes. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes. Each time a trust offers to sell notes, it may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of that offering. The pricing supplement may also add to, update, supplement or clarify the information contained in this prospectus and the applicable prospectus supplement and, accordingly, before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading "Where You Can Find More Information" on page 2. In this prospectus, "Protective Life" refers to Protective Life Insurance Company, "PLC" refers to Protective Life Corporation, "trust" refers to each newly created Protective Life Secured Trust and "issuing trust" refers to a trust with respect to the series of notes issued and sold to the public by that trust and, in the case of a common law trust, acting by and through Wilmington. In this Prospectus, references to "Wilmington" are to Wilmington Trust Company solely in its capacity as trustee of the trusts and not in its individual capacity. In this Prospectus each series of Secured Notes is referred to as a "series of notes" and the Secured Notes are referred to generally as "notes."

        You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Protective Life nor any agent or dealer is making an offer to sell the notes in any jurisdiction where the offer to sell the notes is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or any pricing supplement, as well as information previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only. Protective Life's business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Protective Life. Protective Life is subject to the informational requirements of the Securities Exchange Act of 1934, and in compliance with such laws Protective Life files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any reports or other information Protective Life files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of Protective Life's documents upon payment of a duplicating fee, by writing to the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Protective Life filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus).

        Investors will be able to access (i) distribution reports on Form 10-D and current reports on Form 8-K, as applicable, with respect to the trusts formed under the programs and (ii) annual reports with respect to the trusts on Form 10-K only on the SEC's web site (which is at http://www.sec.gov). (This URL is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.) As depositor, Protective Life will file these reports on behalf of each trust and reports with respect to a particular issuing trust can be accessed under that trust's name. Protective Life will not make these reports available on its web site due to the volume of such reports required to be filed.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows Protective Life to "incorporate by reference" information that Protective Life files with the SEC into this prospectus and any accompanying prospectus supplement and pricing supplement, which means that incorporated documents are considered part of this prospectus and any accompanying prospectus supplement and pricing supplement. Protective Life can disclose important information to you by referring you to those documents. Information that Protective Life files with the SEC will automatically update and supersede the information in this prospectus.

        This prospectus and any accompanying prospectus supplement and pricing supplement incorporates by reference the following documents:

  •
  Protective Life's Annual Report on Form 10-K for the year ended December 31, 2004.

  •
  Protective Life's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.

This prospectus and any accompanying prospectus supplement and pricing supplement also incorporates by reference all documents that Protective Life files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information about Protective Life and its finances.

        You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement and pricing supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning to the following address or telephone number:

Protective Life Insurance Company 2801 Highway 280 South Birmingham, Alabama 35223 Attention: Chip Wann Tel: (205) 268-1000

DESCRIPTION OF THE TRUSTS

        The following includes a general description of the trusts and the material provisions of the form of certificate of trust (in the case of a Delaware statutory trust) and the standard statutory trust terms which will be incorporated by reference into each statutory trust agreement and the standard common law trust terms which will be incorporated by reference into each common law trust agreement and other related documents. The statutory trust agreement and the common law trust agreement are included in the form of omnibus instrument. This summary is not complete and you should read the detailed provisions of such documents. Copies of the form of certificate of trust, standard statutory trust terms, standard common law trust terms and form of omnibus instrument have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference and the executed copies of each certificate of trust, statutory trust agreement and common law trust agreement may be inspected during normal business hours at the trusts' office at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890. References in this prospectus to "Wilmington" are to Wilmington Trust Company solely in its capacity as trustee of the trusts and not in its individual capacity.

General

        Each series of notes will be issued by either:

  •
  a newly created separate Delaware statutory trust (each a "statutory trust"); or

  •
  a newly created separate Delaware common law trust (each a "common law trust") acting by and through Wilmington.

        Each statutory trust will:

  •
  be created pursuant to a certificate of trust (each a "certificate of trust") filed with the Delaware Secretary of State under section 3810 of the Delaware Statutory Trust Act (the "Trust Act") and a statutory trust agreement (each, a "statutory trust agreement") described below;

  •
  be a separate and distinct entity, unaffiliated with any other trust and unaffiliated with Protective Life; and

  •
  be governed by the terms contained within a statutory trust agreement.

        Each certificate of trust will be executed by Wilmington Trust Company, as Delaware trustee (the "Delaware trustee") and each statutory trust's activities will be governed by the terms contained in the relevant statutory trust agreement.

        Upon the execution and filing of a certificate of trust for a statutory trust by the Delaware trustee, the Delaware trustee and AMACAR Pacific Corp., as administrator and trust beneficial owner, will execute a statutory trust agreement. The statutory trust agreement will incorporate all of the terms and provisions of the standard statutory trust terms and, thereafter, will constitute a stand-alone organizational document governing the activities of the relevant statutory trust. The Delaware trustee and the administrator will manage the affairs of each statutory trust pursuant to the terms of the relevant statutory trust agreement and the relevant administrative services agreement, respectively, and the trust beneficial owner will purchase the beneficial interest in each statutory trust.

        Each common law trust will be similar in most respects to a statutory trust. No certificate of trust is required to form a common law trust and therefore no filing with the Secretary of State for the State of Delaware is required; however, each common law trust will:

  •
  be governed by the terms contained within a common law trust agreement (each, a "common law trust agreement"); and

  •
  be separate and distinct and unaffiliated with any other trust and unaffiliated with Protective Life.

        As with each statutory trust, in connection with the issuance of a series of notes, Wilmington Trust Company, as trustee (the "common law trustee"), and AMACAR Pacific Corp., as administrator will execute a common law trust agreement. The common law trust agreement will incorporate all of the terms and provisions of the standard common law trust terms and, thereafter, will constitute a stand-alone organizational document governing the activities of the relevant common law trust. The common law trustee and the administrator will manage the affairs of each common law trust pursuant to the terms of the relevant common law trust agreement.

        In connection with the issuance of a series of notes by a trust, such trust will, among other things:

  •
  acquire one or more funding agreements (each a "funding agreement") issued to, and deposited into, such trust, by Protective Life.

  •
  pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its series of notes to The Bank of New York, as indenture trustee, on behalf of the holders of that trust's series of notes.

        Each series of notes will be secured by a first priority perfected security interest in the related funding agreement(s).

        The sole purpose of each trust is to issue and sell one series of notes to investors, to use the net proceeds of such sale to acquire one or more funding agreements from Protective Life, to pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its series of notes to The Bank of New York, as indenture trustee, on behalf of that trust's series of notes, and to engage in other activities necessary or incidental thereto. No trust shall take any action not expressly provided for in its trust agreement or in the relevant indenture. See "Description of the Indentures—Covenants."

        Each trust's principal executive offices will be located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 and its telephone number is (302) 636-6000.

Nature of Each Trust

        The applicable series of notes and the liabilities, obligations and expenses related to such series of notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise of the applicable trust.

        As separate and distinct special purpose trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable only against the assets of such trust and not against the assets of any other trust or against Protective Life's assets. In addition, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Protective Life or any trust will be enforceable against the assets of any other trust. See "Description of the Indentures—Nonrecourse Enforcement."

Application of Money Received by Wilmington on Behalf of a Trust.

        Except for payments made in connection with the liquidation of a trust, all monies and other property received by Wilmington on behalf of a trust in respect of the collateral shall be distributed as follows:

        first, to the indenture trustee for the payment of all amounts then due and unpaid upon the applicable notes, if any, in accordance with the applicable indenture; and

        second, to the trust beneficial owner all of the amounts that would be payable to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15. Any remaining monies and other property shall be distributed ratably in proportion to their original principal amounts to the holders of notes last noted in the register as the holders of the notes and trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15).

        Upon the liquidation of a trust, the remaining collateral and any other assets held in the trust shall be liquidated, and the trust shall be wound-up by Wilmington in accordance with Section 3808(d) and (e) of the Delaware Statutory Trust Act. In such event, (i) the trust shall first pay all amounts due and unpaid on the notes, if any, in accordance with the applicable indenture, (ii) the trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable expense and indemnity agreement, and (iii) the trust shall then pay to the trust beneficial owner all of the amounts that would be payable under the indenture to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15. Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the holders last noted in the register as the holders of the notes and the trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 and as if each such holder continued to hold its notes after all amounts due on such notes under the indenture have been paid).

Bankruptcy Concerns

        In the trust agreement, the trustee and the trust beneficial owner agree that neither party will institute against the trust any bankruptcy proceeding. Also, in the indenture, the indenture trustee agrees that it will not institute against the trust any bankruptcy proceeding for payments due the indenture trustee. However, during certain events of default, the indenture trustee (on behalf of the holders of notes) or the holders of more than 25% in aggregate principal amount of outstanding notes may accelerate payments of principal and interest under the notes as well as, under certain circumstances, institute judicial or other proceedings against the trust. If a bankruptcy proceeding is commenced against a trust, Protective Life does not anticipate that the assets of the trust will be consolidated with the assets of any other party. As the sole asset of each trust is one or more funding agreements issued by Protective Life, upon a proceeding for Protective Life's liquidation, rehabilitation, conservation or supervision or similar event, an event of default under the notes issued by each trust will occur and the indenture trustee on behalf of the noteholders will have a claim against Protective Life in such proceeding. No other creditors or policyholders of Protective Life should have a claim against the funding agreement(s) held by each trust or any claims thereunder. For information on priority of claims with respect to the funding agreements see "Description of The Funding Agreements—Priority."

The Trustee and Administrator

        Pursuant to each trust agreement, Wilmington will act as the sole trustee of each trust. Wilmington, on behalf of each trust, will enter into an administrative services agreement (the "administrative services agreement"), with AMACAR Pacific Corp., in its capacity as administrator of each trust. As provided in the administrative services agreement for each trust, the administrator will conduct the activities of each trust. See "Description of Standard Administrative Services Agreement Terms."

        The trustee will not be liable under the trust agreement(s) under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained in the trust agreement(s) made by the trustee.

        The trustee may resign by giving at least 90 days' written notice to the trust beneficial owner and the indenture trustee. If at any time the trustee ceases to be eligible to serve as the trustee under a trust agreement, or the trustee is unable to serve as trustee, or is bankrupt or insolvent, then the trust beneficial owner and indenture trustee may remove the trustee. No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by the successor trustee.

        The trustee is also acting as trustee under Protective Life's existing secured notes program (Registration Statement File No. 333-100944), which is substantially similar to this program, and has acted in such capacity since November 2003 and has also served as trustee in numerous registered and unregistered asset-backed securities transactions involving the securitization of funding agreements.

The Trust Beneficial Owner

        AMACAR Pacific Corp. is the sole beneficial owner of each trust (the "trust beneficial owner"). The beneficial interest in each trust:

  •
  will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes),

  •
  will be issued in book-entry form only,

  •
  will entitle the trust beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related series of notes, and

  •
  will be subordinated to the related series of notes and will not be secured by the collateral.

        The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series of notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related series of notes, the issuing trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

No Affiliation

        None of Protective Life or any of its officers, directors, subsidiaries or affiliates will own any beneficial interest in any trust nor will any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.

        Neither Protective Life nor any of its officers, directors, subsidiaries or affiliates is affiliated with Wilmington, the trust beneficial owner, the administrator or the indenture trustee.

        According to AMACAR Pacific Corp. no beneficial owner of AMACAR Pacific Corp. is in any way affiliated with Protective Life.

Recordkeeping

        The assets associated with each trust formed in connection with this secured notes program will be held and accounted for separately from the assets of any other trust or Protective Life.

        The trusts will be subject to certain reporting requirements under the Exchange Act.

Expenses

        Protective Life will enter into an expense and indemnity agreement with each of Wilmington, the indenture trustee, the administrator, each trust to be formed in connection with the issuance of a series of notes and each service provider that may become a party to the agreement from time to time. Under each expense and indemnity agreement, Protective Life will pay certain of the costs and expenses relating to the offering, sale and issuance of the issuing trust's series of notes and certain costs, expenses and taxes incurred by the issuing trust and will indemnify Wilmington, the indenture trustee, the administrator, each issuing trust and each service provider that may become a party to the agreement from time to time with respect to certain matters. See "Description of Standard Expense and Indemnity Agreement Terms."

Amendment

        Each trust agreement may be amended by the trustee and the trust beneficial owner:

  •
  in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of the related notes;

  •
  with the prior consent of the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes; and

  •
  with the prior consent of each affected holder, to (1) change the amount or timing of any payment of the related series of notes or (2) impair the right of any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

        Subject to the second and third bullet points above, the trustee and the trust beneficial owner may amend the trust agreement, without the consent of any noteholder, at any time to the extent necessary to ensure that the applicable trust will be either disregarded or treated as a grantor trust (assuming that any such trust were not disregarded) for U.S. federal income tax purposes or to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended. The administrator shall advise each rating agency that is then rating the program or any series of notes of any such amendment.

Fiscal Year End

        Unless otherwise specified in the applicable pricing supplement, the fiscal year of each trust will end on December 31.

RISK FACTORS

        Your investment in the notes will involve certain risks. This prospectus, the accompanying prospectus supplement and any pricing supplement do not describe all of those risks. The business, financial condition, results of operations and prospects of any trust and Protective Life may have changed since that date.

        In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and any pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

        Because each trust will rely on the payments it receives on the funding agreements to fund all payments on the related notes, you are making an investment decision regarding the funding agreements as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes and the funding agreements.

Risk Factors Relating to the Trusts

  Each trust will have limited resources and therefore its ability to make timely payments with respect to its series of notes will depend on Protective Life making payments under the related funding agreement(s).

        Each trust's principal assets will be one or more funding agreements issued by Protective Life. Each series of notes will be secured by one or more funding agreements together with all of the proceeds in respect of and all amounts and instruments on deposit from time to time in the relevant collection account, and all of the books and records pertaining to, such funding agreements and all of the issuing trust's rights thereto, which is collectively referred to in this prospectus as the collateral. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable against only the assets held in such trust and not against the assets of any other trust or Protective Life. No series of notes will have any right to receive payments from the collateral owned by any other trust or from the assets of Protective Life or any of its affiliates. Accordingly, a trust will only be able to make timely payments with respect to a series of notes if Protective Life has made all required payments under the funding agreement(s) securing the related series of notes.

  The notes of a series are the issuing trust's obligations only and are not obligations of, or guaranteed by, Protective Life or any of its affiliates.

        The notes will not be obligations of, and will not be guaranteed by, Protective Life, PLC or any of their respective subsidiaries or affiliates. Except for Protective Life's payment obligations under the funding agreements and the expense and indemnity agreements, none of these entities nor any agent, trustee or beneficial owner of a trust (including the trust beneficial owner) is under any obligation to provide funds or capital to a trust. In addition, the notes will not benefit from any insurance guarantee fund coverage or any similar protection. The net worth of each trust will be approximately $15 at inception. The net worth of any trust is not expected to increase materially.

  No trust will have any prior operating history.

        Each trust will exist solely to:

  •
  issue and sell a series of notes to investors;

  •
  use the net proceeds from the sale of its series of notes to acquire one or more funding agreements from Protective Life;

  •
  pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its series of notes to The Bank of New York, as indenture trustee, on behalf of that trust's series of notes; and

  •
  engage in other activities necessary or incidental thereto.

        No trust will have any prior operating history.

Risk Factors Relating to the Notes

  The notes of a series are the non-recourse obligations of the issuing trust and your claims as a holder of a series of notes are limited to the amount of the applicable collateral.

        The notes of a series are payable only from the collateral held as security for notes of a series by the issuing trust. If any event of default occurs under any series of notes, the rights of the holders of the series of notes and the indenture trustee, acting on behalf of such holders, will be limited to a proceeding against the applicable collateral. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of Protective Life, its officers, directors, affiliates, employees or agents or any other trust or any of an issuing trust's trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, except with respect to enforcing obligations under the relevant funding agreement(s) against Protective Life. All claims of the holders of a series of notes in excess of amounts received from the related collateral will be extinguished.

  Noteholders will not have any direct contractual rights against Protective Life under any funding agreement.

        The funding agreements issued by Protective Life to a trust will be contractual obligations between Protective Life and such trust. Once a trust collaterally assigns and pledges all of its rights and privileges in the funding agreements to the indenture trustee for the benefit of the holders of notes of its series of notes to secure its obligations under such notes, the indenture trustee will be the only party with recourse rights against Protective Life under the funding agreements. If the indenture trustee fails to enforce the terms of the funding agreements, then holders of notes representing at least 50% of the aggregate principal amount of the outstanding notes of the series of notes have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee with respect to the related funding agreements. See "Description of the Indentures—Nonrecourse Enforcement."

  An event of default under the notes may not constitute an "event of default" under the applicable funding agreement.

        In certain circumstances an event of default under a series of notes may not constitute an event of default under the applicable funding agreement.

        To the extent that:

  •
  a trust fails to observe or perform in any material respect any covenant contained in the indenture or its notes;

  •
  the indenture ceases to be in full force and effect or the indenture trustee's security interest in the collateral is successfully challenged or is determined to be defective; or

  •
  a trust or the collateral is, subject to certain actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation dissolution or other similar action or a trust is unable to pay its debts, it is possible that a trust's obligations under its series of notes may be accelerated while the obligations of Protective Life under the applicable funding agreement may not be similarly accelerated. If this occurs, the indenture trustee may have no or limited ability to proceed against the applicable funding agreement and the related collateral and holders of that trust's notes may not be paid in full, or in a timely manner upon such acceleration. See "Description of the Indenture—Events of Default" and "Description of the Funding Agreements—Certain Terms and Conditions" in this prospectus.

  Payments under funding agreements may be insufficient to pay principal and interest under the notes.

        Payments of the principal of and interest on a series of notes will be made solely from the payments the issuing trust receives under the applicable funding agreement(s). Unless otherwise specified in the applicable prospectus supplement or pricing supplement, Protective Life will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority and each holder of a note of the related series of notes will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes, as equitably determined by the issuing trust. Under this circumstance, a trust will not actually pay, or cause to be paid, to such holder all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies, assessments or other governmental charges. See also "—The notes could be deemed to be contracts of insurance or participations in the funding agreements, which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes" immediately below.

  The notes could be deemed to be contracts of insurance or participations in the funding agreements, which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes.

        The laws and regulations of the states of the United States and the District of Columbia (the "Covered Jurisdictions") contain broad definitions of the activities that may constitute the conduct of the insurance business in the Covered Jurisdictions. Because the primary asset of each trust will be one or more funding agreements issued by a life insurance company, it is possible that a trust's issuance of notes or the performance of its obligations under the notes, including the payment or prepayment of amounts due under the notes, or the purchase, resale or assignment of the notes by any investor or any person who acquires the notes directly or indirectly from such investor (1) could be characterized by one or more jurisdictions as the conduct of the business of insurance by the issuing trust, such investor or such other person or (2) could otherwise subject the issuing trust, such investor or such other person to regulation under the insurance laws of one or more Covered Jurisdictions. This could, among other effects, require such persons to be subject to regulatory licensure or other qualifications and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such person to regulatory penalties. In the event a trust is subject to any such penalties or any other liabilities resulting from such regulation, payments under funding agreements may be insufficient to pay principal and interest under the notes. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of regulation by any one or more Covered Jurisdictions could result in an investor either being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.

        Protective Life believes that (1) the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the Covered Jurisdictions and (2) the notes should not subject any trust, any investor or any person who acquires the notes directly or indirectly from such investor and/or persons engaged in the sale, solicitation or negotiation or purchasing the notes in the Covered Jurisdictions to regulation as doing an insurance business or engaging in the sale, solicitation or negotiation of insurance, as contemplated by the insurance laws in the Covered Jurisdictions by virtue of their activities in connection with the purchase, resale and/or assignment of the notes. There are, however, wide variations in the insurance laws of the Covered Jurisdictions, subtle nuances in their application, and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the authority to modify or withdraw a regulatory interpretation, impose new rules, and take a position contrary to Protective Life's. In addition, state courts are not bound by any regulatory interpretations and could take a position contrary to Protective Life's. Consequently, there can be no assurance that the purchase, resale or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more Covered Jurisdictions.

  Any survivor's option may be subject to certain limitations.

        Under the InterNotes® program and the secured medium-term notes program, Protective Life has the discretionary right to limit the aggregate principal amount of:

  •
  all funding agreements securing all outstanding series of notes as to which exercises of any put option by all issuing trusts shall be accepted by Protective Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued to retail investors under any Protective Life secured notes program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements;

  •
  funding agreements securing the notes of a series as to which exercises of the put option by any issuing trust attributable to notes issued under any Protective Life secured notes program as to which the survivor's option has been exercised by the authorized representative of any one individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements; and

  •
  funding agreements securing a series of notes as to which exercises of any put option by the issuing trust shall be accepted as set forth in the applicable funding agreement and the applicable pricing supplement.

In any such event, each trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by it. Accordingly, no assurance can be given that the exercise of the survivor's option for a desired amount will be accepted as to any series of notes or in any single calendar year.

  Redemption may adversely affect your return on the notes.

        If the funding agreement(s) related to your notes are redeemable at Protective Life's option, including Protective Life's right to redeem such funding agreement if it is, or a material probability exists that it will be, required under the relevant pricing supplement to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority, or upon the occurrence of a "tax event" (as defined under "Description of Funding Agreements—Early Redemption for Tax Event"), the relevant trust will redeem your notes if Protective Life chooses to redeem the related funding agreement(s). Prevailing interest rates at the time your notes are redeemed may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Protective Life's redemption right also may adversely impact your ability to sell your notes.

  There may not be any trading market for your notes; many factors affect the trading and market value of your notes.

        Upon issuance, a series of notes will not have an established trading market. There can be no assurances that a trading market for your notes will ever develop or be maintained if developed. In addition to the issuing trust's and Protective Life's creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

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  the complexity and volatility of the index or formula applicable to the interest rate borne by your notes;

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  the method of calculating the principal, premium and interest in respect of your notes;

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  the time remaining to the maturity of your notes;

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  the outstanding amount of the applicable series of notes;

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  any redemption or repayment features of your notes;

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  the amount of other debt securities linked to the index or formula applicable to your notes; and

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  the level, direction and volatility of market interest rates generally.

        There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

  If a trust issues notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks.

        If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, which are referred to in this prospectus and the accompanying prospectus supplement as foreign currency notes, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. The risks include, but are not limited to:

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  the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

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  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

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  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        The existence, magnitude and longevity of these risks generally depend on factors over which the trusts have no control and which cannot be readily foreseen, such as:

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  economic events,

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  political and regulatory events, and

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  financial events, such as the supply of, and demand for, the relevant currencies.

        Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. dollar equivalent yield of your foreign currency notes, (2) in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally, in the U.S. dollar equivalent market value of your foreign currency notes.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to an issuing trust when payments on its notes are due because of circumstances beyond that issuing trust's control. In this event, an issuing trust will make required payments in U.S. dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars.

        Except for certain tax matters discussed in the prospectus supplement for the secured medium-term notes program, the information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. Protective Life disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

  Ratings of the program and any rated series of notes may not reflect all risks of an investment in the notes and may change over the course of the program.

        In the event that a specific series of notes is rated by a rating agency, the ratings of such notes will primarily reflect the financial strength of Protective Life and will change in accordance with the rating of Protective Life's financial strength and with any change in the priority status of funding agreement obligations under Tennessee law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of the secured medium-term note program and InterNotes® program and any rated series of notes issued under these programs may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

  An increase in market interest rates could result in a decrease in the value of any notes bearing interest at a fixed rate.

        If market interest rates increase above the interest rate of notes bearing interest at a fixed rate, such notes bearing interest at a fixed rate generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest rate on the notes you have purchased, the market value of your notes may decline. Protective Life can give no assurance regarding the future level of market interest rates.

  If you purchase discount notes, the amount payable to you upon early redemption, repayment of acceleration of these notes may be less than the principal amount (i.e., par) of the notes plus accrued but unpaid interest and premium, if any.

        If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in the applicable prospectus supplement or pricing supplement.

Risk Factors Relating to the Collateral

  The funding agreements are unsecured obligations of Protective Life. If the funding agreements were not determined to be insurance contracts, they would be accorded the same priority in an insolvency of Protective Life as its other general unsecured obligations.

        The primary assets held in each trust will be one or more funding agreements. The ability to receive payments on a series of the notes will principally depend on payments under each related funding agreement. Although each trust will purchase the funding agreements, it also will grant a security interest in, pledge and collaterally assign each funding agreement to the indenture trustee, on behalf of the note holders of the related series of notes to secure its obligations under its series of notes.

        The funding agreements are unsecured obligations of Protective Life and, in the event of Protective Life's insolvency, will be subject to the provisions of Title 56, the Tennessee Code Annotated, particularly those contained in Tennessee's Insurers Rehabilitation and Liquidation Act (the "Tennessee Insolvency Statute"). The Tennessee Insolvency Statute establishes the priorities for paying claims against the estate of an insolvent Tennessee insurance company. Bass, Berry & Sims PLC, Protective Life's Tennessee counsel ("Tennessee counsel"), has opined, in a legal opinion dated                        , 2005, that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Tennessee law would conclude that loss claims in respect of each funding agreement are entitled to distribution ranking equally with loss claims made under other insurance policies and annuities issued by Protective Life, as well as with claims of the Tennessee Life and Health Insurance Guaranty Association and any similar organization in another state, in accordance with the Tennessee Insolvency Statute.

        Tennessee counsel has advised that its opinion is based on its interpretation of the relevant provisions of the Tennessee Insolvency Statute as of the date of the opinion. However, the Tennessee Insolvency Statute and regulations, interpretations, and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel's opinion depend upon a facts and circumstances analysis and have received little or no administrative or judicial consideration. Therefore, the Tennessee Commissioner of Commerce and Insurance, in his/her capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with the analysis of Tennessee counsel provided in its opinion. In the event a court determines that the relevant funding agreements are not insurance contracts, the indenture trustee, as owner of the relevant funding agreements, on behalf of the holders of the relevant series of notes, would not be accorded priority status ranking equally with other loss claims as identified in the prior paragraph and would be accorded the lower priority associated with general unsecured obligations of Protective Life. See "Description of the Funding Agreements—Priority" in this prospectus.

Risk Factors Relating to Protective Life

  Each trust's ability to make payments on the notes is dependent upon Protective Life.

        Each trust's ability to make timely payments under its series of notes will depend primarily on its receipt of corresponding payments under the related funding agreements. Furthermore, the marketability, liquidity and value of the notes may be substantially impaired to the extent Protective Life is less able to meet, or is perceived as being less able to meet, its obligations under the funding agreements.

        Any of the factors discussed below, or any combination of such factors, could materially and adversely affect Protective Life's business, financial condition, results of operations or prospects and prevent Protective Life from timely meeting its obligations under the funding agreements, or result in a ratings downgrade or insolvency.

        As discussed below, any ratings downgrade with respect to Protective Life or its affiliates could materially and adversely affect the ability of holders of notes to receive payments owed under such notes. Moreover, any combination or all of the factors discussed below may cause Protective Life to become the subject of administrative supervision, insolvency, liquidation, rehabilitation, reorganization, conservation or other similar proceedings (collectively, "Insolvency Proceedings") under any applicable laws. Should Protective Life become the subject of Insolvency Proceedings, the indenture trustee for the benefit of the holders of notes of any series then outstanding, may be stayed during the pendency of Insolvency Proceedings from collecting any payments under the relevant funding agreements and from exercising any collateral management rights, that would otherwise be available to the indenture trustee as the secured party. Collateral management rights permit the indenture trustee to manage the assets held in a trust. The indenture trustee may not be able to recover any payments under the funding agreements from Protective Life should there be insufficient assets to provide for these payments.

        In addition, under certain circumstances, payments made by Protective Life to the indenture trustee or to a trust may be sought to be recovered in Insolvency Proceedings as preferential payments or pursuant to other similar theories. You should be aware, therefore, that Insolvency Proceedings with respect to Protective Life could cause a significant delay in receiving payments due under the notes and could materially and adversely affect the timing and the amounts, if any, to be paid to you under the notes. You should note that as of March 31, 2005, $2.5 billion of assets of Protective Life which are held in separate accounts are not available to satisfy obligations of Protective Life under the funding agreements. At March 31, 2005, Protective Life had approximately $24.7 billion in its general account from which to satisfy its obligations under the funding agreements and its other insurance liabilities. At March 31, 2005, Protective Life had approximately $21.9 billion of liabilities related to insurance contracts and policies and general operating liabilities that would be required to be satisfied out of its general account.

  Protective Life is exposed to the risks of natural disasters, malicious and terrorist acts that could adversely affect Protective Life's operations.

        While Protective Life has obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no predictions of specific scenarios can be made nor can assurance be given that there are not scenarios that could have an adverse effect on

Protective Life. A natural disaster or an outbreak of an easily communicable disease could adversely affect the mortality or morbidity experience of Protective Life or its reinsurers.

  Protective Life operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry.

        Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry. Protective Life encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective Life, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

        The insurance industry is consolidating, with larger, potentially more efficient organizations emerging from consolidation. Participants in certain of Protective Life's independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies are converting to stock ownership, which will give them greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine, provided certain requirements are satisfied. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of Protective Life's products by substantially increasing the number and financial strength of potential competitors.

        Protective Life's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong ratings from rating agencies.

  A ratings downgrade could adversely affect Protective Life's ability to compete.

        Rating organizations periodically review the financial performance and condition of insurers, including Protective Life and its subsidiaries. In recent years, downgrades of insurance companies have occurred with increasing frequency. A downgrade in the ratings of Protective Life and its subsidiaries could adversely affect Protective Life's ability to sell its products, retain existing business, and compete for attractive acquisition opportunities. Specifically, a ratings downgrade would materially harm Protective Life's ability to sell certain products, including guaranteed investment products and funding agreements, and would increase the likelihood of a reduction in the rating of the notes.

        Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. In addition, rating organizations use various models and formulas to assess the strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models could impact the rating organizations' judgment of the rating to be assigned to the rated company or the notes. Protective Life cannot predict what actions the rating organizations may take, or what actions Protective Life may be required to take in response to the actions of the rating organizations, which could adversely affect Protective Life.

  Protective Life's policy claims fluctuate from period to period, and actual results could differ from its expectations.

        Protective Life's results may fluctuate from period to period due to fluctuations in policy claims received by Protective Life. Certain of Protective Life's businesses may experience higher claims if the economy is growing slowly or in recession, or equity markets decline.

        Mortality, morbidity, and casualty expectations incorporate assumptions about many factors, including for example, how a product is distributed, persistency and lapses, and future progress in the fields of health and medicine, and the projected level of used vehicle values. Actual mortality, morbidity, the projected level of used vehicle values, and casualty claims could differ from expectations if actual results differ from those assumptions. In addition, continued activity in the life settlement industry could have an adverse impact on Protective Life's level of persistency and lapses.

  Protective Life's results may be negatively affected should actual experience differ from management's assumptions and estimates.

        In the conduct of business, Protective Life makes certain assumptions regarding the mortality, persistency, expenses and interest rates, or other factors appropriate to the type of business it expects to experience in future periods. These assumptions are also used to estimate the amounts of deferred policy acquisition costs, policy liabilities and accruals, future earnings, and various components of Protective Life's balance sheet. Protective Life's actual experience, as well as changes in estimates, are used to prepare Protective Life's statements of income.

        The calculations Protective Life uses to estimate various components of its balance sheet and statements of income are necessarily complex and involve analyzing and interpreting large quantities of data. Protective Life currently employs various techniques for such calculations and it from time to time will develop and implement more sophisticated administrative systems and procedures capable of facilitating the calculation of more precise estimates.

        Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revision over time. Accordingly, Protective Life's results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing more sophisticated administrative systems and procedures that facilitate the calculation of more precise estimates.

  The use of reinsurance introduces variability in Protective Life's statements of income.

        The timing of premium payments to, and receipt of expense allowances from, reinsurers may differ from Protective Life's receipt of customer premium payments and incurrence of expenses. These timing differences introduce variability in certain components of Protective Life's statements of income, and may also introduce variability in Protective Life's quarterly results.

  Protective Life could be forced to sell investments at a loss to cover policyholder withdrawals.

        Many of the products offered by Protective Life and its insurance subsidiaries allow policyholders and contract holders to withdraw their funds under defined circumstances. Protective Life and its insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. While Protective Life and its life insurance subsidiaries own a significant amount of liquid assets, a certain portion of their assets are relatively illiquid. If Protective Life or its subsidiaries experience unanticipated withdrawal or surrender activity, Protective Life or its subsidiaries could exhaust their liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms. If Protective Life or its subsidiaries are forced to dispose of assets on unfavorable terms, it could have an adverse effect on Protective Life's financial condition.

  Interest-rate fluctuations could negatively affect Protective Life's spread income or otherwise impact its business.

        Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on outstanding policies and contracts. Both rising and declining interest rates can negatively affect Protective Life's spread income. While Protective Life develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not affect such spreads.

        From time to time, Protective Life has participated in securities repurchase transactions that have contributed to Protective Life's investment income. Such transactions involve some degree of risk that the counterparty may fail to perform its obligations to pay amounts owed and the collateral has insufficient value to satisfy the obligation. No assurance can be given that such transactions will continue to be entered into and contribute to Protective Life's investment income in the future.

        Changes in interest rates may also impact its business in other ways. Lower interest rates may result in lower sales of certain of Protective Life's insurance and investment products. In addition, certain of Protective Life's insurance and investment products guarantee a minimum credited interest rate, and Protective Life could become unable to earn its spread income should interest rates decrease significantly.

        Higher interest rates may create a less favorable environment for the origination of mortgage loans and decrease the investment income Protective Life receives in the form of prepayment fees, make-whole payments, and mortgage participation income. Higher interest rates may also increase the cost of debt and other obligations having floating rate or rate reset provisions and may result in lower sales of variable products.

        Additionally, Protective Life's asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve) and relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of Protective Life's asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.

        In general terms, Protective Life's results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped curve.

  Equity market volatility could negatively impact Protective Life's business.

        The amount of policy fees received from variable products is affected by the performance of the equity markets, increasing or decreasing as markets rise or fall. Equity market volatility can also affect the profitability of variable products in other ways.

        The amortization of deferred policy acquisition costs relating to variable products and the estimated cost of providing guaranteed minimum death benefits incorporate various assumptions about the overall performance of equity markets over certain time periods. The rate of amortization of deferred policy acquisition costs and the estimated cost of providing guaranteed minimum death benefits could increase if equity market performance is worse than assumed.

  A deficiency in Protective Life's systems could result in over or underpayments of amounts owed to or by Protective Life and/or errors in Protective Life's critical assumptions or reported financial results.

        The business of insurance necessarily involves the collection and dissemination of large amounts of data using systems operated by Protective Life. Examples of data collected and analyzed include policy information, policy rates, expenses, mortality and morbidity experience. To the extent that data input errors, systems errors, or systems failures are not identified and corrected by Protective Life's internal controls, the information generated by the systems and used by Protective Life and/or supplied to business partners, policyholders, and others may be incorrect and may result in an overpayment or underpayment of amounts owed to or by Protective Life and/or Protective Life using incorrect assumptions in its business decisions or financial reporting.

        In the third quarter of 2002, Protective Life discovered that the rates payable on certain life insurance policies were incorrectly entered into its reinsurance administrative system in 1991. As a result, Protective Life overpaid to several reinsurance companies the reinsurance premiums related to such policies of approximately $94.5 million over a period of 10 years beginning in 1992. Protective Life has received payment from substantially all of the affected reinsurance companies.

  Insurance companies are highly regulated and subject to numerous legal restrictions and regulations.

        Protective Life and its subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of Protective Life's business, which may include, among other things, premium rates, reserve requirements, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, and capital adequacy, and is concerned primarily with the protection of policyholders and other customers rather than share owners. At any given time, a number of financial and/or market conduct examinations of Protective Life or its insurance subsidiaries is ongoing. Protective Life is required to obtain state regulatory approval for rate increases for certain health insurance products, and Protective Life's profits may be adversely affected if the requested rate increases are not approved in full by regulators in a timely fashion. From time to time, regulators raise issues during examinations or audits of Protective Life and its insurance subsidiaries that could, if determined adversely, have a material impact on Protective Life. Protective Life cannot predict whether or when regulatory actions may be taken that could adversely affect Protective Life or its operations. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as health insurance and accounting or reserve requirements. In particular, the National Association of Insurance Commissioners (NAIC) has been debating whether changes should be made to Actuarial Guideline 38, which interprets the reserve requirements for universal life insurance with secondary guarantees, and, if so, whether any such changes should be made retroactively. In July 2005, the governing committee of the NAIC adopted amendments that, if adopted by the full NAIC, would increase these reserve requirements as of July 2005 for products issued after that time.

        Protective Life and its insurance subsidiaries may be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act (ERISA). Severe penalties are imposed for breach of duties under ERISA.

        Certain policies, contracts, and annuities offered by Protective Life and its insurance subsidiaries are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

        Other types of regulation that could affect Protective Life and its subsidiaries include insurance company investment laws and regulations, state statutory accounting practices, anti-trust laws, minimum solvency requirements, state securities laws, federal privacy laws, federal money laundering and anti-terrorism laws, and, because Protective Life owns and operates real property, state, federal, and local environmental laws. Protective Life cannot predict what form any future changes in these or other areas of regulation affecting the insurance industry might take or what effect, if any, such proposals might have on Protective Life if enacted into law.

  Protective Life is exposed to potential risks from recent legislation requiring companies to evaluate their internal control over financial reporting.

        Under Section 404 of the Sarbanes Oxley Act of 2002, effective at year-end 2004, management is required to assess the effectiveness of PLC's internal control over financial reporting. PLC's auditors are required to attest to and report on management's assessment. Section 404 of the Sarbanes Oxley Act of 2002 will be effective for Protective Life at year-end 2006. Implementation guidance has been issued by the Public Company Accounting Oversight Board (United States) and the SEC. Protective Life has limited experience with this process. Protective Life believes that its control environment is effective; however, it is possible that adverse attestations with respect to Protective Life, other companies in the industry, or in business in general could result in a loss of investor confidence and/or impact Protective Life or the environment in which it operates.

  Changes to tax law or interpretations of existing tax law could adversely affect Protective Life and its ability to compete with non-insurance products or reduce the demand for certain insurance products.

        Under the Internal Revenue Code of 1986, as amended (the "Code"), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective Life's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective Life and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending upon grandfathering provisions, would be affected by the surrenders of existing annuity contracts and life insurance policies. For example, changes in laws or regulations could restrict or eliminate the advantages of certain corporate or bank-owned life insurance products. Changes in tax law, which have reduced the federal income tax rates on corporate dividends in certain circumstances, could make the tax advantages of investing in certain life insurance or annuity products less attractive. Additionally, changes in tax law based on proposals to establish new tax advantaged retirement and life savings plans, if enacted, could reduce the tax advantage of investing in certain life insurance or annuity products. For example, President Bush's Fiscal Year 2006 Budget proposal includes changes that would create new and expanded vehicles for tax-exempt savings, including expanded "Retirement Savings Accounts" and "Lifetime Savings Accounts" which would permit high contributions and tax-free build-up. In addition, life insurance products are often used to fund estate tax obligations. Legislation has been enacted that would, over time, reduce and eventually eliminate the federal estate tax. Under the legislation that has been enacted, the estate tax will be reinstated, in its entirety, in 2011 and thereafter. President Bush and members of Congress have expressed a desire to modify the existing legislation, which modification could result in faster or more complete reduction or repeal of the estate tax. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products could be adversely affected. Additionally, Protective Life is subject to the federal corporation income tax. President Bush has also formed a President's Advisory Panel, which has been instructed to develop proposals for fundamental reform of the federal tax system. Such proposals could include substantial changes to the federal income tax laws currently in effect, or the adoption of a "flat tax" or federal sales tax in lieu of the current income tax structure. Protective Life cannot predict what changes to tax law or interpretations of existing tax law may ultimately be enacted or adopted or whether such changes could adversely affect Protective Life.

  Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.

        A number of civil jury verdicts have been returned against insurers, broker-dealers, and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, and other matters. Often these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments.

        Group health coverage issued through associations has received some negative coverage in the media as well as increased regulatory consideration and review. Protective Life has a small closed block of group health insurance coverage that was issued to members of an association; a lawsuit is currently pending against Protective Life in connection with this business.

        Protective Life, like other financial services companies, in the ordinary course of business is involved in such litigation and arbitration. Although Protective Life cannot predict the outcome of any such litigation or arbitration, Protective Life does not believe that any such outcome will have a material impact on the financial condition or results of operations of Protective Life.

  The financial services and insurance industry is sometimes the target of law enforcement investigations and the focus of increased regulatory scrutiny.

        The financial services and insurance industry is sometimes the target of law enforcement investigations relating to the numerous laws that govern the financial services and insurance business. Protective Life cannot predict the impact of any such investigations on Protective Life or the industry.

        The financial services industry has recently become the focus of increased scrutiny by regulatory and law enforcement authorities relating to allegations of improper special payments, price-fixing, bid-rigging and other alleged misconduct, including payments made by insurers and other financial services providers to brokers and the practices surrounding the placement of insurance business and sales of other financial products as well as practices related to finite reinsurance. Such publicity may generate litigation against financial service providers, even those who do not engage in the business lines or practices currently at issue. It is impossible to predict the outcome of these investigations or proceedings, whether they will expand into other areas not yet contemplated, whether they will result in changes in insurance regulation, whether activities currently thought to be lawful will be characterized as unlawful, or the impact, if any, of this increased regulatory and law enforcement scrutiny of the financial services industry on Protective Life. As these inquiries appear to encompass a large segment of our industry, it would not be unusual for large numbers of companies in the financial services industry to receive subpoenas, requests for information from regulatory authorities or other inquiries relating to these and similar matters. From time to time, Protective Life receives subpoenas, requests or other inquires and responds to them in the ordinary course of business.

  Protective Life's ability to maintain low unit costs is dependent upon the level of new sales and persistency of existing business.

        Protective Life's ability to maintain low unit costs is dependent upon the level of new sales and persistency (continuation or renewal) of existing business. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs.

        Additionally, a decrease in persistency may result in higher or more rapid amortization of deferred policy acquisition costs and thus higher unit costs, and lower reported earnings. Although many of Protective Life's products contain surrender charges, the charges decrease over time and may not be sufficient to cover the unamortized deferred policy acquisition costs with respect to the insurance policy or annuity contract being surrendered. Some of Protective Life's products do not contain surrender charge features and such products can be surrendered or exchanged without penalty. A decrease in persistency may also result in higher claims.

  Protective Life's investments are subject to market and credit risks.

        Protective Life's invested assets and derivative financial instruments are subject to customary risks of credit defaults and changes in market values. The value of Protective Life's commercial mortgage loan portfolio depends in part on the financial condition of the tenants occupying the properties which Protective Life has financed. Factors that may affect the overall default rate on, and market value of, Protective Life's invested assets, derivative financial instruments, and mortgage loans include interest rate levels, financial market performance, and general economic conditions as well as particular circumstances affecting the businesses of individual borrowers and tenants.

  Protective Life may not realize its anticipated financial results from its acquisitions strategy.

        Protective Life's acquisitions have increased its earnings in part by allowing Protective Life to enter new markets and to position itself to realize certain operating efficiencies. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, or capital to fund acquisitions will continue to be available to Protective Life, or that Protective Life will realize the anticipated financial results from its acquisitions.

        Additionally, in connection with its acquisitions, Protective Life assumes or otherwise becomes responsible for the obligations of policies and other liabilities of other insurers. Any regulatory, legal, financial, or other adverse development affecting the other insurer could also have an adverse effect on Protective Life.

  Protective Life is dependent on the performance of others.

        Protective Life's results may be affected by the performance of others because Protective Life has entered into various arrangements involving other parties. For example, most of Protective Life's products are sold through independent distribution channels, and variable annuity deposits are invested in funds managed by third parties. Additionally, Protective Life's operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

        Certain of these other parties may act on behalf of Protective Life or represent Protective Life in various capacities. Consequently, Protective Life may be held responsible for obligations that arise from the acts or omissions of these other parties.

        As with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors and financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect retention of existing business and future sales of Protective Life's insurance and investment products.

  Protective Life's reinsurers could fail to meet assumed obligations, increase rates or be subject to adverse developments that could affect Protective Life.

        Protective Life and its insurance subsidiaries cede material amounts of insurance and transfer related assets to other insurance companies through reinsurance. Protective Life may enter into third-party reinsurance arrangements under which Protective Life will rely on the third party to collect premiums, pay claims, and/or perform customer service functions. However, notwithstanding the transfer of related assets or other issues, Protective Life remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it.

        Protective Life's ability to compete is dependent on the availability of reinsurance or other substitute capital market solutions. Premium rates charged by Protective Life are based, in part, on the assumption that reinsurance will be available at a certain cost. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Protective Life for the reinsurance. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable or if alternatives to reinsurance were not available to Protective Life, or if a reinsurer should fail to meet its obligations, Protective Life could be adversely affected.

        Recently, access to reinsurance has become more costly for Protective Life as well as the insurance industry in general. This could have a negative effect on Protective Life's ability to compete. In recent years, the number of life reinsurers has decreased as the reinsurance industry has consolidated. The decreased number of participants in the life reinsurance market results in increased concentration risk for insurers, including Protective Life. In addition, going forward reinsurers are unwilling to continue to reinsure new sales of long-term guarantee products. If the reinsurance market further contracts, Protective Life's ability to continue to offer its products on terms favorable to Protective Life would be adversely impacted.

  Computer viruses or network security breaches could affect the data processing systems of Protective Life or its business partners.

        A computer virus could affect the data processing systems of Protective Life or its business partners, destroying valuable data or making it difficult to conduct business. In addition, despite Protective Life's implementation of network security measures, its servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with its computer systems.

        Protective Life's ability to grow depends in large part upon the continued availability of capital.

        Protective Life has recently deployed significant amounts of capital to support its sales and acquisitions efforts. Capital has also been consumed as Protective Life increased its reserves on its residual value line. Although positive performance in the equity markets has recently allowed Protective Life to decrease its guaranteed minimum death benefit related policy liabilities and accruals, deterioration in these markets could lead to further capital consumption. Although Protective Life believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital available can vary significantly from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor within Protective Life's control. A lack of sufficient capital could impair Protective Life's ability to grow.

        New accounting rules or changes to existing accounting rules could negatively impact Protective Life.

        Protective Life is required to comply with accounting principles generally accepted in the United States of America (GAAP). A number of organizations are instrumental in the development of GAAP such as the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), and the American Institute of Certified Public Accountants (AICPA). GAAP is subject to constant review by these organizations and others in an effort to address emerging issues and otherwise improve financial reporting. In this regard, these organizations adopt new accounting rules and issue interpretive accounting guidance on a continual basis. Protective Life can give no assurance that future changes to GAAP will not have a negative impact on Protective Life.

        In addition, Protective Life's insurance subsidiaries are required to comply with statutory accounting principles (SAP). SAP is subject to constant review by the NAIC and its committees as well as state insurance departments in an effort to address emerging issues and otherwise improve financial reporting. Protective Life can give no assurance that future changes to SAP will not have a negative impact on Protective Life.

USE OF PROCEEDS

        Each trust will use the net proceeds from the issuance of its series of notes to the public and its beneficial ownership interest to the trust beneficial owner to purchase one or more funding agreements issued to, and deposited into, that trust by Protective Life. Protective Life intends to use the net proceeds from the sale to each trust of funding agreements to purchase investment assets which Protective Life expects will generate investment income in excess of amounts payable under those funding agreements.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth, for the years and periods indicated, Protective Life's ratios of:

  •
  Consolidated earnings to fixed charges;

  •
  Consolidated earnings to fixed charges before interest credited on investment products.

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Ratio of Consolidated Earnings to Fixed Charges(1)	1.5	1.6	1.6	1.5	1.3	1.2	1.2
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products(2)	58.1	61.6	46.4	83.4	49.1	47.2	28.3

(1)
Protective Life calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income from continuing operations before income tax (BT), interest expense (which includes an estimate of the interest component of operating lease expense) (I) and interest credited on investment products (IP) by the sum of interest expense (I) and interest credited on investment products (IP). The formula for this ratio is: (BT+I+IP)/(I+IP). Protective Life continues to sell investment products that credit interest to the contractholder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increases in earnings.

(2)
Protective Life calculates the ratio of "Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income from continuing operations before income tax (BT) and interest expense (I) by interest expense (I). The formula for this calculation, therefore, would be: (BT+I)/I.

DESCRIPTION OF PROTECTIVE LIFE INSURANCE COMPANY

        Protective Life Insurance Company, a stock life insurance company, was founded in 1907. Protective Life is a wholly-owned and the largest operating subsidiary of Protective Life Corporation ("PLC"), an insurance holding company whose common stock is traded on the New York Stock Exchange under the symbol "PL." Protective Life provides financial services through the production, distribution, and administration of insurance and investment products. Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 268-1000.

        In connection with the issuance of a series of notes by an issuing trust, Protective Life will issue one or more funding agreements to such issuing trust with pricing terms substantially similar to that trust's series of notes, will make payments under the funding agreement(s), as required, and will file the reports for the issuing trust, as required by the Exchange Act. Protective Life has been engaged in the securitization of funding agreements as sponsor or depositor in connection with its existing $3 billion secured notes program which is substantially identical to this program and was declared effective by the SEC in November 2003. Protective Life has also been engaged in the securitization of funding agreements in connection with private placement facilities similar in structure to this program since 1997. Protective Life engaged in commercial mortgage securitizations between 1996 and 1998.

DESCRIPTION OF THE NOTES

        The following is a general description of the terms of the notes. Specific terms of a series of notes and the extent to which these general provisions apply to that series of notes will be provided in a prospectus supplement and, if applicable, pricing supplement to this prospectus.

        Each series of notes will be issued by a trust under a separate indenture to be entered into between the issuing trust or in the case of a common law trust, Wilmington, and The Bank of New York, as trustee (the "indenture trustee"). Each indenture will incorporate the standard indenture terms by reference therein. The indenture is included in the form of omnibus instrument. Copies of the standard indenture terms and the form of omnibus instrument are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference. The following summary highlights some of the provisions of the relevant indenture, but it may not contain all of the information that is important to you. As used under this caption, the term "notes" includes the notes being offered by this prospectus and all other notes issued by the trusts under an indenture.

General

        No indenture will limit the amount of notes that may be issued by a trust. A trust may issue only one series of notes. A series of notes will be the issuing trust's secured, direct, non-recourse and unsubordinated obligations. Each series of notes will be secured by one or more funding agreements relating to that series of notes.

        The prospectus supplement and/or the pricing supplement for each offering of a series of notes will provide the following terms, where applicable:

  •
  the title of the notes;

  •
  the date or dates on which the principal and any premium, if any, of the notes will be payable;

  •
  the rate or rates, or the method of determining the rate or rates, at which the notes will bear interest; the date or dates from which interest will accrue; the interest payment dates on which interest will be payable; and the record dates for such interest payment dates;

  •
  whether the notes are to be issued as original issue discount notes and the amount of discount with which the notes will be issued;

  •
  the place or places where payments will be made;

  •
  the terms of a trust's obligation, if any, to redeem, purchase or repay the notes pursuant to any sinking fund or similar provisions or at the option of a holder;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the notes will be issuable;

  •
  if, in the case of notes issued at a discount, the portion of the principal amount of the notes that will be payable if the maturity of the notes is accelerated, which will not be less than the issue price plus accrual of discount plus accrued but unpaid interest, if any, plus premium, if any;

  •
  any changes in any of the events of default or remedies with respect to the notes;

  •
  the currency in which a trust will make payments on its notes;

  •
  the funding agreement(s) a trust will purchase with the proceeds received from the issuance its notes; and

  •
  any other terms of the notes that do not conflict with the indenture.

        A trust may issue notes at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.

        Certain federal income tax considerations and other relevant considerations will be described in the applicable prospectus supplement and/or pricing supplement.

        Unless otherwise provided in the prospectus supplement and/or pricing supplement for an offering, payments on the notes will be made at the offices of the indenture trustee in New York, New York, although a trust may make payments of interest by check mailed to the holders. Notes may be transferred or exchanged at the office or agency maintained for that purpose, subject to the limitations provided in the indenture, without any service charge except for any tax or governmental charges.

        A trust will redeem its notes if Protective Life redeems each funding agreement securing the notes of such series. Protective Life will have the right to redeem a funding agreement (i) if it is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that it will be required, under the relevant pricing supplement to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes that such funding agreement secures, by or on behalf of any governmental authority, (ii) upon the occurrence of a "tax event" (as defined under "Description of Funding Agreements—Early Redemption for Tax Event") or (iii) if such redemption right is otherwise specified in the relevant pricing supplement. Protective Life may only redeem a funding agreement by giving not less than 30 and no more than 75 days prior written notice and by paying to the relevant trust the outstanding principal of and accrued but unpaid interest on the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement. In the event that any funding agreements are redeemed only in part, the trust will redeem its notes only in part and the indenture trustee will select the notes to be redeemed by lot or, if the notes are not in book-entry form, in its discretion, on a pro rata basis. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement.

        Any money that an issuing trust pays for principal of (and premium, if any) or any interest on any note that remains unclaimed at the end of two years will be repaid by the indenture trustee and/or paying agent to Protective Life in accordance with its instructions to the indenture trustee and pursuant to the applicable funding agreement(s). Afterwards, the holder of such note may look only to Protective Life for payment.

        Each indenture and the notes will be governed by and construed and enforced in accordance with the internal laws of the State of New York.

        At the time of the sale of a series of notes, at least one nationally recognized statistical rating organization will have rated the notes in one of its generic rating categories which signifies investment grade.

Global Securities

        If any notes are issuable in book-entry form, the applicable prospectus supplement and/or pricing supplement will describe the circumstances, if any, under which beneficial owners of interests in the book-entry security may obtain certificated notes. Payments on a book-entry security will be made in the manner described in the prospectus supplement.

DESCRIPTION OF THE INDENTURES

        This section provides a summary of the material terms and conditions of each indenture pursuant to which any series of notes will be issued. Unless otherwise specified, all references to any Program Document (as defined below) in this section shall mean that Program Document with respect to any trust or the particular trust in question, as the case may be.

Covenants

        Each trust will issue its series of notes under a new indenture to be entered into between the issuing trust and indenture trustee. Under the relevant indenture, a trust will make certain covenants to the indenture trustee. In addition, each indenture requires a trust to hold funds in trust for payments under the notes issued by that trust, pay to the indenture trustee principal, interest and premium (if any) due on the notes issued by that trust and take all necessary action to protect the collateral held by that trust. Further, a trust is obligated to deliver to the indenture trustee an annual statement certifying its compliance with the conditions, performance of obligations and adherence to covenants under the relevant indenture. In addition to its other covenants, each trust will agree not to, so long as any notes of the notes of the series of notes issued by that trust are outstanding, take any of the following actions, except as otherwise permitted by the indenture:

  •
  sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by it (owned as of the date of the trust agreement or thereafter acquired), including, without limitation, any portion of the collateral held in that trust;

  •
  incur or otherwise become liable, directly or indirectly, for any debt obligation except for its notes;

  •
  engage in any business or activity other than in connection with, or relating to, (1) the performance of the relevant trust agreement and the execution, delivery and performance of any documents (other than the relevant trust agreement), including the relevant indenture, funding agreements, administrative services agreement, license agreement to be entered into between PLC and such trust (the "license agreement"), agreements with Protective Life and such trust's agents and dealers, expense and indemnity agreement, and any other documents or instruments entered into by, or with respect to, such trust (all documents and instruments including the trust agreement relating to a trust are referred to herein collectively as, the "Program Documents"), relating to the notes issued by the trust under the relevant indenture and the transactions contemplated thereby, and (2) the issuance of notes by the trust pursuant to the relevant indenture;

  •
  (1) permit the validity or effectiveness of the relevant indenture or any grant of security interest in or assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the relevant indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person or entity to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur, assume or permit any lien or other encumbrance (other than the lien created under the relevant indenture) on any of its properties or assets owned or hereafter acquired, or any interest therein or the proceeds thereof or (3) permit a lien created under the relevant indenture not to constitute a valid first priority perfected security interest in the applicable collateral;

  •
  amend, modify or fail to comply with any material provision of the relevant trust agreement except for any amendment or modification of the trust agreement expressly permitted thereunder;

  •
  own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for an investment in funding agreements or the investment of any of its funds held by the indenture trustee, a paying agent, Wilmington or the administrator as provided in the relevant indenture or trust agreement;

  •
  directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the trust beneficial owner if any amount under notes of its series of notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than such notes;

  •
  cause or permit the sale or other transfer of all or a portion of any trust beneficial interest, or cause or permit the creation, incurrence, assumption or existence of any lien on all or a portion of any trust beneficial interest;

  •
  exercise any rights with respect to the collateral held in such trust except at the written direction of, or with the prior written approval of, the indenture trustee;

  •
  become an "investment company" or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

  •
  enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

  •
  take any action that would cause the trust not to be either disregarded or treated as a grantor trust (assuming the trust was not disregarded) for U.S. federal income tax purposes;

  •
  have any subsidiaries, employees or agents other than the Wilmington, the administrator and other persons necessary to conduct its activities and enter into transactions contemplated under the Program Documents;

  •
  have an interest in any bank account other than (1) the accounts required under the Program Documents and (2) those accounts expressly permitted by the indenture trustee; provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee;

  •
  issue any notes unless:

  •
  it has purchased or will simultaneously purchase, in connection with the issuance of its series of notes, one or more funding agreements from Protective Life to secure such notes;

  •
  Protective Life has affirmed to it in writing that it has made or simultaneously will make changes to its books and records to reflect the granting by it of a security interest in, and the making by it of an assignment for collateral purposes of, the relevant funding agreement(s) to the indenture trustee with respect to its series of notes; and

  •
  it has taken such other steps as may be necessary to cause the indenture trustee's grant of such security interest in, and assignment for collateral purposes of, the funding agreement(s) and other collateral held in the trust to be perfected for purposes of the Uniform Commercial Code or effective against its creditors or subsequent purchasers of the funding agreement(s) and collateral held in the trust pursuant to insurance or other applicable law;

  •
  permit any affiliate, employee or officer of Protective Life or any agent of Protective Life or dealer to be its trustee;

  •
  commingle its assets with the assets of any affiliates or guarantee any obligation of any of any affiliates; or

  •
  maintain any joint account with any person or entity, become a party, whether as co-obligor or otherwise, to any agreement to which any person or entity is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any person or entity.

Events of Default

        Upon the occurrence of an Event of Default, the notes of a series of notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.

        The following will be Events of Default under the notes of any series of notes:

  •
  failure by the issuing trust to pay the principal, when due and payable, of any note issued by such trust and continuance of such failure for a period of one business day;

  •
  failure by the issuing trust to pay any interest, when due and payable, on any note issued by such trust and continuance of such failure for a period of five business days;

  •
  any "Event of Default" (as defined in any funding agreement related to such series of notes) by Protective Life under any funding agreement securing the notes of such series;

  •
  failure by the issuing trust to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein) or the notes of such series for a period of 60 days after the date on which the indenture trustee provides to such trust written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of the series provide to such trust and the indenture trustee written notice, in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a "notice of default";

  •
  the relevant indenture ceases to be in full force and effect (other then in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure the notes of such series; or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

  •
  either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the issuing trust or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the State of Delaware or any other applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law; or (2) an involuntary case shall be commenced against the issuing trust or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the issuing trust or the relevant collateral, or over all or a substantial part of the issuing trust's property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the issuing trust or the relevant collateral for all or a substantial part of its property; or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the issuing trust; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the issuing trust's property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged;

  •
  either (1) the issuing trust shall have an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the issuing trust shall make any assignment for the benefit of creditors; or (2) the issuing trust shall fail or be unable, or the issuing trust admits in writing its inability, to pay its debts as such debts become due; or Wilmington shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph.

  •
  any other Event of Default provided in any pricing supplement and applicable notes of such series or any relevant supplemental indenture and the notes of such series.

        When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected series may, by written notice to the issuing trust and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes of such series to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by the issuing trust. This provision, however, is subject to the condition that if, at any time after the principal of the notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes of such series then outstanding by written notice to the issuing trust and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such series, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued interest on the notes of such series will be immediately due and payable without any declaration or other action by the issuing trust, the indenture trustee or the holder of any note. Nothing in the notes will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due.

        The Events of Default described above are different from the funding agreement defaults described later in this prospectus under the heading "Description of the Funding Agreements." In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest on the notes of a series without there being a corresponding funding agreement default and acceleration of payment obligations under the related funding agreement. In such a case, there would be no funds available to pay the accelerated principal and interest under the notes. In such a case, the indenture trustee, acting for the benefit of the holders of the applicable series of notes, will be limited to a proceeding against the funding agreement(s) and the related collateral. However, because under such circumstances Protective Life would not be under any obligation to accelerate its payment obligations under the funding agreement(s), the indenture trustee could only:

  •
  continue to receive scheduled periodic payments under the collateral, including any applicable funding agreement;

  •
  dispose of the collateral, including the funding agreement(s), subject to obtaining Protective Life's consent; or

  •
  exercise any combination of the foregoing.

        Any such disposition of collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of notes.

        The trust will promptly inform the indenture trustee in writing of the occurrence of an Event of Default or an occurrence, with notice or the lapse of time, that would become an Event of Default. The indenture trustee will promptly provide notice of such event to each rating agency then rating the applicable series of notes and, within 90 days of becoming aware of such event, the indenture trustee will provide notice of such event to the holders of the applicable series of notes.

        Each year during which the applicable series of notes remains outstanding, the trust will provide evidence to the indenture trustee of the absence or an occurrence of an Event of Default concerning the series of notes.

        For purposes of this prospectus, "business day" shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.

Application of Money Collected Under the Indenture

        Following an Event of Default and during the continuance thereof, with respect to a series of notes, any moneys that may then be held or thereafter received by the indenture trustee as security with respect to the notes of such series shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:

        first, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee by the issuing trust, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts under any Protective Life secured notes program, to the extent not paid pursuant to the expense and indemnity agreements;

        second, to the payment of the amounts then due and unpaid upon the notes of the series for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

        third, any remaining balance shall be paid to the issuing trust and such remaining balance shall be distributed by Wilmington in accordance with the relevant trust agreement as described under "Description of the Trusts—Application of Money Received by Wilmington on Behalf of a Trust."

        If no Event of Default exists, the following priority of payments shall apply:

        first, to the payment of the amounts, for principal and interest and all such other amounts respectively, then due and unpaid upon the notes of the series for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

        second, any remaining balance shall be paid to the issuing trust and such remaining balance shall be distributed by Wilmington in accordance with the relevant trust agreement as described under "Description of the Trusts—Application of Money Received by Wilmington on Behalf of a Trust."

        Except as expressly set forth in the relevant indenture, none of the indenture trustee, any paying agents, registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker's lien or otherwise.

Certain Rights of Holders

        The holder(s) of a majority in aggregate principal amount of the notes of any series at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee by the relevant indenture, in each case solely in respect of such series of notes subject to certain conditions in such indenture.

        No holder of the notes of a series of notes shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such series of notes or for the appointment of a receiver or trustee, unless:

  •
  such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such series of notes;

  •
  the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such series shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee;

  •
  such holder(s) have offered to the indenture trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

  •
  the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holder(s) of notes of any series representing at least a majority of the aggregate principal amount of the outstanding notes of such series.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the relevant indenture to affect, disturb or prejudice the rights of any other holder of any note of the relevant series of notes or to obtain or to seek to obtain priority or preference over any other holder of any note of the relevant series of notes to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of the relevant series of notes.

Modifications and Amendments

  Modifications and Amendments Without Consent of Holders

        Each trust may enter into a supplemental indenture to the relevant indenture with the indenture trustee at any time, without the consent of any holder of its notes for the purpose of:

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  curing any ambiguity or correcting or supplementing any provision contained in the relevant indenture, or its notes or any supplemental indenture which may be defective or inconsistent with any other provision contained in the relevant indenture, the notes of that series, the funding agreement(s) held in that trust or any other Program Documents, which shall not materially adversely affect the interests of any holder of its series of notes;

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  adding to its covenants or those of the indenture trustee for the benefit of the holders of its series of the notes or to surrender any right or power conferred in the relevant indenture on such trust;

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  adding any additional Events of Default to the relevant Indenture;

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  changing, eliminating or supplementing any of the provisions of the relevant indenture, so long as any such change, elimination or supplementation shall become effective only when there is no note of the trust outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of or bound by such provision;

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  securing its series of notes;

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  evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to its series of notes and to add to or change any of the provisions of the relevant indenture as shall be necessary to provide for or facilitate the administration of the trust or the series of notes issued by the trust under the relevant indenture by more than one trustee;

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  providing for the issuance of and establishing the forms and terms and conditions of the series of notes issued by the trust; or

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  establishing the form of any certifications required to be furnished pursuant to the terms of the relevant indenture or the series of notes issued by the trust.

        The indenture trustee shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

  Modifications and Amendments With Consent of Holders

        Each trust and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to the notes of a series issued by such trust or the relevant indenture or modifying in any manner the rights of any holder of such notes with consent of the holder(s) representing at least a majority in aggregate principal amount of the notes of such series at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note of the relevant series affected thereby:

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  change the stated maturity of the principal of or any installment of interest on any note of such series;

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  reduce the principal amount of or interest on any note of such series;

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  change any place of payment where, or the coin or currency in which the principal of or interest on, any note of such series is payable;

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  impair or affect the right of any holder of such series to institute suit for the enforcement of any payment on or with respect to the notes of such series;

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  reduce the percentage of the aggregate principal amount of the outstanding notes of such series, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the relevant indenture or defaults thereunder and their consequences provided for in such indenture;

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  modify any of the provisions of the relevant indenture respecting modifications and amendments, except to increase any percentage specified in such indenture or to provide that additional provisions of such indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

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  modify or alter the provisions of the definition of "Outstanding" in the relevant indenture;

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  modify or affect in any manner adverse to the interest of any holder of notes of the relevant series the terms and conditions of the issuing trust's obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such series; or

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  permit the creation of any lien ranking prior to or on a parity with the lien of the relevant indenture with respect to any part of the collateral securing such series of notes or terminate the lien of the relevant indenture on any property held for the benefit and security of holders of notes of such series or deprive the holder or any note of such series of the security afforded by the collateral.

        The indenture trustee shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

        No trust will enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes issued by such trust) that would cause such trust not to be either disregarded or treated as a grantor trust (assuming the trust was not disregarded) for U.S. federal income tax purposes.

Indenture Trustee

        Under each indenture, if an Event of Default with respect to any series of notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        Except during the continuance of an Event of Default, each indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture.

        No provision of any indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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  this paragraph does not limit the effect of the immediately preceding paragraph;

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  the indenture trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture unless a "responsible officer" (as defined in the indenture) of the indenture trustee has actual knowledge that such statements or opinions are false; provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture;

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  the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

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  the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing at least a majority of the aggregate principal amount of the relevant series of notes then outstanding (or if an event of default under a series of notes has occurred and the holders direct the indenture trustee to take action as described under "—Certain Rights of Holders" above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture; and

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  no provision of the relevant indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The indenture trustee may resign, with respect to a particular series of notes, at any time by giving not less than 90 days' prior written notice thereof to the relevant trust and the holders of the affected series of notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

        Holders of a majority in aggregate principal amount of the notes of each series at the time outstanding may at any time remove the indenture trustee with respect to the notes of such series and appoint a successor indenture trustee with respect to the notes of such series by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the relevant trust the evidence required for such action by the relevant indenture.

        If at any time:

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  the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the relevant indenture and shall fail to resign after written request by a trust or the holders of notes;

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  the indenture trustee shall become incapable of acting with respect to a series of notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

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  the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to any series of notes after written request by the Trust or any applicable holder of notes;

then, the relevant trust (except upon the occurrence and during the continuation of an Event of Default) or such applicable holders of notes may remove the indenture trustee with respect to such series of notes and appoint a successor indenture trustee.

        If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, the relevant trust shall promptly appoint a successor indenture trustee. No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes under the relevant indenture representing at least 50% of the aggregate principal amount of the outstanding notes of the series delivered to the relevant trust and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by the relevant trust.

        In addition to the right of petition given to the resigning indenture trustee and the right of removal given to each trust pursuant to the preceding paragraph, any holder who has been a bona fide holder of notes of the relevant series of notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

        The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Code.

        The Bank of New York is also acting as indenture trustee under Protective Life's existing secured notes program (Registration Statement File No. 333-100944), which is substantially similar to this program, and has acted in such capacity since November 2003.

Meetings of Holders

        A meeting of holders of notes of any series may be called at any time and from time to time pursuant to the relevant indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of such series of notes.

        Unless otherwise provided in a note certificate representing the notes of a particular series, the indenture trustee may at any time call a meeting of holders of notes of any series for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

        Subject to the provisions under "—Modifications and Amendments" above and Section 316 of the Trust Indenture Act, any resolution passed or decision taken at any meeting of holders of notes of a series duly held in accordance with the indenture will be binding on all of the holders of notes of such series, whether or not such holders were present or represented at the meeting.

Nonrecourse Enforcement

        Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of Protective Life, its officers, directors, affiliates, employees or agents, any trust and none of such trust's trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom are referred to collectively in this prospectus and the accompanying prospectus supplement as the "nonrecourse parties," will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to any notes of any series, the right of the holder(s) of notes of such series and the indenture trustee on behalf of such holder(s) in connection with a claim on such series of notes will be limited solely to a proceeding against the collateral for such series of notes.

        Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other trust to enforce the relevant series of notes (except that to the extent they exercise their rights, if any, to seize the relevant funding agreement(s), they may enforce the funding agreement(s) against Protective Life) or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant trust of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.

        In addition, since Protective Life is the registrant, purchasers of notes may proceed directly against Protective Life to enforce their rights under the U.S. federal and state securities laws.

Miscellaneous

  Notices

        All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

  Governing Law; Submission to Jurisdiction

        Each indenture and the notes of each series shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement(s) held in the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against any trust, or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the pricing supplement for any series of notes may specify other jurisdictions as to which a trust may consent to the nonexclusive jurisdiction of its courts with respect to its series of notes.

DESCRIPTION OF THE FUNDING AGREEMENTS

        This section provides a summary of the material terms and conditions of the funding agreements. Specific terms of a funding agreement issued with respect to a series of notes and the extent to which these general provisions apply to that funding agreement will be provided in a prospectus supplement and, if applicable, pricing supplement to this prospectus. This summary is not complete and you should read the detailed provisions of the funding agreements. A copy of the form of funding agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. Capitalized terms used in this summary have the same meanings as those used in the funding agreements unless the context otherwise requires.

General

        Each funding agreement will be issued to, and deposited into, a trust by Protective Life and will be held as part of separate collateral for the benefit of the holders of the series of notes issued by that trust. Each funding agreement will represent an unsecured obligation of Protective Life. As set forth below under the heading "—Priority," Bass, Berry & Sims PLC has provided a legal opinion that the payment obligations of Protective Life under each funding agreement would be accorded a Class Two priority in the event of the insolvency of Protective Life and would be equal with claims made by policyholders, beneficiaries and insureds under insurance policies and annuities issued by Protective Life, as well as with claims of the Tennessee Life and Health Insurance Guaranty Association and any similar organization in another state, and senior to general unsecured obligations of Protective Life. The applicable funding agreement will have substantially similar payment terms to the related series of notes, including the rate of interest, interest payment dates and the stated maturity date. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date prior to maturity. Amounts received by a trust in respect of interest or principal on a funding agreement will be applied to all payments due the holders of notes of the related series of notes and beneficial interests for that trust. Additional terms of each funding agreement will be described in the related pricing supplement.

        The funding agreements will represent general account policyholder obligations of Protective Life. They will fall into a broad category of insurance products commonly referred to as asset accumulation products. As such, the proceeds from the sale of funding agreements will be invested by Protective Life in a portfolio of assets designed to meet the contractual obligations under the funding agreements and Protective Life's other general account liabilities. Protective Life will earn the spread differential between the cost of its obligations under the funding agreements and the yield on its invested assets. Protective Life may periodically, consistent with its past practice and subject to all applicable regulatory restrictions on its insurance operations, dividend a portion of the spread income to PLC.

        Unless otherwise set forth in the applicable pricing supplement, the funding agreements will be rated AA by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and Protective Life anticipates that the funding agreements will be rated Aa3 by Moody's Investors Service, Inc.

Agreed Tax Treatment

        Each funding agreement will provide that the relevant trust and Protective Life each agree to treat the funding agreement as debt of Protective Life for U.S. federal, state and local income and franchise tax purposes.

Priority

        As a Tennessee domiciled insurance company, Protective Life is subject to Tennessee's insurance laws, including its liquidation, rehabilitation and other delinquency proceeding provisions. Bass, Berry & Sims PLC, Tennessee counsel to Protective Life, has provided an opinion that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Tennessee law would conclude that under Tennessee insurance laws loss claims under the funding agreements would be accorded a Class Two priority in the event of the liquidation of, or other delinquency proceeding with respect to, Protective Life. Accordingly, loss claims under the funding agreements securing a particular series of notes would be accorded a Class Two priority, together with loss claims under other insurance policies and annuities of Protective Life, as well as with claims of the Tennessee Life and Health Guaranty Association and any similar organization in another state, and would be senior to the general unsecured obligations of Protective Life in the event of Protective Life's insolvency.

        The scope of the Bass, Berry & Sims PLC opinion regarding a delinquency proceeding with respect to Protective Life is limited to a Tennessee delinquency proceeding under Tennessee law and to only those claims that are made in domiciliary proceedings in a Tennessee court. Delinquency proceedings under Tennessee law with respect to a Tennessee insurer are exclusive only in Tennessee, and ancillary proceedings to wind up or rehabilitate the insurer may also be conducted in other states in which it was engaged in the business of insurance. In an ancillary proceeding, the procedure for bringing, and the priority of, claims will be determined by local law.

        The opinion of Bass, Berry & Sims PLC recites basic facts with respect to the transaction in which the funding agreement is to be issued, and those facts are implicitly assumed in connection with the rendering of the opinion. The limitations and qualifications in the opinion are that it is limited to the application of the law of the State of Tennessee and federal law of the United States; that no opinion is expressed as to the status of any funding agreement under the Tennessee Insurance Guaranty Association Act, Tennessee Code Annotated section 56-12-101, et seq.; and that the opinion is rendered solely as of the date thereof.

        In the event that the funding agreements were not afforded Class Two priority in an insolvency of Protective Life, the funding agreements would be accorded the lower priority associated with general unsecured obligations of Protective Life. The obligations of Protective Life under the funding agreements are not guaranteed by any other person, including but not limited to, any of its subsidiaries or affiliates.

Certain Terms and Conditions

        Eligibility Criteria.    Each funding agreement issued by Protective Life may be interest bearing or non-interest bearing and each interest bearing funding agreement may bear interest at a fixed or floating rate, or a combination of such rates, as specified in the related pricing supplement. Any funding agreement which bears interest at a floating rate will have such rate determined by reference to one or more benchmark interest rates, including the CD rate, CMT rate, commercial paper rate, federal funds rate, LIBOR, prime rate or the United States treasury rate. Each funding agreement will generally pay interest, if any, at stated payment dates set forth in the related pricing supplement and/or at maturity.

        Each funding agreement will have a principal amount denominated in the same currency as the notes such funding agreement secures, which currently is expected to be U.S. dollars. Each funding agreement will pay principal on scheduled payment dates and/or at maturity thereof, as specified in the related pricing supplement, and will not provide a grace period for any payment of principal. If specified in the related pricing supplement, a funding agreement may be callable by Protective Life or puttable by its holder, in whole or in part, upon notice to the other party in respect thereto; provided, in either case, that the relevant series of notes contains substantially the same call and put terms and no funding agreement may be put or called without the simultaneous put or call of the related series of notes. A more detailed discussion of the circumstances under which Protective Life might be able to call the funding agreements related to a series of notes, if any, and the required payment for any such call will be included in the applicable prospectus supplement or pricing supplement.

        Funding Account.    The amount initially paid to Protective Life in respect of each funding agreement will be credited to the funding account established under each funding agreement. Unless otherwise specified in the applicable pricing supplement, or the terms of a particular offering of a series of notes otherwise requires, at the end of any day, the amount of such funding account will be equal to the amount or amounts received plus interest thereon (credited daily), less the amounts withdrawn from it. Unless otherwise specified in the applicable pricing supplement, or the terms of a particular offering of a series of notes otherwise requires, Protective Life will dispose of the account under each funding agreement, by withdrawal and payment to the relevant trust, as follows: (a) on the first interest payment date, all interest accrued since the effective date of such funding agreement; (b) on each subsequent interest payment date, all interest accrued since the last interest payment date; and (c) on the maturity date of such funding agreement, the principal amount and the remaining balance of the related account, including accrued but unpaid interest on such amounts.

        Funding Agreement Default.    Each of the following events will constitute an event of default (a "funding agreement default") under each of the funding agreements:

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  failure by Protective Life to make any payment of principal when due, which failure to pay principal, subject to any provisions to the contrary in such funding agreement, continues for one business day, and, failure to make any payment of interest when due, which failure to pay interest, subject to any provisions to the contrary in such funding agreement, continues for five business days following a receipt by Protective Life of written notice thereof from the relevant trust;

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  a court or agency of supervisory authority having jurisdiction in respect of Protective Life has instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshaling of assets and liabilities or similar arrangements involving Protective Life or all or substantially all of its property, or for the winding up or liquidation of its affairs; or

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  any additional event of default set forth in the related pricing supplement.

        Upon the occurrence and continuance of a funding agreement default, the relevant trust has the right, in addition to any other rights and remedies it may have at law or in equity, to immediately demand payment of all principal and accrued and unpaid interest to such date under the affected funding agreements. In addition, under each indenture, the indenture trustee is empowered to (i) exercise the right to accelerate and demand immediate payment of the affected funding agreements upon the occurrence of an event of default thereunder and (ii) provide written notice to Protective Life of any failure by Protective Life to pay principal or interest on the affected funding agreements.

Optional Redemption; Optional Repayment

        If a redemption right is specified in the pricing supplement related to a series of notes, Protective Life may redeem the related funding agreement(s) in full or part, as applicable, prior to the stated maturity date of such funding agreement(s) in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. Protective

Life must give written notice to the trust not more than 75 nor less than 35 calendar days prior to the date of redemption. "Redemption price", with respect to a funding agreement, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a funding agreement shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

        If a repayment right is specified in the pricing supplement relating to a series of notes, the related funding agreement(s) may be subject to repayment at the request of the relevant trust, upon the valid exercise of the repayment right in the related notes by the holder of such notes, on any repayment date specified in the applicable pricing supplement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the funding agreement(s) shall be repayable in whole or in part in increments of $1,000 at the request of the relevant trust at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. Exercise of such repayment right by a trust shall be irrevocable.

Survivor's Option

        Unless a funding agreement has been declared due and payable prior to its stated maturity date by reason of any event of default thereunder, or has been previously redeemed or otherwise repaid, a trust may request repayment of such funding agreement upon the valid exercise of the survivor's option in the related notes by the authorized representative of the deceased beneficial owner of such notes. If a survivor's option is specified in your notes it will be more fully described in the prospectus supplement relating to your notes.

Restrictions on Transfer

        Each funding agreement will contain provisions prohibiting the owner of the funding agreement from transferring or assigning the funding agreement or any right to receive payments under the funding agreement to any other person without the express written consent of Protective Life and the written affirmation of Protective Life that it has changed its books and records to reflect the transfer or assignment or right to receive payments under the funding agreement.

Withholding Tax and Payment of Additional Amounts

        All amounts due in respect of the funding agreements will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, Protective Life will not pay any additional amounts to the relevant trust in respect of any such withholding or deduction and each holder of a note of the series of notes issued by such trust will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes as equitably determined by that trust. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the notes of the related series of notes. If Protective Life is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that it will be required, to pay additional amounts pursuant to the applicable pricing supplement in respect of such withholding or deduction, Protective Life will have the right to redeem the affected funding agreement and, if Protective Life redeems the affected funding agreement, the relevant trust will redeem the notes issued by such trust as provided in the relevant indenture. Protective Life may redeem such funding agreement by giving not less than 30 and no more than 75 days prior written notice to the relevant trust and by paying to such trust the outstanding principal of, and accrued but unpaid interest on, the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement.

Early Redemption for Tax Event

        Each funding agreement will provide that upon the occurrence of a Tax Event (as described below), Protective Life may redeem such funding agreement by giving not less than 30 and no more than 75 days prior written notice to the relevant trust and by paying to such trust the outstanding principal of and accrued but unpaid interest on the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement. If Protective Life redeems a funding agreement, the relevant trust will redeem the notes of the series of notes issued by such trust and secured by such funding agreement as provided in the indenture. The term "Tax Event" means that Protective Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable funding agreement is entered into, there is more than an insubstantial risk that (i) the relevant trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) the relevant trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Governing Law

        Each funding agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles.

DESCRIPTION OF STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

        This section provides a summary of the material terms and conditions of the standard expense and indemnity agreement terms, which will be incorporated by reference into each expense and indemnity agreement to be entered into by Wilmington, the indenture trustee, the administrator, each trust to be formed in connection with the issuance of a series of notes and each service provider that may become a party to the agreement from time to time. The expense and indemnity agreement is included in the form of omnibus instrument. This summary is not complete and you should read the detailed provisions of the standard expense and indemnity agreement terms, and the applicable expense and indemnity agreement. Copies of the standard expense and indemnity agreement terms and the form of omnibus instrument have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

        Pursuant to the standard expense and indemnity agreement terms and each expense and indemnity agreement, Protective Life will pay the costs and expenses relating to the offering, sale and issuance of any series of notes and costs, expenses and taxes incurred by each issuing trust other than certain excluded amounts described below and will indemnify the indenture trustee, the administrator, each issuing trust and each service provider that may become a party to the agreement from time to time with respect to certain matters.

        Under each expense and indemnity agreement, Protective Life will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. Excluded amounts include:

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  any payment obligation by a trust to a noteholder under the note;

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  any obligation of a trust to the extent such obligation has been paid using funds available to the trust from payments under the relevant funding agreement(s);

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  any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that:

  •
  the notes are participations in the relevant funding agreement(s) or are contracts of insurance;

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  the offer, purchase, sale and/or transfer of the notes and/or the pledge and collateral assignment of the funding agreement(s) by the trust to the indenture trustee constitute the conduct of the business of insurance or reinsurance or require the trust of holder of notes to be licensed as an insurer, insurance agent or broker;

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  any cost, loss, damage, claim, expense, tax, penalty or liability of any kind imposed on a service provider to the trust resulting from the bad faith or gross negligence of such service provider;

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  any income taxes or overhead expenses of any service provider; or

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  any withholding taxes imposed with respect to payments made under the relevant funding agreement(s) and any additional amounts paid to any noteholder.

        The standard expense and indemnity agreement terms and each expense and indemnity agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

DESCRIPTION OF STANDARD ADMINISTRATIVE SERVICES AGREEMENT TERMS

        This section provides a summary of the material terms and conditions of the standard administrative services terms, which will be incorporated by reference into each administrative services agreement to be entered into between the administrator and each trust to be formed in connection with the issuance of a series of notes. The administrative services agreement is included in the form of omnibus instrument. This summary is not complete and you should read the detailed provisions of the standard administrative services terms and the applicable administrative services agreement. Copies of the standard administrative services terms and the form of omnibus instrument have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

        Pursuant to the standard administrative services terms and each administrative services agreement, the administrator will perform various financial, statistical, accounting and other services for the trust, including maintenance of books and records, preparation, upon request, of amendments to and waivers under certain documents, holding, maintaining and preserving executed copies of certain documents; upon receipt of notice, taking certain actions to enforce agreements as to which the trust is a party, preparing certain documents for signature by the trust, obtaining services of outside counsel, accountants and/or other outside service providers, other actions incidental or reasonably necessary to accomplish the foregoing and certain other actions specifically directed by the issuing trust.

        The standard administrative services terms and each administrative services agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA plans"), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

        Under U.S. Department of Labor regulations at 29 C.F.R. § 2510.3-101, as in effect from time to time (the "plan asset regulations"), a trust's assets may be deemed to be "plan assets" of an ERISA plan or a "plan" such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA plans, "plans") for purposes of ERISA and Section 4975 of the Code if a plan or a person investing "plan assets" of a plan acquires an equity interest in a trust and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes of a series will have recourse only to the relevant collateral that secures such series of notes, if the notes were treated as equity interests, the related funding agreements would be treated as assets of any plan holding a note.

        Even if the notes were treated as equity interests for purposes of the plan asset regulations, because (a) the relevant trust expects that the funding agreements will be treated as debt, rather than equity, for federal tax purposes and (b) the funding agreements should not be deemed to have any "substantial equity features," none of the assets underlying the funding agreements should be treated as "plan assets" for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreements, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreements will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

        Moreover, since Wilmington has no discretionary authority with respect to the funding agreements, even if the funding agreements are treated as assets of a plan holding a note, Wilmington should not be treated as having acted in a fiduciary capacity with respect to the funding agreements and the treatment of the funding agreements as plan assets should not, absent other factors that do not appear to be present, give rise to a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.

        Therefore, subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity ("plan asset entity") and any person investing "plan assets" of any plan.

        Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such plans (together, "parties in interest"), unless a statutory or administrative exemption is available. For example, if either a trust or Protective Life are a party in interest with respect to a plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

        The U.S. Department of Labor ("DOL") has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

        Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other prohibited transaction exemption issued by the DOL. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the notes (and if a trust's underlying assets are treated as "plan assets," its indirect purchase and holding of the collateral securing the notes) on behalf of or with "plan assets" of any plan or other plan asset entity; or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

        Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan if a trust or any of its affiliates (a) have investment or administrative discretion with respect to the assets of the plan used to effect such purchase; (b) have authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such plan.

        Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

        Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, such as Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the relevant trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

        The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

        Notwithstanding the above, with regard to a particular trust, the sale of notes to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

        The notes may be offered in any of the following ways:

  •
  directly;

  •
  through agents;

  •
  through dealers; or

  •
  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

        The means by which a particular offering will be made, including the names of any underwriters, the purchase price of the securities, the proceeds of the offering and any underwriters' discounts or commissions, will be described in the prospectus supplement or pricing supplement for the offering. If underwriters or dealers are used in the sale, the underwriters or dealers will acquire the notes for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise described in the applicable prospectus supplement or pricing supplement, the obligations of the underwriters to purchase notes will be subject to certain conditions precedent, and the underwriters must purchase all of such notes if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.

        Notes may also be sold directly or through designated agents. Any agent involved in the offer or sale of notes will be named, and any commissions payable to such agent will be described, in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in a pricing supplement, an agent will act on a best efforts basis for the period of its appointment.

        Any underwriters, dealers or agents participating in the distribution of notes will be "underwriters," with respect to the notes being distributed by them and the funding agreements being purchased by the issuing trust, and any discounts or commissions received by them on the sale or resale of notes may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with a trust and Protective Life to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, a trust or Protective Life or a trust's respective subsidiaries or affiliates in the ordinary course of business.

        Protective Life is a statutory issuer of the notes under the Securities Act.

        If so indicated in the applicable prospectus supplement or pricing supplement, a trust will authorize agents and underwriters to solicit offers by certain institutions to purchase its notes at the public offering price set forth in the prospectus supplement or pricing supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement or pricing supplement. These delayed delivery contracts will be subject only to those conditions described in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will describe the commissions payable for the solicitation.

LEGAL MATTERS

        Certain matters regarding the notes and their offering will be passed upon:

  •
  for Protective Life by Deborah J. Long, General Counsel of Protective Life;

  •
  for each trust and Protective Life by William L. McCarty, internal legal counsel to Protective Life;

  •
  for each trust and Protective Life by Nancy Kane, internal legal counsel to Protective Life (as to New York law);

  •
  for each trust and Protective Life by Debevoise & Plimpton LLP (as to New York law, U.S. federal securities law and tax law);

  •
  for each trust and Protective Life by Bass, Berry & Sims PLC (as to certain matters of Tennessee law);

  •
  for each trust and Wilmington Trust Company, as trustee for each trust, by Richards, Layton & Finger, P.A. (as to Delaware law); and

  •
  for the agents and dealers by Sidley Austin Brown & Wood LLP (as to New York law and U.S. federal securities law).

        Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of any such counsel other than those listed above will be included in the applicable pricing supplement or prospectus supplement.

EXPERTS

        The consolidated balance sheets of Protective Life as of December 31, 2004 and 2003 and the related consolidated statements of income, share-owner's equity and cash flows for each of the three years in the period ended December 31, 2004 and the related financial statement schedules which are incorporated by reference in this prospectus from Protective Life's Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Protective Life for the three-month periods ended March 31, 2005 and 2004, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 13, 2005 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth those expenses to be incurred by Protective Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee	$468,000
Fees and expenses of Trustees and Administrator	$130,000
Printing and engraving expenses	$100,000
Accountant's fees and expenses	$30,000
Legal fees and expenses	$350,000
Rating agency fees	$400,000
Miscellaneous expenses	$100,000

Total	$1,578,000

Item 15. Indemnification of Directors and Officers.

  Protective Life Insurance Company

        The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director or officer of the corporation against liability incurred in connection with the proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he or she reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Unless the corporation's charter provides otherwise, in cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Unless the corporation's charter provides otherwise, the TBCA provides that a court of competent jurisdiction, upon application, may order that officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to mandatory indemnification or that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or (c) such officer or director breached the relevant duty of care to the corporation.

        Article XI of Protective Life's by-laws provide, in substance, that it shall indemnify any person who was, is or is threatened to be made, a party to any claim, action, suit or proceeding, other than an action by or in the right of Protective Life, by reason of the fact that he or she is or was an officer, director, employee or agent of Protective Life, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Protective Life and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is or was by or in the right of Protective Life to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Protective Life, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Protective Life, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Protective Life unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified by Protective Life against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding. Unless ordered by a court, indemnification shall be made by Protective Life only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to or who have been wholly successful on the merits or otherwise with respect to such claim, action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by Protective Life's shareholders.

        In addition, the executive officers and directors are insured by Protective Life's Directors' and Officers' Liability Insurance Policy including Company Reimbursement.

Item 16. Exhibits.

Exhibit Number	Description
1.1	Standard Selling Agent Agreement Terms (InterNotes®)
1.2	Selling Agent Agreement (InterNotes®) (included in Section F to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
1.3	Standard Distribution Agreement Terms (Secured Medium-Term Notes)
1.4	Distribution Agreement (Secured Medium-Term Notes) (included in Section G to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.1	Standard Indenture Terms
4.2	Indenture (included in Section E to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.3	Form of Retail Global Note (InterNotes) (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.4	Form of Institutional Global Note (Secured Medium-Term Notes) (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.5	Form of Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.6	Form of Certificate of Trust (incorporated herein by reference to Exhibit 4.6 to Protective Life Insurance Company's Registration Statement on Form S-3 (Registration No. 333-100944))
4.7	Standard Statutory Trust Terms
4.8	Statutory Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.9	Standard Common Law Trust Terms
4.10	Common Law Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.11	Form of Funding Agreement
4.12	Standard Administrative Services Terms
4.13	Administrative Services Agreement (included in Section B to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.14	Form of Omnibus Instrument
5.1	Opinion of Debevoise & Plimpton LLP*
5.2	Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to Protective Life Insurance Company*
5.3	Opinion of Bass, Berry & Sims PLC, Special Tennessee Counsel to Protective Life Insurance Company*
8	Opinion of Debevoise & Plimpton LLP (re: tax matters)*
10.1	Standard Expense and Indemnity Agreement Terms
10.2	Expense and Indemnity Agreement (included in Section C to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to Protective Life Insurance Company's Quarterly Report on Form 10-Q filed on May 13, 2005)
15	Letter of Awareness of PricewaterhouseCoopers LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Debevoise & Plimpton (included in Exhibit 5.1 and Exhibit 8)*
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
23.4	Consent of Bass, Berry & Sims PLC*
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.3)*
24.1	Power of Attorney of Board of Directors and Officers
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Indenture Trustee under the Indenture

*
To be filed by amendment.

Item 17. Undertakings.

        (a)   Rule 415 Offering.

  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of Protective Life's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Acceleration of Effectiveness.

        Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   Filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Filings regarding asset-backed securities that provide certain information through an internet website.

        The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Protective Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 21st day of July, 2005.

PROTECTIVE LIFE INSURANCE COMPANY
By:	/s/ JUDY WILSON Name: Judy Wilson Title: Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John D. Johns	Chairman of the Board and President (Principal Executive Officer)
* Allen W. Ritchie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Steven G. Walker	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* John D. Johns	Director
* Allen W. Ritchie	Director
* R. Stephen Briggs	Director
*By:	/s/ JUDY WILSON As Attorney-in-Fact	July 21, 2005

EXHIBIT INDEX

Exhibit Number	Description
1.1	Standard Selling Agent Agreement Terms (InterNotes®)
1.2	Selling Agent Agreement (InterNotes®) (included in Section F to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
1.3	Standard Distribution Agreement Terms (Secured Medium-Term Notes)
1.4	Distribution Agreement (Secured Medium-Term Notes) (included in Section G to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.1	Standard Indenture Terms
4.2	Indenture (included in Section E to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.3	Form of Retail Global Note (InterNotes) (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.4	Form of Institutional Global Note (Secured Medium-Term Notes) (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.5	Form of Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.6	Form of Certificate of Trust (incorporated herein by reference to Exhibit 4.6 to Protective Life Insurance Company's Registration Statement on Form S-3 (Registration No. 333-100944))
4.7	Standard Statutory Trust Terms
4.8	Statutory Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.9	Standard Common Law Trust Terms
4.10	Common Law Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.11	Form of Funding Agreement
4.12	Standard Administrative Services Terms
4.13	Administrative Services Agreement (included in Section B to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.14	Form of Omnibus Instrument
5.1	Opinion of Debevoise & Plimpton LLP*
5.2	Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to Protective Life Insurance Company*
5.3	Opinion of Bass, Berry & Sims PLC, Special Tennessee Counsel to Protective Life Insurance Company*
8	Opinion of Debevoise & Plimpton LLP (re: tax matters)*
10.1	Standard Expense and Indemnity Agreement Terms
10.2	Expense and Indemnity Agreement (included in Section C to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to Protective Life Insurance Company's Quarterly Report on Form 10-Q filed on May 13, 2005)
15	Letter of Awareness of PricewaterhouseCoopers LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Debevoise & Plimpton (included in Exhibit 5.1 and Exhibit 8)*
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
23.4	Consent of Bass, Berry & Sims PLC*
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.3)*
24.1	Power of Attorney of Board of Directors and Officers
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Indenture Trustee under the Indenture

*
To be filed by amendment.

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EXPLANATORY NOTE

FORWARD-LOOKING INFORMATION
SUMMARY
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE
SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE (in thousands)
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE FUNDING AGREEMENTS
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION

FORWARD-LOOKING INFORMATION
SUMMARY
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE
SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE (in thousands)
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE FUNDING AGREEMENTS
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
FORWARD-LOOKING INFORMATION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF THE TRUSTS
RISK FACTORS
USE OF PROCEEDS
CONSOLIDATED EARNINGS RATIOS
DESCRIPTION OF PROTECTIVE LIFE INSURANCE COMPANY
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE INDENTURES
DESCRIPTION OF THE FUNDING AGREEMENTS
DESCRIPTION OF STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
DESCRIPTION OF STANDARD ADMINISTRATIVE SERVICES AGREEMENT TERMS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX